UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Verigy Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Verigy Ltd.

(Incorporated in the Republic of Singapore)

(Company Registration Number 200601091C)

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held on April 6, 2010

To our shareholders:

You are cordially invited to attend, and NOTICE IS HEREBY GIVEN of, the Annual General Meeting of Shareholders of Verigy Ltd. (“Verigy” or the “Company”), which will be held at the offices of Verigy’s principal U.S. subsidiary, Verigy US, Inc., 10100 North Tantau Avenue, Cupertino, California 95014-2540, U.S., at 10:00 a.m., Pacific Time, on April 6, 2010, for the following purposes:

As Ordinary Business

1.	To re-elect Mr. Eric Meurice as a director of the Board of Directors.

2.	To re-elect Mr. Steven W. Berglund as a director of the Board of Directors.

3.	To re-elect Dr. Claudine Simson as a director of the Board of Directors.

4.	To approve the re-appointment of PricewaterhouseCoopers LLP to serve as the independent Singapore auditor for the fiscal year ending October 31, 2010, and to authorize the Board of Directors to fix PricewaterhouseCoopers LLP’s remuneration.

As Special Business

5.	To pass the following resolution as an Ordinary Resolution:

RESOLVED THAT, approval be, and hereby is, given for us to provide for the approximately one year period commencing on the date of our 2010 Annual General Meeting of Shareholders and ending on the day immediately prior to our 2011 Annual General Meeting of Shareholders, and for each 12-month period thereafter:

(a) annual cash compensation of $55,000 to each of our non-employee directors for service on our Board of Directors and for service as a member of any committee on which a director serves;

(b) additional annual cash compensation of $15,000 to the Lead Independent Director of the Board of Directors for services rendered in that capacity;

(c) additional annual cash compensation of $20,000 to the chairperson of the Audit Committee for services rendered in that capacity;

(d) additional annual cash compensation of $10,000 to the chairperson of the Compensation Committee for services rendered in that capacity;

(e) additional annual cash compensation of $5,000 to the chairperson of the Nominating and Governance Committee for services rendered in that capacity; and

(f) appropriate pro rata cash compensation, based on our annual cash compensation, to any new non-employee director for their services rendered as a director, Lead Independent Director or committee chairperson for any period less than 12 months.

6.	To pass the following resolution as an Ordinary Resolution:

RESOLVED THAT, pursuant to the provisions of Section 161 of the Singapore Companies Act, Cap. 50, and also subject to the provisions of that Act and our Articles of Association, authority be, and hereby is, given to our directors to:

(a) at any time to and/or with such persons and upon such terms and conditions and for such consideration as our directors may in their sole discretion deem fit, and with such rights or restrictions as our directors may think fit to impose, to:

(i)	allot and issue ordinary shares in our capital; and/or

(ii)	make or grant offers, agreements, options or other instruments that might or would require ordinary shares to be allotted and issued, whether such allotment or issuance would occur during or after the expiration of this authority (including, but not limited to, the creation and issuance of warrants, debentures or other instruments convertible into ordinary shares); and

(b) allot and issue ordinary shares in our capital pursuant to any offer, agreement, option or other agreement made, granted or authorized by our directors while this resolution was in effect, regardless of whether the authority conferred by this resolution may have ceased to be in effect at the time of the allotment and issuance and that such authority, if approved by our shareholders, shall continue in effect until the earlier of the conclusion of our next Annual General Meeting of Shareholders or the expiration of the period within which our next Annual General Meeting of Shareholders is required by law to be held.

7.	To pass the following resolution as an Ordinary Resolution:

RESOLVED THAT, pursuant to the provisions of Sections 76C and 76E of the Singapore Companies Act, Cap. 50, and also subject to the provisions of that Act and our Articles of Association, authority be, and hereby is, given to our Board of Directors to:

(a) cause to be purchased or otherwise acquired, issued ordinary shares in the capital of Verigy, not exceeding in aggregate the number of issued ordinary shares representing 10% (or such other higher percentage as the Minister may by notification prescribe pursuant to the Singapore Companies Act) of the total number of ordinary shares in the capital of Verigy outstanding as of (a) April 14, 2009 (the date of our last Annual General Meeting of Shareholders held before this resolution to approve the renewal of the authority to repurchase shares is passed) or (b) April 6, 2010 (the date of the passing of this resolution), whichever is greater and excluding any ordinary shares, which are held as treasury shares, at such price or prices as may be determined by our Board of Directors from time to time up to the maximum purchase price described in paragraph (c) below, whether by way of:

(i)	market purchases on the NASDAQ Global Select Market or any other stock exchange on which our ordinary shares may for the time being be listed and quoted; and/or

(ii)	off-market purchases (if effected other than on the NASDAQ Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted) in accordance with any equal access scheme(s) as may be determined or formulated by our Board of Directors as they consider fit, which scheme(s) shall satisfy all the conditions prescribed by the Singapore Companies Act, and otherwise in accordance with all other laws and regulations and rules of the NASDAQ Global Select Market, or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted as may for the time being by applicable, be, and hereby is, authorized and approved generally and unconditionally;

(b) unless varied or revoked by our shareholders in a general meeting, the authority conferred on our directors pursuant to the mandate contained in paragraph (a) above may be exercised by our directors at any time and from time to time during the period commencing from the date of the passing of this resolution and expiring on the earlier of:

(i)	the date on which our next Annual General Meeting of Shareholders is held; or

(ii)	the date by which our next Annual General Meeting of Shareholders is required by law to be held;

(c) the maximum purchase price (excluding brokerage, commission, applicable goods and services tax and other related expenses) which may be paid for an ordinary share purchased or acquired by us pursuant to the mandate contained in paragraph (a) above, shall not exceed:

(i)	in the case of a market purchase of an ordinary share, the highest independent bid or the last independent transaction price, whichever is higher, of our ordinary shares quoted or reported on the NASDAQ Global Select Market at the time the purchase is effected; and

(ii)	in the case of an off-market purchase pursuant to an equal access scheme, 150% of the Prior Day Close Price, and for the above purposes, the term Prior Day Close Price means the closing price of our ordinary shares as quoted on the NASDAQ Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may, for the time being, be listed and quoted on the day immediately preceding the date of the making of the offer pursuant to the off-market purchase. The date of the making of the offer refers to the date on which we announce our intention to make an offer for the purchase or acquisition of our ordinary shares from holders of our ordinary shares, stating therein the purchase price (which shall not be more than the maximum purchase price calculated on the foregoing basis) for each ordinary share and the relevant terms of the equal access scheme for effecting the off-market purchase; and

(d) our directors and/or any of them be and are hereby authorized to complete and do, or cause to be completed or done, all such acts and things (including executing such documents as may be required) as one or more may consider expedient or necessary to give effect to the transactions contemplated and/or authorized by this resolution.

8.	To pass the following resolution as an Ordinary Resolution:

RESOLVED THAT, approval be, and hereby is, given to amend the 2006 Equity Incentive Plan to increase the maximum number of ordinary shares authorized for issuance under the 2006 Equity Incentive Plan by 3,000,000, from 10,300,000 ordinary shares to 13,300,000 ordinary shares, and that such ordinary shares, when issued and paid for in accordance with the terms of the 2006 Equity Incentive Plan, shall be validly issued, fully-paid and non-assessable ordinary shares in our capital.

9.	To pass the following resolution as an Ordinary Resolution:

RESOLVED THAT, approval be, and hereby is, given to amend the 2006 Employee Shares Purchase Plan to increase the maximum number of ordinary shares authorized for issuance under the 2006 Employee Shares Purchase Plan by 1,500,000, from 1,700,000 ordinary shares to 3,200,000 ordinary shares, and that such ordinary shares, when issued and paid for in accordance with the terms of the 2006 Employee Shares Purchase Plan, shall be validly issued, fully-paid and non-assessable ordinary shares in our capital.

As Ordinary Business

10.	To transact any other business as may properly be transacted at the 2010 Annual General Meeting of Shareholders.

Notes About the 2010 Annual General Meeting of Shareholders

Singapore Financial Statements.    At the 2010 Annual General Meeting of Shareholders, our shareholders will have the opportunity to discuss and ask questions regarding our Singapore audited accounts for the fiscal year ended October 31, 2009, together with the reports of the directors and auditors thereon, in compliance with the laws of Singapore. Shareholder approval of our audited accounts is not being sought by this Proxy Statement and will not be sought at the 2010 Annual General Meeting of Shareholders.

Proxy Materials on the Internet.    We are pleased to take advantage of Securities and Exchange Commission (“SEC”) rules that allow issuers to furnish proxy materials to some or all of their shareholders on the internet. On or about February 23, 2010, we will mail the Notice of Internet Availability of Proxy Materials to beneficial holders of our ordinary shares, other than those beneficial holders who have requested to receive electronic or paper delivery of communications from us. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials, including this Proxy Statement, and our annual report. In accordance with Singapore law, our registered shareholders (shareholders who own our ordinary shares in their own name through our transfer agent, Computershare Investor Services, LLP) will continue to receive paper delivery of our shareholder communications unless they consent to electronic delivery. See “Electronic Delivery of Our Shareholder Communications” below for instructions on how to enroll in electronic delivery. We believe these rules will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual General Meeting of Shareholders.

Eligibility to Vote at the Annual General Meeting of Shareholders; Receipt of Notice.    The Board of Directors has fixed the close of business on February 12, 2010 as the record date for determining those shareholders who will be entitled to receive copies of this notice and accompanying Proxy Statement or the Notice of Internet Availability of Proxy Materials. Only shareholders of record on April 6, 2010, will be entitled to vote at the 2010 Annual General Meeting of Shareholders.

Quorum.    The attendance, in person or by proxy, of at least a majority of our outstanding ordinary shares at the 2010 Annual General Meeting of Shareholders is required to constitute a quorum. Accordingly, it is important that your shares be represented at the 2010 Annual General Meeting of Shareholders, either in person or by proxy.

Proxies.    A registered shareholder entitled to attend and vote at the 2010 Annual General Meeting of Shareholders is entitled to appoint a proxy to attend the meeting and vote on his or her behalf. A proxy need not also be a shareholder. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope. If not delivered in person at the 2010 Annual General Meeting of Shareholders, a proxy card must be received by us c/o Proxy Services, c/o Computershare Investor Services LLC, P.O. Box 43102, Providence, RI 02940-5068 not less than 48 hours before the time appointed for holding the 2010 Annual General Meeting of Shareholders. If you are a beneficial holder (a shareholder whose ordinary shares are held by a brokerage firm, a bank or a trustee) you may vote by proxy over the internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you request printed copies of the proxy materials by mail, you may vote by mail. In accordance with Singapore law, our registered shareholders may not vote their shares over the internet and, thus, must return a proxy card by mail or in person at the meeting to vote their shares.

Mandatory Disclosure regarding Share Purchase Mandate Funds.    Only funds legally available for purchasing or acquiring ordinary shares in accordance with our Articles of Association and applicable laws of Singapore will be used to repurchase our ordinary shares if Proposal 7 is approved. We intend to use our internal sources of funds to finance any purchase or acquisition of our ordinary shares. We do not intend to borrow money to finance any purchase or acquisition of our ordinary shares. The amount of funds required for us to purchase or acquire our issued ordinary shares, and the impact on our financial position, will depend on the number of ordinary shares we purchase or acquire and the price at which we make such purchases. Our directors do not propose to exercise the Share Purchase Mandate in a manner and to such an extent that would materially affect our working capital requirements and those of our subsidiaries.

By Order of the Board of Directors,

/s/ Keith Barnes

Keith Barnes

Chairman, Chief Executive Officer and President

February 23, 2010

You should read this entire Proxy Statement

carefully prior to voting.

ELECTRONIC DELIVERY OF OUR SHAREHOLDER COMMUNICATIONS

We strongly encourage all of our shareholders to help us conserve natural resources, as well as significantly reduce our printing and mailing costs, by signing up to receive your shareholder communications via e-mail. With electronic delivery, we will notify you when the Annual Report and the Proxy Statement are available on the internet. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery:

1.	If you are a registered holder (you hold your Verigy ordinary shares in your own name through our transfer agent, Computershare Investor Services, LLC), visit http://www.computershare.com/us/ecomms to enroll.

2.	If you are a beneficial holder (your shares are held by a brokerage firm, a bank or a trustee), the voting instruction form provided by most banks or brokers will contain instructions for enrolling in electronic delivery.

Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please call our Investor Relations department at (408) 864-7549.

Page
NOTICE OF 2010 ANNUAL GENERAL MEETING OF SHAREHOLDERS	Cover
PROXY STATEMENT	1
VOTING RIGHTS AND SOLICITATION OF PROXIES	1
PROPOSALS 1 THROUGH 3: RE-ELECTION OF DIRECTORS	2
OUR BOARD OF DIRECTORS	3
CORPORATE GOVERNANCE	5
DIRECTOR COMPENSATION	12
PROPOSAL 4: APPROVAL OF THE RE-APPOINTMENT OF INDEPENDENT SINGAPORE AUDITOR FOR FISCAL 2010 AND AUTHORIZATION OF OUR DIRECTORS TO FIX ITS REMUNERATION	15
PROPOSAL 5: ORDINARY RESOLUTION TO APPROVE NON-EMPLOYEE DIRECTOR ANNUAL CASH COMPENSATION, ANNUAL CASH COMPENSATION FOR THE CHAIRPERSON OF THE AUDIT, COMPENSATION, AND NOMINATING AND GOVERNANCE COMMITTEES, AND ANNUAL CASH COMPENSATION FOR THE LEAD INDEPENDENT DIRECTOR	17
PROPOSAL 6: ORDINARY RESOLUTION TO AUTHORIZE ORDINARY SHARE ISSUANCES	17
PROPOSAL 7: ORDINARY RESOLUTION TO RENEW THE SHARE PURCHASE MANDATE	19
PROPOSAL 8: ORDINARY RESOLUTION TO APPROVE AN AMENDMENT TO OUR 2006 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF ORDINARY SHARES AUTHORIZED BY 3,000,000	22
PROPOSAL 9: ORDINARY RESOLUTION TO APPROVE AN AMENDMENT TO OUR 2006 EMPLOYEE SHARES PURCHASE PLAN TO INCREASE THE NUMBER OF ORDINARY SHARES AUTHORIZED BY 1,500,000	31
EXECUTIVE OFFICERS	35
COMPENSATION DISCUSSION AND ANALYSIS	37
COMPENSATION COMMITTEE REPORT	49
EXECUTIVE COMPENSATION	50
SUMMARY COMPENSATION TABLE	50
GRANTS OF PLAN-BASED AWARDS	52
OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR END	54
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2009	56
PENSION BENEFITS	57
AUDIT COMMITTEE REPORT	64
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	65
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	68
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	68
SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL GENERAL MEETING	69
OTHER MATTERS	69
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	69
VERIGY LTD. DIRECTORS’ REPORT	F-1
INDEPENDENT AUDITOR’S REPORT TO THE MEMBERS OF VERIGY LTD	F-8

PROXY STATEMENT FOR

THE 2010 ANNUAL GENERAL MEETING OF

SHAREHOLDERS OF

VERIGY LTD.

To Be Held on April 6, 2010

10:00 a.m. (Pacific Time)

at the offices of Verigy’s principal U.S. subsidiary, Verigy US, Inc., 10100 North Tantau Avenue,

Cupertino, California 95014-2540, U.S.

We are making this Proxy Statement available in connection with the solicitation by the Board of Directors of Verigy of proxies to be voted at the 2010 Annual General Meeting of Shareholders, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders (the “Notice”).

Proxy Mailing.    This Proxy Statement and the Notice were first made available on or about February 23, 2010 to shareholders of record as of February 12, 2010.

Costs of Solicitation.    We will bear the cost of soliciting proxies. We have retained Laurel Hill Advisory Group, LLC to solicit proxies and provide other services to us for a fee of $8,000 plus reasonable expenses. We and/or our agents may solicit proxies by mail, telephone, electronically or in person. After we first make the Notice, Proxy Statement and other soliciting materials available copies of proxy materials and our annual report will be supplied to brokers, banks and other nominees for the purpose of soliciting proxies from our beneficial holders, and we will reimburse such record holders for their reasonable expenses.

Our Registered Office.    The mailing address of our registered office is 1 Yishun Avenue 7, Singapore 768923. Please note, however, that any shareholder communications should be directed to the attention of our General Counsel at the offices of our principal U.S. subsidiary, Verigy US, Inc., 10100 North Tantau Avenue, Cupertino, California 95014-2540.

Financial Statements; Presentation.    In accordance with the laws of Singapore, our Singapore statutory financial statements are included with this Proxy Statement. Except as otherwise stated herein, all monetary amounts in this Proxy Statement, including those in our statutory financial statements, have been presented in U.S. dollars.

VOTING RIGHTS AND SOLICITATION OF PROXIES

The close of business on February 12, 2010, is the record date for shareholders entitled to notice of the 2010 Annual General Meeting of Shareholders. All of the ordinary shares issued and outstanding on April 6, 2010, are entitled to be voted at the 2010 Annual General Meeting of Shareholders, and shareholders of record on April 6, 2010, will have one vote for each ordinary share held on the matters to be voted upon. As of February 12, 2010, we had 59,262,017 ordinary shares issued and outstanding.

Proxies.    Ordinary shares represented by proxies in the accompanying form, which are properly executed and received by us in accordance with the instructions set forth in the Notice, will be voted at the 2010 Annual General Meeting of Shareholders in accordance with the shareholders’ instructions set forth in the proxy.

Except as described below, in the absence of contrary instructions, shares represented by proxies will be voted FOR the Board of Directors nominees named in Proposals 1 through 3 and FOR Proposals 4 through 9.    Management does not know of any matters to be presented at the 2010 Annual General Meeting of Shareholders other than those set forth in the Notice and in this Proxy Statement, nor have we received notice of any matter by the deadline prescribed by SEC Rule 14a-4(c). Without limiting our ability to apply the advance notice provisions in our Articles of Association with respect to the procedures which must be followed for a matter to be properly presented at an annual general meeting, if other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.

Any shareholder of record as of April 6, 2010, has the right to revoke his or her proxy at any time prior to voting at the 2010 Annual General Meeting of Shareholders by (i) voting again at a later date on the internet; (ii) submitting a subsequently dated proxy, which, if not delivered in person at the meeting, must be received by us c/o Proxy Services, c/o Computershare Investor Services, LLC, P.O. Box 43102, Providence, RI 02940-5068, no later than 48 hours before the appointed time of the meeting; or (iii) by attending the meeting and voting in person. If your ordinary shares are held in street name through a broker, bank or other nominee, you need to contact the holder of your ordinary shares regarding how to revoke your proxy.

Quorum.    Representation at the 2010 Annual General Meeting of Shareholders, in person or by proxy, of at least a majority of all issued and outstanding ordinary shares on the meeting date is required to constitute a quorum.

Voting Rights.    The affirmative vote of shareholders holding at least a majority of the ordinary shares held by the shareholders present in person or represented by proxy and entitled to vote at the 2010 Annual General Meeting of Shareholders is required to re-elect the directors nominated pursuant to Proposals 1 through 3, to approve the re-appointment of PricewaterhouseCoopers LLP as the independent Singapore auditor pursuant to Proposal 4, and to approve the ordinary resolutions contained in Proposals 5 through 9.

Abstentions and Broker Non-Votes.    If a shareholder abstains from voting, including brokers holding their customers’ shares of record who cause abstentions to be recorded, those shares are considered present and entitled to be voted at the 2010 Annual General Meeting of Shareholders, and, therefore, are considered for purposes of determining whether or not a quorum is present. Under the laws of Singapore, however, abstentions will not be counted in the tabulation of votes cast on a proposal, and, thus, have no effect on whether a proposal has been approved. A broker “non-vote” is treated as not being entitled to vote on the relevant proposal and, therefore, is not counted for purposes of determination whether a proposal has been approved.

If you are a beneficial owner, your broker has authority to vote your shares for or against certain “routine” matters, even if the broker does not receive voting instructions from you. “Routine” matters include all of the proposals to be voted on at the 2010 Annual General Meeting, other than the proposals to re-elect the directors (Proposals 1 though 3), the proposal to amend our 2006 Equity Incentive Plan (Proposal 8) and the proposal to amend our 2006 Employee Shares Purchase Plan (Proposal 9). In this Proxy Statement we refer to the 2006 Equity Incentive Plan as the “2006 EIP” and to the 2006 Employee Shares Purchase Plan as the “ESPP”.

PROPOSALS 1 THROUGH 3:

RE-ELECTION OF DIRECTORS

Article 42(c) of our Articles of Association requires that at each annual general meeting, one-third of the directors (or, if their number is not a multiple of three, then the number nearest to, but not less than, one-third of the directors) are required to retire from office. The directors required to retire in each year are those who have been in office the longest since their last re-election or appointment. Retiring directors are eligible for re-election. Eric Meurice, Steven Berglund and Claudine Simson are the members of our Board of Directors who will retire by rotation at our 2010 Annual General Meeting of Shareholders. Messrs. Meurice and Berglund and Dr. Simson are eligible for re-election and have been nominated, and each has consented, to stand for re-election at the 2010 Annual General Meeting of Shareholders.

The proxy holders intend to vote all proxies received by them in the accompanying form FOR the re-appointment of the nominees for the directors listed below. In the event that any nominee is unable or declines to serve as a director at the time of the 2010 Annual General Meeting of Shareholders, the proxies will be voted for any nominee who shall be designated by a majority of the members of the Board of Directors present to fill the vacancy.

As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee for re-election who is unable or will decline to serve as a director.

OUR BOARD OF DIRECTORS

Nominees to our Board of Directors

Eric Meurice (age 53)—Eric Meurice has served as a member of our Board of Directors since November 2006. Mr. Meurice has served as the President and Chief Executive Officer of ASML Holding, a manufacturer of lithography equipment and supplier to the semiconductor industry, since October 2004. From March 2001 until he joined ASML, Mr. Meurice was Executive Vice President of Thomson Television Worldwide. Between 1995 and 2001, Mr. Meurice served as Vice President of Dell Computer, where he ran the Western and Eastern Europe regions and Dell’s emerging markets business within Europe, the Middle East and Africa. Mr. Meurice holds a Master’s degree in applied economics from the Sorbonne University, Paris, a Master’s degree in mechanics and energy generation from the École Centrale de Paris, and an MBA from Stanford University.

Steven W. Berglund (age 58)—Steven Berglund has served as a member of our Board of Directors and of our Audit Committee since January 2008. Mr. Berglund has been President and Chief Executive Officer of Trimble Navigation since March 1999, and has diverse industry experience, including engineering, manufacturing, finance and global operations. Prior to joining Trimble Navigation, he was President of Spectra Precision, a unit of Spectra-Physics AB, and a pioneer in the development of laser systems. Mr. Berglund spent a number of years at Varian Associates in Palo Alto, California, where he held roles in planning and manufacturing. He began his career as a process engineer at Eastman Kodak in Rochester, New York. Mr. Berglund is a member of the Trimble Navigation Board of Directors. He attended the University of Oslo and the University of Minnesota, where he received a BS in chemical engineering. Mr. Berglund also received an MBA from the University of Rochester.

Claudine Simson (age 56)—Dr. Claudine Simson has served as a member of our Board of Directors and of our Compensation Committee since November 2006. She served as a member of our Audit Committee from November 2006 to January 2009. From March 2007 to January 2009, Dr. Simson served as Executive Vice President and Chief Technology Officer of LSI Corporation, a developer of semiconductor and storage systems. Dr. Simson served as Corporate Vice President and Chief Technology Officer of Motorola Inc., a provider of technologies, products and services for mobile communications, and its semiconductor product spin-off, Freescale Semiconductor, from April 2003 to April 2006. Prior to joining Motorola, from September 2002 to March 2003, Dr. Simson served as Chief Technology Officer at IPVALUE Management Inc., an emerging company specializing in the commercialization of corporate intellectual property. Prior to joining IPVALUE, Dr. Simson was with Nortel Networks for 23 years, holding senior executive positions including General Manager of Nortel’s Semiconductor Business, and Vice President of Global Technology Research and Intellectual Property. She is currently retired from corporate life and is transitioning to part-time consulting and additional board work. Dr. Simson received a Bachelor’s degree in electrical engineering and a Ph.D. in semiconductor physics from l’Institut National des Sciences Appliquées in Toulouse, France.

Directors Not Standing for Re-election.

Keith L. Barnes (age 58)—Keith Barnes has served as our President and Chief Executive Officer since May 2006, as a member of our Board of Directors since June 2006, and as Chairman of our Board of Directors since July 2007. From October 2003 through April 2006, Mr. Barnes was Chairman and Chief Executive Officer of Electroglas, Inc., an integrated circuit probe manufacturer. From August 2002 to October 2003, Mr. Barnes was Vice Chairman of the Board of Directors of Oregon Growth Account and a management consultant. He served as Chief Executive Officer of Integrated Measurement Systems, Inc. (“IMS”), a manufacturer of engineering test stations and test software, from 1995 until 2001, and also as Chairman of the Board of Directors of IMS from 1998 through 2001 when it was acquired by Credence Systems Corporation. Prior to becoming Chief Executive Officer of IMS, Mr. Barnes was a Division President at Valid Logic Systems and later Cadence Design Systems. Mr. Barnes also serves on the Board of Directors of Cascade Microtech, Inc., a provider of advanced wafer probing solutions for semiconductor testing. Mr. Barnes earned his BSES degree from California State University, San Jose.

C. Scott Gibson (age 57)—Scott Gibson has served as a member of our Board of Directors and of our Audit and Compensation Committees and as the chairperson of our Nominating and Governance Committee since June 2006. Mr. Gibson also served as chairperson of our Compensation Committee from June 2006 to September 2008. Mr. Gibson has served as our Lead Independent Director since July 2007. He has served as a director of RadiSys Corporation, a global supplier of embedded computing solutions for automation, telecommunications and other industries, and as a member of its audit committee since June 1993 and as chairperson of its Board of Directors since October 2002. From January 1983 through March 1992, Mr. Gibson co-founded Sequent Computer Systems, Inc. (“Sequent”), a computer systems company, and served as president from January 1988 to March 1992. Before co-founding Sequent, Mr. Gibson served as General Manager, Memory Components Operation, at Intel Corporation. Mr. Gibson also serves on the Boards of Directors of several other public companies, including TriQuint Semiconductor, Inc., where he has served on the audit committee since 2006, Pixelworks, Inc., where he also serves on the audit committee and Northwest Natural Gas Company. Mr. Gibson holds a BSEE degree and an MBA in finance from the University of Illinois.

Edward C. Grady (age 62)—Edward Grady has served as a member of our Board of Directors since July 2007, of our Compensation Committee since December 2007, including as Compensation Committee chairperson since September 2008, and of our Nominating and Governance Committee since December 2008. Mr. Grady was the President and Chief Executive Officer at Brooks Automation Inc. (“Brooks”), a provider of factory automation equipment for semiconductor manufacturing, until October 1, 2007 when he retired. Prior to joining Brooks in 2003, he ran several divisions at KLA-Tencor, served as President and Chief Executive Officer of Hoya Micro Mask and was Vice President of Worldwide Sales for the EPI division of Monsanto/MEMC, where he started his career. Mr. Grady also serves on the Boards of Directors of Evergreen Solar Inc., Advanced Energy Industries, Inc. and Electro Scientific Industries, Inc. He holds a BS degree in engineering from Southern Illinois University and an MBA degree from the University of Houston, Clear Lake City.

Ernest L. Godshalk (age 64)—Ernest Godshalk has served as a member of our Board of Directors, as chairperson of our Audit Committee and as a member of the Nominating and Governance Committee since June 2006. Since 1993, Mr. Godshalk has served as Managing Director of ELGIN Management Group, a private investment company. From February 2001 until he retired in December 2004, Mr. Godshalk served as President, Chief Operating Officer and a director of Varian Semiconductor Equipment Associates, Inc. (“Varian Semiconductor”), a supplier of semiconductor manufacturing equipment. From April 1999 until February 2001, Mr. Godshalk served as Varian Semiconductor’s Vice President and Chief Financial Officer. From November 1998 until April 1999, Mr. Godshalk was Vice President, Finance of the semiconductor equipment business of Varian Associates, Inc. Mr. Godshalk serves on the Boards of Directors as well as the audit committees of both GT Solar International Inc. and Hittite Microwave Corporation. He holds a BA degree from Yale University and an MBA degree from Harvard Business School.

Bobby Cheng (age 60)—Bobby Cheng Hoo Wah has served as a member of our Board of Directors since September 2008. Since June 2007, Mr. Cheng has served as the non-executive chairperson of IVCG Corporation, an investment holding company he founded with other partners in 2006. He began his career as Asia Regional Marketing Director with Texas Instruments, Inc., and over subsequent years held regional leadership roles in Asia-Pacific with computer systems and related companies, including Digital Equipment Corp., Computervision, Inc., International Computer Limited and Autodesk, Inc. In 1993, he founded his own IC tooling and supply chain company. Since selling his company in 1998, he has consulted on business strategies in Asia for clients such as Jabil Circuit, Inc. and World Bank-IFC. He has served on the board of governors for the Singapore Institute of Management and a committee for the Singapore Stock Exchange. He holds a BA degree in computer science from the University of London.

The Board of Directors recommends votes FOR

the re-election of Mr. Meurice, Mr. Berglund and Dr. Simson

to the Board of Directors.

CORPORATE GOVERNANCE

The Verigy Board of Directors is committed to maintaining strong corporate governance principles and practices. The Board of Directors periodically reviews evolving legal, regulatory and best practice developments to determine those that will best serve the interests of Verigy and our shareholders, and adopts guidelines and policies designed to strengthen our corporate governance framework. Our Board of Directors adopted Corporate Governance Guidelines to assist and guide the Board of Directors in the exercise of its responsibilities. The Nominating and Governance Committee is responsible for overseeing the guidelines and periodically reviews them and makes recommendations to the Board of Directors concerning corporate governance matters. Verigy’s Corporate Governance Guidelines were most recently updated in September 2009.

Governance Framework

The Corporate Governance Guidelines and the charters of the three standing committees of the Board of Directors describe our governance framework. The Corporate Governance Guidelines and charters are intended to ensure that our Board of Directors has the necessary authority and practices in place to review and evaluate our business operations and to make decisions that are independent of management. The Corporate Governance Guidelines establish the practices the Board of Directors follows with respect to board composition and selection, board meetings, Chief Executive Officer performance evaluation, succession planning and board committees. The Board of Directors annually conducts a self-evaluation to assess adherence to the Corporate Governance Guidelines and identify opportunities to improve board performance.

The Corporate Governance Guidelines and committee charters are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. The Corporate Governance Guidelines comply with requirements contained in the NASDAQ listing standards and otherwise enhance our corporate governance framework.

Director Independence / Limited Employee Directors

Our Corporate Governance Guidelines require that a majority of the Board of Directors be independent, non-employee directors who meet the criteria for independence required by the rules of NASDAQ. In addition, no more than two employee directors are permitted to serve on the Board of Directors. Currently Keith Barnes, our President and Chief Executive Officer, is the only employee director serving on our Board of Directors.

Lead Independent Director

Since July 2007, our Board of Directors has appointed an independent director to serve as the Lead Independent Director. The responsibilities of the Lead Independent Director include presiding at all meetings at which the Chairman is not present, including executive sessions of the independent directors, calling meetings of the non-employee directors when necessary and appropriate, and performing such other duties as the Board of Directors may from time to time delegate.

Executive Sessions

Pursuant to our Corporate Governance Guidelines, the non-employee directors meet regularly in executive session without the Chief Executive Officer or other members of management present. Any director may request additional executive sessions, either including or excluding, employee directors to discuss any matter.

Limits on Additional Board Service

Pursuant to our Corporate Governance Guidelines, our directors will not serve on more than six public company boards (including the Verigy Board of Directors), absent an affirmative finding by the Nominating &

Governance Committee that a director (or candidate for director) who serves on the boards of more than six public companies would still be available to fulfill his or her responsibilities as a director of Verigy. Currently, none of our directors serves on more than five public company boards. In addition, in accordance with our Corporate Governance Guidelines, the Nominating and Governance Committee must approve before an executive officer may sit on the board of another public company, and no executive officer can sit on the board of more than three public companies, including Verigy.

Director Retirement Age

Pursuant to our Corporate Governance Guidelines, a director who will be 70 years of age or older at the date of an annual or extraordinary general meeting at which he/she would be standing for re-election will not stand for re-election at such meeting unless affirmatively unanimously requested to do so by the remaining directors below the age of 70.

Access to Management / Outside Experts

Our Corporate Governance Guidelines provide that non-employee directors have access to our records and files and to individual members of management or to other Verigy employees on a confidential basis. Directors are also authorized to conduct independent investigations and to hire, at our expense, independent legal, financial and other advisors as they deem necessary or appropriate.

Attendance at Annual Meeting

All of the members of our Board of Directors are encouraged to attend the Annual General Meeting of Shareholders. Each member of the Board of Directors attended the 2009 Annual General Meeting of Shareholders in person or by teleconference.

Standards of Business Conduct

We have adopted Standards of Business Conduct that apply to all of our employees and our directors. Any amendment (other than technical, administrative or other non-substantive amendments) to, or material waiver (as defined by the SEC) of, a provision of the Standards of Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions and relates to elements of the Standards of Business Conduct specified in the rules of the SEC, will be posted on our website.

Ownership Guidelines

At the recommendation of the Nominating and Governance Committee, our Board of Directors adopted share ownership guidelines for our executive officers (as defined for purposes of Section 16 of the U.S. Securities Exchange Act of 1934 , the “Exchange Act”) and non-employee directors in January 2010. We believe in linking the interests of our Board of Directors and management with our shareholders by encouraging ownership. The ownership guidelines specify a number of ordinary shares, including restricted shares and share units, that our executive officers and non-employee directors should accumulate and hold. Executive officers and non-employee directors are encouraged to reach this goal within five years of the date the Board of Directors approved the guidelines or the date of their initial election to our Board of Directors or promotion or hire date as an executive officer, whichever is later, and to hold at least such minimum number of shares for as long as he or she is an executive officer or non-employee director. In the event that an individual has not achieved at least 50% of their target holdings at the end of the third year of the five year transition period, then it is recommended that the individual retain 50% of any net ordinary shares acquired or vested or, if less, the number of ordinary shares necessary to attain 100% of the applicable share ownership level. The following table lists the specific share guidelines. Ordinary shares and vested and unvested restricted shares and restricted share units count toward satisfying these ownership guidelines. Our Nominating and Governance Committee will review these guidelines at least annually for appropriateness and compliance.

	CEO	Other Executive Officers	Non-Employee Directors
Minimum Holdings	50,000	15,000	10,000

Recoupment Policy

In January 2010, at the recommendation of the Nominating and Governance Committee, our Board of Directors adopted a recoupment policy applicable to executive officers. The policy applies if there is a restatement of our financial statements caused by fraud or willful misconduct by an executive officer. The policy provides for, at the discretion of the independent directors, the following as to any executive officer whose fraud or willful misconduct caused the restatement of our financial statements:

•

recouping incentive cash compensation in excess of the amount by which incentive compensation based on financial statements that required restating exceeds the amounts that would have been paid based on the accurate, restated numbers;

•	canceling outstanding equity awards; and

•	recouping after-tax gains on sales of securities sold between the filing of the financial statements that required restating and the filing of the accurate, restated numbers.

Review of Transactions with Related Persons

Pursuant to the charter of the Audit Committee adopted by the Board of Directors, the Audit Committee reviews and determines whether to approve any transactions involving related persons, including our directors, executive officers and beneficial owners of 5% or more of our ordinary shares.

There are no related person transactions to report in this Proxy Statement.

Governance Documents

All of Verigy’s current corporate governance documents and policies, including our Corporate Governance Guidelines, committee charters and Standards of Business Conduct are available at http://www.verigy.com and in print to any shareholder who requests them by writing to our General Counsel at the offices of our principal U.S. subsidiary, Verigy US, Inc., 10100 North Tantau Avenue, Cupertino, California 95014-2540.

Shareholder Communications with Our Board of Directors

Shareholders may communicate with our Board of Directors at the following address:

The Board of Directors

c/o General Counsel

Verigy US, Inc.

10100 North Tantau Avenue

Cupertino, CA 95014-2540

Communications are distributed to the Board of Directors or to any individual director, as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out will be made available to any non-employee director upon request.

You may also communicate with our Board of Directors as a group online at http://investor.verigy.com/contactboard.cfm.

Shareholder Nominations to Our Board of Directors

Shareholders can recommend qualified candidates for our Board of Directors to the Nominating and Governance Committee by submitting recommendations to our General Counsel at the offices of our principal U.S. subsidiary, Verigy US, Inc., 10100 North Tantau Ave., Cupertino, CA 95014-2540. Submissions which include the following requirements will be forwarded to the Nominating and Governance Committee for review and consideration:

•	the candidate’s name and business address;

•	a resume or curriculum vitae describing the candidate’s qualifications, which clearly indicates that he or she has the necessary experiences, skills, and qualifications to serve as a director;

•

a statement as to whether or not, during the past ten years, the candidate has been convicted in a criminal proceeding (excluding minor traffic violations) and, if so, the dates, the nature of the conviction, the name and disposition of the case, and whether the individual has been involved in any other legal proceeding during the past ten years;

•	a statement from the candidate that he or she consents to serve on the Board of Directors if elected; and

•

a statement from the person submitting the candidate that he or she is the registered holder of ordinary shares, or if the shareholder is not the registered holder, a written statement from the record holder of the ordinary shares (usually a broker or bank) verifying that at the time the shareholder submitted the candidate that he or she was a beneficial owner of ordinary shares.

In addition to these requirements, shareholder nominations must meet the requirements set forth in our Articles of Association and applicable Singapore law.

Board of Directors

Our Articles of Association give our Board of Directors general powers to manage our business. The Board of Directors oversees and provides policy guidance on our strategic and business planning processes, oversees the conduct of our business by senior management and is principally responsible for the succession planning for our key executives, including our Chief Executive Officer.

The Board of Directors has determined that each of our directors is an independent director as defined by the applicable rules of the NASDAQ Stock Market LLC (“NASDAQ”), other than Mr. Barnes, who currently serves as our Chairman, Chief Executive Officer and President.

Our Board of Directors held a total of ten meetings during fiscal 2009. All directors attended at least 75% of the aggregate of the total number of meetings of our Board of Directors together with the total number of meetings held by all committees of our Board of Directors on which he or she served, counting only those meetings during which such person was a member of our Board of Directors and of the respective committee. Our non-employee directors met at regularly scheduled executive sessions without management participation.

Board of Directors Committees

The standing committees of our Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The table below provides current membership for each of these committees.

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Keith L. Barnes	—	—	—
Steven W. Berglund	X	—	—
Bobby Cheng	—	—	—
C. Scott Gibson(1)	X	X	X(2)
Ernest L. Godshalk	X(2)	—	X
Edward C. Grady	—	X(2)	X
Eric Meurice	—	—	—
Claudine Simson	—	X	—

(1)	Lead Independent Director
(2)	Committee Chairperson

Audit Committee

The Audit Committee is currently composed of Ernest Godshalk, the chairperson of the committee, Scott Gibson and Steven Berglund, each of whom the Board of Directors has determined to be an independent director and to meet the financial experience requirements under both the rules of the SEC and NASDAQ. The Audit Committee held 11 meetings during fiscal 2009.

The Board of Directors determined that Mr. Godshalk is an “audit committee financial expert” within the meaning of the rules of the SEC and is “financially sophisticated” within the meaning of NASDAQ rules. In making these determinations, the Board of Directors considered and discussed Mr. Godshalk’s experience in his roles as President, as Chief Financial Officer, as Chief Operating Officer and as Vice President of Finance at Varian Semiconductor Equipment Associates, Inc. from November 1998 to December 2004, his seven years of combined service as Chief Financial Officer at three other public companies, his current service on the audit committees of GT Solar International, Inc. and Hittite Microwave Corporation, and his educational background, including an MBA with a concentration in finance. The Board of Directors also determined that Scott Gibson qualifies as an “audit committee financial expert” by virtue of his years of service on the audit committees of numerous public companies, including currently TriQuint Semiconductor, RadiSys Corporation and Pixelworks, Inc., his experience as the chairperson of the finance and audit committee of the Oregon Health and Science University Governing Board from 2000-2009, his experience as Chief Financial Officer and Senior Vice President of Operations and, later, as President at Sequent Computer Systems, and his educational background, including an MBA in Finance.

Our Board of Directors has adopted an Audit Committee charter that is available on our website at http://investor.verigy.com/documents.cfm. The Audit Committee is responsible for, among other things, assisting the Board of Directors’ oversight of:

•	the quality and integrity of our financial statements and internal controls;

•	our compliance with legal and regulatory requirements;

•	our independent registered public accounting firm’s qualifications and independence;

•	the performance of our internal audit function and independent registered public accounting firm; and

•	related party transactions.

To fulfill its responsibilities, the Audit Committee, among other things:

•

is directly responsible for the appointment, compensation, retention, oversight of the work and, if necessary, termination and replacement of our independent registered public accounting firm (including resolution of any disagreements between our management and the auditors regarding financial reporting);

•	reviews our financial reporting, policies and processes, including our internal controls and disclosure controls;

•	oversees our asset management policies; and

•	reviews and determines whether to approve related-party transactions.

Compensation Committee

The Compensation Committee is currently composed of Edward Grady, the chairperson of the committee, Claudine Simson and Scott Gibson. The Board of Directors has determined that each member of the Compensation Committee is an independent director under applicable NASDAQ rules. Furthermore, pursuant to our Compensation Committee charter, our Board of Directors has determined that each member of the Compensation Committee is an outside director, as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, (the “Code”) and is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act. The Compensation Committee held six meetings, and acted by written consent three times, in fiscal 2009. The Compensation Committee is responsible for, among other things:

•	reviewing and making recommendations to our Board of Directors relating to the compensation policy for our executive officers and directors;

•	administering our equity-based incentive plans exclusively as they relate to our executive officers and directors and non-exclusively as they relate to other eligible participants;

•	approving all employment, severance or change in control agreements or special or supplemental benefits applicable to our executive officers; and

•	producing a report on executive compensation for inclusion in our annual Proxy Statement.

Our Board of Directors has adopted a Compensation Committee charter that is available on our website at http://investor.verigy.com/documents.cfm.

Compensation Committee Interlocks and Insider Participation.    In fiscal 2009, Edward Grady, Claudine Simson and Scott Gibson served on the Compensation Committee. None of our executive officers serves on the Compensation Committee. None of our directors has interlocking or other relationships with other boards, compensation committees or our executive officers that require disclosure under Item 407(e)(4) of Regulation S-K of the rules and regulations of the SEC.

Nominating and Governance Committee

The Nominating and Governance Committee is currently composed of Scott Gibson, the chairperson of the committee, Ernest Godshalk and Edward Grady, each of whom our Board of Directors has determined to be an independent director under applicable NASDAQ rules. The Nominating and Governance Committee held five meetings in fiscal 2009. The Nominating and Governance Committee recruits, evaluates and recommends candidates for appointment or election as members of our Board of Directors and reviews and recommends changes to our corporate governance framework to the Board of Directors. Our Board of Directors has adopted a Nominating and Governance Committee charter that is available on our website at http://investor.verigy.com/documents.cfm.

One goal of the Nominating and Governance Committee is to ensure that our Board of Directors possesses a variety of perspectives and skills derived from high-quality business and professional experience. The Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capabilities on our Board of Directors, while maintaining a sense of collegiality and cooperation that is conducive to a productive working relationship within the Board of Directors and between the Board of Directors and management. To this end, the Nominating and Governance Committee seeks nominees with the highest professional and personal ethics and values, an understanding of our business and industry, diversity of business experience and expertise, a high level of education, broad-based business acumen, and the ability to think strategically. Although the Nominating and Governance Committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees.

Consideration of new director candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. Members of the Board of Directors, management or a third party search firm typically suggests candidates for nomination to the Board of Directors. The Nominating and Governance Committee will also consider recommendations submitted by our shareholders that meet the specific requirements set forth above under “Shareholder Nominations to Our Board of Directors.” To date, we have not received any such recommendations from our shareholders.

DIRECTOR COMPENSATION

Shareholder Approval of Director Cash Compensation

Our shareholders approve all cash compensation paid to our non-employee directors for their service as directors, in accordance with the laws of Singapore. In addition to the cash and non-cash compensation provided to our non-employee directors detailed below, each non-employee director receives reimbursement of reasonable out-of-pocket expenses incurred in connection with attending in-person meetings of the Board of Directors and of committees of the Board of Directors, as well as reimbursement of expenses incurred for attendance at continuing education courses for directors. No director who is employed by Verigy receives compensation for services rendered as a director. Accordingly, Mr. Barnes, our Chairman, Chief Executive Officer and President, does not receive compensation for his service as a director.

Equity Compensation

Initial Option and Restricted Share Unit Awards.    Under the automatic grant provisions of our 2006 EIP, each individual who first becomes a non-employee director receives:

•	a one-time grant of a non-statutory share option to purchase that number of ordinary shares with an aggregate accounting value of $120,000 on the date of grant; and

•	a one-time grant of restricted share units with an aggregate accounting value of $120,000 on the date of grant.

The initial one-time option grants are granted on the date when the non-employee director first joins the Board of Directors. The accounting value of the initial share option grant is the value calculated using the same methodology that we apply for purposes of determining the accounting charge associated with similar equity-based awards. We measure the fair value of option awards using the Black-Scholes option pricing model which requires a number of complex and subjective assumptions including our share price volatility, option exercise patterns, expected life of the options and the risk-free interest rate. The fair value of restricted share units is determined based on the closing price of Verigy’s ordinary shares on the date of grant. The restricted share units and share options initially issued to non-employee directors vest in full on the first anniversary of the grant date. Settlement of the restricted share units occurs in a lump sum on the 3rd anniversary of the grant date. Directors who are or were previously employees of Verigy are not eligible for the initial equity-based awards.

Yearly Option Awards.    Under the terms of the automatic option grant provisions of the 2006 EIP, on the date of each Annual General Meeting of Shareholders, each non-employee director, who did not receive an initial award in the same calendar year, automatically receives a non-statutory share option, covering ordinary shares, with an aggregate accounting value of $60,000 on the date of grant. These options vest and are exercisable quarterly over a period of four quarters from the date of grant. Directors who are or were previously employees of Verigy are not eligible for the annual equity-based awards.

Yearly Restricted Share Unit Awards.    Under the terms of the automatic restricted share unit grant provisions of the 2006 EIP, on the date of each Annual General Meeting of Shareholders, each non-employee director, who did not receive an initial award in the same calendar year, automatically receives a restricted share unit award consisting of such number of ordinary shares having an aggregate accounting value of $60,000 on the date of grant. The restricted share unit awards vest quarterly over a period of four quarters from the date of grant. Settlement of the restricted share units occurs in a lump sum on the 3rd anniversary of the grant date. Directors who are or were previously employees of Verigy are not eligible for the annual equity-based awards.

Discretionary Grants.    Under the terms of the discretionary option grant provisions of the 2006 EIP, non-employee directors are eligible to receive non-statutory share options, restricted shares, share units, or SARs granted at the discretion of the Compensation Committee. To date, our Compensation Committee has not made any discretionary grants to our non-employee directors.

Cash Compensation.    We provide the following annual cash compensation to our non-employee directors:

•	an annual cash retainer of $55,000 for service on our Board of Directors and for service as a member of any committees on which a director serves;

•	a supplemental annual retainer of $15,000 per year payable to our Lead Independent Director for the additional services rendered in that capacity;

•	a supplemental annual retainer of $20,000 per year payable to the chairperson of the Audit Committee for the additional services rendered in that capacity;

•	a supplemental annual retainer of $10,000 per year payable to the chairperson of the Compensation Committee for the additional services rendered in that capacity; and

•	a supplemental annual retainer of $5,000 per year payable to the chairperson of the Nominating and Governance Committee for the additional services rendered in that capacity.

Annual Cash Compensation.    We pay the annual cash-based compensation for our non-employee directors in advance following each Annual General Meeting of Shareholders. Director cash compensation has not changed since our 2007 Annual General Meeting of Shareholders, with the exception of the additional compensation for the Audit Committee chairperson which was increased from $10,000 to $20,000 at our 2009 Annual General Meeting of Shareholders.

In December 2009, the Compensation Committee reviewed the cash compensation levels payable to non-employee directors and elected to retain the annual rates approved at our 2009 Annual General Meeting of Shareholders. In January 2009, each member of the Board of Directors agreed to a temporary reduction in their base directors’ fees equal to 10%. In connection with its review of 2010 director compensation, the Compensation Committee considered external and company-specific economic improvements and, based on these considerations and management’s determination to terminate the temporary salary reductions generally applicable to Verigy’s employees effective beginning February 1, 2010, the Compensation Committee determined to terminate the voluntary reduction and restore the original base director fee levels beginning with the 2010 payment cycle.

Director Compensation Table

The following table summarizes the compensation earned by our non-employee directors for fiscal 2009.

	Fees Earned or Paid in Cash ($)		Restricted Share Unit Awards ($)(1)	Option Awards ($)(2)	Total ($)
Steven W. Berglund	51,685	(3)	51,517	50,258	153,460
Bobby Cheng	51,685	(3)	152,899	153,153	357,737
C. Scott Gibson	71,685	(5)	60,172	56,626	188,483
Ernest L. Godshalk	71,685	(6)	60,172	56,626	188,483
Edward C. Grady	61,685	(4)	60,172	56,626	178,483
Eric Meurice	51,685	(3)	60,172	56,626	168,483
Claudine Simson	51,685	(3)	60,172	56,626	168,483

(1)	Restricted share units were granted pursuant to the 2006 EIP. The units pay out in an equal number of ordinary shares. Holders of restricted share units are not entitled to dividend payments or voting rights until the units become vested and the shares are paid out. The dollar amounts shown in the Director Compensation Table are the dollar amounts recognized for financial statement reporting purposes with respect to fiscal 2009, determined in accordance with accounting guidance generally accepted in the U.S. for share awards issued to non-employee directors, disregarding the estimate of forfeitures related to service-based vesting conditions. Additional information on these restricted share unit awards, including grant date fair value computed in accordance with the guidance is set forth in the “Director Equity Awards Table” below.

(2)	Option awards were granted pursuant to the 2006 EIP. The options may be exercised for an equal number of ordinary shares. The dollar amounts shown in the Director Compensation Table are the dollar amounts recognized for financial statement reporting purposes with respect to fiscal 2009, determined in accordance with accounting guidance generally accepted in the U.S. for awards issued to non-employee directors, disregarding the estimate of forfeitures related to service-based vesting conditions. Additional information on these option awards, including grant date fair value computed in accordance with the guidance, is set forth in the “Director Equity Awards Table” below.
(3)	Represents the annual retainer of $55,000, less the voluntary 10% reduction in base compensation, pro rated for fiscal 2009.
(4)	Represents the annual retainer of $55,000, less the voluntary 10% reduction in base compensation, pro rated for fiscal 2009, and $10,000 earned for services as chairperson of the Compensation Committee.
(5)	Represents the annual retainer of $55,000, less the voluntary 10% reduction in base compensation, pro rated for fiscal 2009, $5,000 earned for services as chairperson of the Nominating and Governance Committee, and $15,000 earned for services as our Lead Independent Director.
(6)	Represents the annual retainer of $55,000, less the voluntary 10% reduction in base compensation, pro rated for fiscal 2009, and $20,000 earned for services as chairperson of the Audit Committee.

Director Equity Awards Table

The following table reports additional information related to the non-employee directors’ equity awards listed in the “Director Compensation Table” above.

Name	Grant Date	Number of RSUs Granted (#)	Number of Shares Underlying Option Awards (#)	Option Exercise Price ($)	Grant Date Fair Value ($)	Vesting Term
Steven W. Berglund	4/14/09	6,994	—	—	60,009	(1)
	4/14/09	—	14,939	$8.58	54,577	(2)

Bobby Cheng	4/14/09	6,994	—	—	60,009	(1)
	4/14/09	—	14,939	$8.58	54,577	(2)

C. Scott Gibson	4/14/09	6,994	—	—	60,009	(1)
	4/14/09	—	14,939	$8.58	54,577	(2)

Ernest L. Godshalk	4/14/09	6,994	—	—	60,009	(1)
	4/14/09	—	14,939	$8.58	54,577	(2)

Edward C. Grady	4/14/09	6,994	—	—	60,009	(1)
	4/14/09	—	14,939	$8.58	54,577	(2)

Eric Meurice	4/14/09	6,994	—	—	60,009	(1)
	4/14/09	—	14,939	$8.58	54,577	(2)

Claudine Simson	4/14/09	6,994	—	—	60,009	(1)
	4/14/09	—	14,939	$8.58	54,577	(2)

(1)	All restricted share units vest 25% every quarter for one year and pay out on the 3rd anniversary of the award date.
(2)	All options vest and become exercisable 25% every quarter for one year.

PROPOSAL 4:

APPROVAL OF THE RE-APPOINTMENT OF INDEPENDENT

SINGAPORE AUDITOR FOR FISCAL 2010

AND AUTHORIZATION OF OUR DIRECTORS TO FIX ITS REMUNERATION

PricewaterhouseCoopers LLP is our independent registered public accounting firm in the U.S. and audits our consolidated financial statements. During fiscal 2009, PricewaterhouseCoopers LLP in Singapore was our independent Singapore auditor of our Singapore statutory financial statements. Pursuant to Sections 205(2) and 205(4) of the Singapore Companies Act, any appointment after the Board of Directors’ initial appointment of our independent Singapore auditor, or its subsequent removal, requires the approval of our shareholders. The Audit Committee has approved, subject to shareholder approval, the re-appointment of PricewaterhouseCoopers LLP as the independent Singapore auditor for the fiscal year ending October 31, 2010. Pursuant to Section 205(16) of the Singapore Companies Act, the shareholders must determine the remuneration of a company’s auditors or must authorize the Board of Directors to fix the remuneration. The Board of Directors is thus requesting that our shareholders authorize the directors to fix the auditors’ remuneration for services rendered through the next Annual General Meeting of Shareholders.

The Board of Directors recommends a vote FOR the approval of the re-appointment of

PricewaterhouseCoopers LLP as independent Singapore auditor for fiscal 2010 and authorization of the directors to fix its remuneration.

Principal Accountant Fees and Services

Set forth below are the aggregate fees paid for the services performed by our principal accounting firm, PricewaterhouseCoopers LLP, during fiscal 2008 and 2009. All audit and non-audit services reflected in the fees below were pre-approved by the Audit Committee in accordance with established procedures.

	Fiscal 2009	Fiscal 2008
	(in thousands)	(in thousands)
Audit Fees	$2,132	$2,138
Audit-Related Fees	—	28
Tax Fees	58	231
All Other Fees	—	—

Total	$2,190	$2,397

Audit Fees consist of fees for professional services rendered by our independent registered public accounting firm for the audit of our annual financial statements included in our Annual Report on Form 10-K and the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q during fiscal 2008 and 2009. These fees include fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, consents and review of documents filed with the SEC. In fiscal 2009, Audit fees also include fees incurred for services in connection with our sale of convertible debt in July 2009.

Tax Fees for fiscal 2009 consist of fees incurred for the review of state and federal tax returns. Tax fees for fiscal 2008 consist of fees incurred for the review of the net operating loss limitation study relating to our acquisition of Inovys in fiscal 2008, services relating to the adoption of Financial Accounting Standards Board Interpretation No. 48 and the review of state and federal tax returns.

Audit-Related Fees for fiscal 2008 consist of fees related to our acquisition of Inovys Corporation, completed in January 2008.

We expect a representative from PricewaterhouseCoopers LLP to be present at the 2010 Annual General Meeting of Shareholders. This representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

PROPOSAL 5:

ORDINARY RESOLUTION TO APPROVE

NON-EMPLOYEE DIRECTOR ANNUAL CASH COMPENSATION,

ANNUAL CASH COMPENSATION FOR THE CHAIRPERSON OF THE AUDIT,

COMPENSATION, AND NOMINATING AND GOVERNANCE COMMITTEES,

AND ANNUAL CASH COMPENSATION FOR

THE LEAD INDEPENDENT DIRECTOR

Under the laws of Singapore, we may provide cash compensation to our directors for services rendered in their capacity as directors only with the approval of our shareholders at a general meeting. We pay annual cash compensation to our non-employee directors in advance following each Annual General Meeting of Shareholders. Accordingly, we are seeking shareholder approval for us to provide for the approximately one year period commencing on the date of our 2010 Annual General Meeting of Shareholders and ending on the day immediately prior to our 2011 Annual General Meeting of Shareholders, and for each 12-month period thereafter:

•	annual cash compensation of $55,000 to each of our non-employee directors for service on our Board of Directors and for service as a member of any committee on which a director serves;

•	additional annual cash compensation of $15,000 to the Lead Independent Director of the Board of Directors for services rendered in that capacity;

•	additional annual cash compensation of $20,000 to the chairperson of the Audit Committee for services rendered in that capacity;

•	additional annual cash compensation of $10,000 to the chairperson of the Compensation Committee for services rendered in that capacity;

•	additional annual cash compensation of $5,000 to the chairperson of the Nominating and Governance Committee for services rendered in that capacity; and

•

appropriate pro rata cash compensation, based on our annual cash compensation, to any new non-employee director for their services rendered as a director, Lead Independent Director or committee chairperson for any period less than 12 months.

Director cash compensation has not changed since our 2007 Annual General Meeting of Shareholders, with the exception of the additional compensation for the Audit Committee chairperson which was increased from $10,000 to $20,000 at our 2009 Annual General Meeting of Shareholders. We believe that this authorization will benefit our shareholders by enabling us to attract and retain qualified individuals to serve as members of our Board of Directors and to continue to provide leadership for our company.

The Board of Directors recommends a vote FOR the resolution to approve the directors’, committee chairpersons’ and

Lead Independent Director’s annual cash compensation.

PROPOSAL 6:

ORDINARY RESOLUTION TO AUTHORIZE

ORDINARY SHARE ISSUANCES

We are incorporated in the Republic of Singapore. Under the laws of Singapore, our directors may issue ordinary shares and make offers or agreements or grant options that might or would require the issuance of ordinary shares only with the prior approval of our shareholders. We are submitting this proposal because we are required to do so under the laws of Singapore before we can issue any ordinary shares in connection with our equity compensation plans, possible future strategic transactions, or public and private offerings.

If this proposal is approved, the authorization would be effective from the date of the 2010 Annual General Meeting of Shareholders and continue until the earlier of (i) the conclusion of the 2011 Annual General Meeting of Shareholders; or (ii) the expiration of the period within which the 2011 Annual General Meeting of Shareholders is required by the laws of Singapore to be held. The 2011 Annual General Meeting of Shareholders is required to be held no later than 15 months after the date of the 2010 Annual General Meeting of Shareholders and no later than April 30, 2011, six months after the date of our 2010 fiscal year end. The laws of Singapore allow for a one-time application to be made with the Singapore Accounting and Corporate Regulatory Authority for an extension of the time in which to hold an Annual General Meeting of Shareholders of up to a maximum of three months.

The Board of Directors believes that it is advisable and in the best interests of Verigy and our shareholders for our shareholders to authorize the directors to issue ordinary shares and to make or grant offers, agreements or options that might or would require the issuance of ordinary shares. In the future, the directors may need to issue shares or make agreements that would require the issuance of new ordinary shares. For example:

•	in connection with strategic transactions and acquisitions;

•	pursuant to public and private offerings of our ordinary shares, as well as instruments convertible into our ordinary shares; or

•	in connection with our equity compensation plans and arrangements.

Notwithstanding this general authorization to issue our ordinary shares, we will be required to seek shareholder approval with respect to future issuances of ordinary shares, where required, under NASDAQ rules, such as where we propose to issue ordinary shares that will result in a change in control of Verigy or in connection with a transaction involving the issuance of ordinary shares representing 20% or more of our outstanding ordinary shares.

We expect to continue to issue ordinary shares and grant options and other equity-based awards in the future under circumstances similar to those in the past, including under the 2006 Equity Incentive Plan (“2006 EIP”) and 2006 Employee Shares Purchase Plan (“ESPP”), if the shareholders approve Proposals 8 to increase the number of authorized shares in our 2006 EIP and Proposal 9 to increase the number of authorized shares in our ESPP. If shareholders do not approve Proposal 8 to increase the number of authorized shares under our 2006 EIP, we expect to issue the remaining authorized ordinary shares under similar circumstances to those in the past. If, however, the shareholders do not approve Proposal 9 to increase the number of authorized shares under our ESPP, we do not plan to sell shares under the ESPP until an increase in the authorized shares is approved by shareholders. As of the date of this Proxy Statement, other than issuances of ordinary shares or agreements that would require the issuance of new ordinary shares in connection with our equity compensation plans and arrangements, we have no specific plans, agreements or commitments to issue any ordinary shares for which approval of this proposal is required. Nevertheless, the Board of Directors believes that it is advisable and in the best interests of Verigy and our shareholders for our shareholders to provide this general authorization in order to avoid the delay and expense of obtaining shareholder approval at a later date, and to provide us with greater flexibility to pursue strategic transactions and acquisitions and raise additional capital through public and private offerings of our ordinary shares, as well as instruments convertible into our ordinary shares.

If this proposal is approved, our directors would be authorized to issue, during the period described above, ordinary shares subject to applicable Singapore laws and NASDAQ rules. The issuance of a large number of ordinary shares could be dilutive to existing shareholders or reduce the trading price of our ordinary shares on the NASDAQ Global Select Market. If this proposal is not approved, we would not be permitted to issue ordinary shares (other than shares issuable on exercise or settlement of outstanding options, restricted share units and other instruments convertible into or exercisable for ordinary shares or the like, which were previously granted when the previous shareholder approved share issue mandates were in force). If we are unable to rely upon equity as a component of compensation, we would have to review our compensation practices, and would likely have to substantially increase cash compensation to retain key personnel.

The Board of Directors recommends a vote FOR the resolution

to authorize ordinary share issuances.

PROPOSAL 7:

ORDINARY RESOLUTION TO RENEW

THE SHARE PURCHASE MANDATE

Our purchases or acquisitions of our ordinary shares must be made in accordance with, and in the manner prescribed by, the Singapore Companies Act, NASDAQ rules and such other laws and regulations as may from time to time be applicable.

Singapore law requires us to obtain shareholder approval of a “general and unconditional share purchase mandate” given to our directors if we wish to purchase or otherwise acquire our ordinary shares. We refer to this general and unconditional mandate as the “Share Purchase Mandate,” and it allows our directors to exercise their authority to purchase or otherwise acquire our issued ordinary shares. Although our shareholders approved a renewal of the Share Purchase Mandate at the 2009 Annual General Meeting of Shareholders, our directors have not exercised any of the company’s powers to purchase or otherwise acquire any ordinary shares pursuant to the 2009 renewal of the Share Purchase Mandate. The Share Purchase Mandate renewal approved at the 2009 Annual General Meeting of Shareholders will expire at the conclusion of our 2010 Annual General Meeting of Shareholders. Accordingly, we are submitting this proposal to seek approval for the renewal of the Share Purchase Mandate from our shareholders at the 2010 Annual General Meeting of Shareholders. This resolution is proposed as an Ordinary Resolution pursuant to which the Share Purchase Mandate will be renewed to give our directors authority to exercise all powers to purchase or otherwise acquire our issued ordinary shares on the terms of the Share Purchase Mandate.

If renewed by our shareholders at the 2010 Annual General Meeting of Shareholders, the authority conferred by the Share Purchase Mandate will, unless varied or revoked by our shareholders at a general meeting, continue in force until the earlier of the date of the 2011 Annual General Meeting of Shareholders or the date by which the 2011 Annual General Meeting of Shareholders is required by law to be held. The 2011 Annual General Meeting of Shareholders is required to be held no later than 15 months after the date of the 2010 Annual General Meeting of Shareholders and no later than April 30, 2011, six months after the date of our 2010 fiscal year end. The laws of Singapore allow for a one-time application to be made with the Singapore Accounting and Corporate Regulatory Authority for an extension of the time in which to hold an Annual General Meeting of Shareholders of up to a maximum of three months.

The authority and limitations placed on our share purchases or acquisitions under the proposed Share Purchase Mandate, if renewed at the 2010 Annual General Meeting of Shareholders, are summarized below.

Limit on Number of Ordinary Shares Allowed to be Purchased

During the approximately 12-month period during which the Share Purchase Mandate is effective, we may purchase or acquire that aggregate number of our ordinary shares that is equal to 10% of the total number of issued ordinary shares outstanding as of (a) April 14, 2009 (the date of our last Annual General Meeting of Shareholders held before this resolution to approve the renewal of the authority to repurchase shares is passed) or (b) April 6, 2010 (the date of the passing of this resolution), which ever is greater. There were 58,190,700 ordinary shares outstanding as of April 14, 2009, and there were 59,262,017 ordinary shares outstanding as of February 12, 2010, the most recent practicable date.

Duration of Share Purchase Mandate

Purchases or acquisitions of ordinary shares may be made, at any time and from time to time, on and from the date of approval of the Share Purchase Mandate up to the earlier of:

•	the date on which our next Annual General Meeting of Shareholders is held or required by law to be held; or

•	the date on which the authority conferred by the Share Purchase Mandate is revoked or varied by our shareholders at a general meeting.

Manner of Purchases or Acquisitions of Ordinary Shares

Purchases or acquisitions of ordinary shares may be made by way of:

•

market purchases on the NASDAQ Global Select Market or any other stock exchange on which our ordinary shares may for the time being, be listed and quoted, through one or more duly licensed dealers appointed by us for that purpose; and/or

•

off-market purchases (if effected other than on the NASDAQ Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may for the time being, be listed and quoted), in accordance with an equal access scheme as prescribed by the Singapore Companies Act.

If we decide to purchase or acquire our ordinary shares in accordance with an equal access scheme, our directors may impose any terms and conditions as they see fit and as are in our interests, so long as the terms are consistent with the Share Purchase Mandate, the applicable NASDAQ listing rules, the rules of the Singapore Companies Act and other applicable laws. In addition, an equal access scheme must satisfy all of the following conditions:

•	offers for the purchase or acquisition of ordinary shares must be made to every person who holds ordinary shares to purchase or acquire the same percentage of their ordinary shares;

•	all of those persons must be given a reasonable opportunity to accept the offers made; and

•

the terms of all of the offers must be the same (except differences in consideration that result from offers relating to ordinary shares with different accrued dividend entitlements and differences in the offers solely to ensure that each person is left with a whole number of ordinary shares).

Purchase Price

The purchase price (excluding brokerage commission, applicable goods and services tax and other related expenses of the purchase or acquisition) to be paid for an ordinary share will be determined by our directors. The maximum purchase price to be paid for the ordinary shares as determined by our directors must not exceed:

•

in the case of a market purchase, the highest independent bid or the last independent transaction price, whichever is higher, of our ordinary shares quoted or reported on the NASDAQ Global Select Market or as the case may be, any other stock exchange on which our ordinary shares may, for the time being, be listed and quoted, at the time the purchase is effected; and

•

in the case of an off-market purchase pursuant to an equal access scheme, 150% of the “Prior Day Close Price” of our ordinary shares, which means the closing price of an ordinary share as quoted on the NASDAQ Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may, for the time being, be listed and quoted on the day immediately preceding the date on which we announce our intention to make an offer for the purchase or acquisition of our ordinary shares from holders of our ordinary shares, stating therein the purchase price (which shall not be more than the maximum purchase price calculated on the foregoing basis) for each ordinary share and the relevant terms of the equal access scheme for effecting the off-market purchase.

Sources of Funds

Only funds legally available for purchasing or acquiring ordinary shares in accordance with our Articles of Association and applicable laws of Singapore shall be used. We intend to use our internal sources of funds to finance any purchase or acquisition of our ordinary shares. We do not intend to borrow money to finance any purchase or acquisition of our ordinary shares. Our directors do not propose to exercise the Share Purchase Mandate in a manner and to such an extent that would materially affect our working capital requirements and those of our subsidiaries.

Under the Singapore Companies Act, any payment made in consideration of the purchase or acquisition of ordinary shares may be made out of our capital or profits. Acquisitions or purchases made out of capital are permissible only so long as we are solvent for the purposes of Section 76F(4) of the Singapore Companies Act. A company is solvent if (a) it is able to pay its debts in full at the time of the payment made in consideration of the purchase or acquisition (or the acquisition of any right with respect to the purchase or acquisition) of ordinary shares and will be able to pay its debts as they fall due in the normal course of business during the 12-month period immediately following the date of the payment; and (b) the value of its assets is not less than the value of its liabilities (including contingent liabilities) and will not, after giving effect to the proposed purchase or acquisition, become less than the value of its liabilities (including contingent liabilities).

Status of Purchased or Acquired Ordinary Shares

The ordinary shares that we purchase or acquire will be deemed cancelled immediately on purchase or acquisition, and all rights and privileges attached to those ordinary shares will expire on cancellation. The total number of issued shares will be diminished by the number of ordinary shares purchased or acquired by us.

We will cancel and destroy certificates, if applicable, in respect of purchased or acquired ordinary shares as soon as reasonably practicable following settlement of any purchase or acquisition of ordinary shares.

Financial Effects

Our net tangible assets will be reduced by the purchase price of any ordinary shares purchased or acquired and cancelled. We do not anticipate that the purchase or acquisition of our ordinary shares in accordance with the Share Purchase Mandate would have a material effect on our consolidated results of operations, financial condition or cash flows.

The financial effects on us arising from purchases or acquisitions of ordinary shares which may be made pursuant to the Share Purchase Mandate will depend on, among other things, whether the ordinary shares are purchased or acquired out of our profits and/or capital, the number of ordinary shares purchased or acquired and the price paid for the ordinary shares. Where the consideration paid by us for the purchase or acquisition of ordinary shares is made out of our profits, such consideration (excluding brokerage commission, applicable goods and services tax and other related expenses of the purchases or acquisition) will correspondingly reduce the amount available for the distribution of cash dividends by us. Where the consideration that we pay for the purchase or acquisition of ordinary shares is made out of our capital, the amount available for the distribution of cash dividends by us will not be reduced. To date, we have not declared any cash dividends on our ordinary shares and have no current plans to pay cash dividends in the foreseeable future.

Rationale for the Share Purchase Mandate

We believe that an approval of the Share Purchase Mandate at the 2010 Annual General Meeting of Shareholders will benefit our shareholders by providing our directors with appropriate flexibility to cause the repurchase of our ordinary shares if our directors believe that such repurchases would be in the best interests of Verigy and our shareholders. Our decision to repurchase our ordinary shares from time to time will depend on our continuing assessment of then-current market conditions, our need to use available cash to finance our operations, acquisitions and other strategic transactions, the level of our debt and the terms and availability of financing.

Take-Over Implications

If, as a result of our purchase or acquisition of our issued ordinary shares, a shareholder’s proportionate interest in our voting capital increases, such increase will be treated as an acquisition for the purposes of The Singapore Code on Take-overs and Mergers. If such increase results in a change of effective control, or, as a result of such increase, a shareholder or a group of shareholders acting in concert obtains or consolidates effective control of our company, such shareholder or group of shareholders acting in concert could become obliged to make a take-over offer for our company under Rule 14 of The Singapore Code on Take-overs and Mergers.

The circumstances under which shareholders (including directors or a group of shareholders acting together) will incur an obligation to make a take-over offer can be found under Rule 14 in the Singapore Code on Take-overs and Mergers, Appendix 2. The effect of Appendix 2 is that, unless exempted, shareholders will incur an obligation to make a take-over offer under Rule 14 if, as a result of us purchasing or acquiring our issued ordinary shares, the voting rights of such shareholders would increase to 30% or more, or if such shareholders hold between 30% and 50% of our voting rights, the voting rights of such shareholders would increase by more than 1% in any period of six months. Shareholders who are in doubt as to their obligations, if any, to make a mandatory take-over offer under The Singapore Code on Take-overs and Mergers as a result of any share purchase by us should consult the Securities Industry Council of Singapore and/or their professional advisers. Based on our shareholdings as of February 12, 2010, we do not believe that the purchase of shares pursuant to the Share Purchase Mandate would cause any shareholder to become the holder of 30% or more of our outstanding ordinary shares. We therefore do not believe that the Share Purchase Mandate nor share purchases thereunder will have any material take-over implications.

The Board of Directors recommends a vote FOR the resolution

to approve the Renewal of the Share Purchase Mandate.

PROPOSAL 8:

ORDINARY RESOLUTION TO APPROVE AN AMENDMENT

TO OUR 2006 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER

OF ORDINARY SHARES AUTHORIZED BY 3,000,000

We are asking our shareholders to approve an amendment to our 2006 Equity Incentive Plan (“2006 EIP”) to increase the number of ordinary shares authorized for issuance under the plan by 3,000,000, from 10,300,000 ordinary shares to 13,300,000 ordinary shares. Shareholder approval of the proposed amendment to the 2006 EIP also will constitute re-approval of the 2006 EIP for purposes of Section 162(m) of the Code, as discussed below.

Background

The purpose of the 2006 EIP is to promote Verigy’s long-term success and the creation of shareholder value by providing for awards designed to align the interests of our employees, officers and directors with those of our shareholders. The 2006 EIP was initially adopted by the Board of Directors and approved by our shareholders in June 2006, and subsequently amended by the Board of Directors and shareholders as of April 16, 2008. Most recently, the Board of Directors amended the 2006 EIP on December 2, 2009 and January 19, 2010 to:

•	eliminate the ability of management to administer the 2006 EIP;

•	establish minimum vesting of three years for time-based awards and one year for performance-based awards, subject to exceptions for up to 10% of shares reserved under the plan; and

•	eliminate the ability to buy back options for less than their intrinsic value without shareholder approval.

Reason for Our Request

When the 2006 EIP was adopted by the Board of Directors and shareholders in June 2006, 10,300,000 ordinary shares were authorized for issuance under the plan. This initial reserve was intended to provide—and did provide—sufficient shares to enable us to:

•	attract key executive officers to Verigy as a newly-separated, newly public spin-out from Agilent Technologies, Inc. (“Agilent”);

•	provide for initial automatic awards to non-employee directors as we built our Board of Directors in connection with and following our separation from Agilent;

•	issue awards to employees transitioning from Agilent to Verigy that replaced the Agilent equity awards held by them at the time Verigy became fully independent from Agilent;

•	provide awards to people newly hired after the separation from Agilent; and

•	provide for annual incentive equity awards issued to our employees and officers, and automatic awards for non-employee directors, for several years following our separation from Agilent.

As of February 12, 2010, there were 4,761,613 ordinary shares reserved for issuance pursuant to options outstanding as of that date (including options not yet priced), 2,301,468 ordinary shares reserved for issuance pursuant to restricted share units outstanding as of that date, and 1,491,783 ordinary shares remained available for future awards (not including 132,350 ordinary shares to be reserved for options contingent upon shareholder approval of this Proposal 8).

We ordinarily grant annual equity awards on a one-time basis near the beginning of each fiscal year and grant new-hire awards quarterly. Absent an increase in the number of shares reserved for issuance under the 2006 EIP, we believe that we would have sufficient shares available to offer competitive equity awards to existing and future employees through fiscal 2011, including the awards that we would expect to issue at the beginning of fiscal 2011, but would not have a sufficient reserve available thereafter. As we ordinarily hold our annual general meetings in April of each year, we would expect to exhaust our available share reserves before our 2011 Annual General Meeting of Shareholders.

Since the 2006 EIP was adopted in June 2006, we have closely monitored share utilization and believe that we have established an appropriate balance between providing sufficient equity awards to attract and retain the key personnel upon whom we depend against our desire—and that of our shareholders—to minimize dilution. The following table details the award activity under the 2006 EIP from inception through February 12, 2010:

	Quantity
Options Granted
Fiscal 2006 – Agilent Replacement Options (Average Exercise Price $13.51)	2,247,559
Fiscal 2006 – Non-Replacement Options (Average Exercise Price $15.06)	1,259,832
Fiscal 2007 (Average Exercise Price $22.75)	464,826
Fiscal 2008 (Average Exercise Price $22.28)	495,034
Fiscal 2009 (Average Exercise Price $9.52)	1,094,836	(1)
Fiscal 2010 through February 12, 2010 (Average Exercise Price $10.85)	538,275	(2)

Restricted Share Units Granted
Fiscal 2006 – Agilent Replacement Awards	53,601
Fiscal 2006 – Non-Replacement Awards	143,149
Fiscal 2007	816,571
Fiscal 2008	741,972
Fiscal 2009	1,225,546
Fiscal 2010 through February 12, 2010	706,515

(1)	Fiscal year 2009 options granted include 17,000 shares granted in fiscal year 2009 but priced in fiscal year 2010 and 34,000 shares not yet priced as part of a four-tranche option.
(2)

Fiscal year 2010 options granted include 264,700 shares for the 2nd and 3rd tranches of non-contingent options granted in December 2009 but not yet priced, and 132,350 shares granted in December 2009, contingent upon shareholder approval of Proposal 8, to be priced after the announcement of fiscal 2010 3rd quarter earnings.

Share utilization—defined as the number of plan shares awarded divided by outstanding ordinary shares—under the 2006 EIP has been approximately 6.3% in fiscal 2006, 2.2% in fiscal 2007, 2.1% in fiscal 2008 and 4.0% in fiscal 2009. The relatively higher level in fiscal 2006 was a result of the one-time award of equity to employees transitioning from Agilent to Verigy to replace their prior Agilent equity awards as well as the initial awards to our newly hired executive team. The utilization in fiscal 2009 was higher than in the prior years due in large part to the significantly lower share prices and the resulting need to grant larger awards measured in shares in order to deliver competitive incentives when measured in the dollar value of the awards. The awards in fiscal 2010 (through February 12, 2010), which includes our regular annual awards but doesn’t include potential new-hire awards nor the automatic awards to our non-employee directors, reflects a return to utilization rates generally consistent with fiscal 2007 and 2008.

We believe that, with the 3,000,000 additional shares being requested, we would have sufficient shares available for our regular annual and new-hire awards through fiscal 2013. In other words, the incremental share reserve, if approved by shareholders, should provide a sufficient reserve for at least an additional two fiscal years.

A substantial portion of the equity awards under the 2006 EIP are issued to non-executive employees. As a result, replenishment of the 2006 EIP is important not only with respect to attracting and retaining executive officers, but also with respect to our broader employee base. The following table reflects the portion of each year’s awards, reflected both in terms of the number of shares awarded and the value of those awards issued to the non-executive employees and to the executive officers and directors.

	Fiscal 2007		Fiscal 2008		Fiscal 2009		Fiscal 2010(1)
	Percent of Awards Granted to Each Group
	Share Number	Value	Share Number	Value	Share Number	Value(2)	Share Number	Value(2)
Non-Executive, Non-Director Awards	58%	67%	44%	53%	44%	53%	46%	60%
Executive Officer/Director Awards	42%	33%	56%	47%	56%	47%	54%	40%

1.	November 30, 2009 through February 12, 2010.
2.	Except as noted, “Value” is equal to the fair value of the awards measured as of the date of grant. As noted under “Director Compensation” above, the fair value of option awards is measured using the Black-Scholes option pricing model and the fair value of restricted share units is equal to the closing price of our ordinary shares on the date of grant. A portion of the options awarded in fiscal years 2009 and 2010 have not yet been priced. See “2009 Compensation Decisions—Long Term Incentives” for a description of our “four-tranche option approach” below. For the unpriced portion of these awards, the value was determined by using the prices set for the last portion of the award to have been priced.

Description of the Amendment to the 2006 EIP

If the proposed amendment is approved, Section 3.1 of the 2006 EIP would read as follows (new language is in italics):

3.1 Basic Limitation.    Shares issued pursuant to the Plan may be unissued shares or treasury shares. The aggregate number of Shares issued under the Plan shall not exceed (a) 13,300,000 plus (b) the additional Shares described in Section 3.3. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. Notwithstanding any other provision of this Plan, the maximum number of Shares that may be issued upon the exercise of ISOs under this Plan is 13,300,000. The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 10.

Section 162(m) of the Internal Revenue Code

The 2006 EIP is designed so that applicable equity-based compensation awards made under it will be permitted to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code, and thus be tax deductible by Verigy.

In general, under Section 162(m), compensation in excess of $1 million paid in any one year to the Company’s Chief Executive Officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s Chief Financial Officer), must qualify as “performance-based” in order to be tax deductible. One of the requirements for compensation to qualify as “performance-based” is that the material terms of the performance goals used under a plan must be disclosed to and approved by the Company’s shareholders. These material terms include (i) the employees eligible to receive compensation; (ii) a description of the business criteria on which the performance goal is based; and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects is described below for awards under the 2006 EIP. Shareholder approval of the 2006 EIP, as amended, will be deemed to constitute re-approval of each of these aspects of the 2006 EIP for purposes of the approval requirements of Section 162(m).

Why You Should Vote for the Proposal

Our Board of Directors recommends shareholder approval of the amendment to the 2006 EIP because our continued ability to grant an appropriate number of equity-based awards is crucial to permit us to effectively compete for, retain and provide appropriate incentives to key employee talent. As discussed above in this Proposal under “Reason for the Proposed Amendment Request,” we believe that our share utilization under the 2006 EIP since the plan was adopted in connection with our initial public offering has been appropriate and reflects the commitment of our Compensation Committee to good pay practices at Verigy. Our commitment to good pay practices is further evidenced by close linkage between Verigy’s performance and executive compensation—particularly during the downturn that impacted our fiscal 2009, as discussed below in our Compensation Discussion and Analysis.

Our Board of Directors believes that it is in the long-term interest of Verigy and its shareholders for us to maintain our ability to offer equity-based incentives as we seek to attract, motivate and retain employees, officers, directors and consultants, and to align the interests of these people with our shareholders’ interests in value creation. Except as described above, we are not asking shareholders to approve any other amendments to the 2006 EIP. A description of the material features of the 2006 EIP is set forth below.

Equity compensation has been a key element of our compensation packages. If we are unable to rely upon equity as a component of compensation going forward, we may have difficulty in attracting and retaining the personnel critical to our success, and would likely have to substantially increase our cash compensation levels to retain key personnel.

Explanatory note: Certain proxy analysts and others may evaluate, and make recommendations with respect to, this proposal based on their assessment of equity compensation practices of other Singapore companies. We believe that a more appropriate comparison would be to the U.S.-based high technology companies against which we compete for key talent, including the companies in the peer groups discussed under “Determining Compensation” below.

The Board of Directors recommends a vote FOR approval of amending the 2006 EIP to increase the share reserve by 3,000,000 ordinary shares.

Summary Description of the 2006 EIP

A summary of the key plan features and principal terms of the 2006 EIP is set forth below. This discussion also includes the proposed change to the share reserve, which is subject to shareholder approval. This summary is not a complete description of all of the provisions of the 2006 EIP, and is qualified in its entirety by the specific language of the 2006 EIP. A copy of the 2006 EIP, as amended, is provided as Appendix A to this Proxy Statement.

Key Plan Features

✓ Option price can not be less than fair market value (FMV) on grant date	✓ Minimum vesting periods for awards

✓ No repricing of options without shareholder approval	✓ No cash buy back of options below intrinsic value without shareholder approval

✓ No material amendments to the 2006 EIP without shareholder approval	✓ Well defined and appropriate criteria for performance awards

✓ No evergreen provision	✓ Only the Compensation Committee is authorized to make awards

Administration.    The Compensation Committee of our Board of Directors administers the 2006 EIP. The Compensation Committee has complete discretion to make all decisions relating to the interpretation and operation of the 2006 EIP. For example, the Compensation Committee has the discretion to determine who will receive an award, what type of award it will be, how many shares will be covered by the award, and what the other features and conditions of each award will be. The Compensation Committee, however, may not reduce the exercise price of outstanding options or share appreciation rights without obtaining shareholder approval. The Compensation Committee may implement differing rules and procedures relating to the operation and administration of the 2006 EIP in order to adapt the 2006 EIP to the requirements of countries other than the United States.

Share Reserve.    Our Board of Directors has reserved 13,300,000 ordinary shares for issuance under our 2006 EIP, of which 3,000,000 shares are subject to shareholder approval. As of February 12, 2010, there were 4,893,963 ordinary shares reserved for issuance pursuant to options outstanding as of that date (including options not yet priced and options contingent upon shareholder approval of this Proposal 8), 2,301,468 ordinary shares reserved for issuance pursuant to restricted share units outstanding as of that date, and 4,359,433 ordinary shares remained available for future awards (1,491,783 ordinary shares if the 3,000,000 increase in reserve is not approved and the contingent options are not granted). As of February 12, 2010, the closing price of our ordinary shares, as reported on the NASDAQ Global Select Market, was $10.95 per ordinary share.

Eligibility.    The following groups of individuals are eligible to participate in the 2006 EIP:

•	employees of Verigy and its subsidiaries;

•	members of our Board of Directors who are not employees; and

•	consultants to Verigy and its subsidiaries;

As of February 12, 2010, there were approximately 1,525 individuals eligible to participate in the 2006 EIP.

Types of Awards.    The 2006 EIP provides for the following types of awards:

•	incentive and non-statutory options to purchase ordinary shares;

•	share appreciation rights;

•	restricted shares; and

•	share units, also referred to as restricted share units or RSUs.

Options and Share Appreciation Rights.    Options may be incentive share options or non-statutory share options. An optionee who exercises an incentive share option may qualify for favorable tax treatment under Section 422 of the Code. Non-statutory share options do not qualify for such favorable tax treatment. To date, we have issued only non-statutory share options. Except for substitute awards, including share options granted in replacement of unvested Agilent Technologies, Inc. equity awards held by Verigy employees as of October 31, 2006, the exercise price of options and share appreciation rights granted under the 2006 EIP may not be less than

100% of the fair market value of our ordinary shares on the grant date. Optionees may pay the exercise price by using cash or, with the consent of the Compensation Committee:

•	an immediate sale of the option shares through a broker approved by us; or

•	any other method permitted by applicable law.

Options and share appreciation rights will vest at the time or times determined by the Compensation Committee, provided that, with limited exception, pro rata vesting must be over a period of not less than three years. In most cases, our options will vest over the four-year period following the date of grant. Vesting may accelerate in the event of death, disability or retirement. Except in the case of options granted to non-employee directors, options will generally expire seven years after they are granted, except that they will generally expire earlier if the optionee’s service terminates earlier. Share appreciation rights have a maximum term of ten years. The 2006 EIP provides that no participant may receive options covering more than 750,000 shares and share appreciation rights covering more than 750,000 shares in the same year, except that a newly hired employee may receive options covering up to 1,500,000 shares and share appreciation rights covering up to 1,500,000 shares in the first year of employment.

Non-employee directors receive an initial share option grant upon first becoming a director with a grant date accounting value of $120,000, and annual grants with a grant date accounting value of $60,000. The initial grant becomes vested and exercisable on the first anniversary of the date of grant. Annual grants received prior to 2008 became vested and exercisable on the first anniversary of the date of grant, and annual grants made after 2008 become vested and exercisable in four equal quarterly installments from the date of grant. Non-employee director options have a maximum term of five years and may be exercised for up to one year from termination of services for options granted prior to 2008, and up to three years from termination of services for options granted after 2008. A non-employee director’s options will become fully vested in the event of his or her death, disability or retirement after attaining age 65. If a change in control of Verigy occurs, all outstanding options held by non-employee directors will become fully vested.

While the 2006 EIP allows for the non-employee directors to elect to receive their annual retainer payments and/or meeting fees in the form of non-qualified share options, restricted shares or share units, this provision has not been implemented and implementation of this feature is not currently contemplated.

Restricted Shares and Restricted Share Units.    Restricted shares may be awarded under the 2006 EIP in return for cash or services already provided to us and share units may be awarded in return for services already provided or to be provided in the future.

In accordance with Singapore law, restricted shares are not subject to vesting. However, restricted share units vest at the time or times determined by the Compensation Committee, provided that, with limited exception, pro rata vesting must be over a period of not less than three years and vesting of share units subject to performance-based criteria must be over a period of not less than one year. Vesting may be based on length of service, the attainment of performance-based milestones, or a combination of both, as determined by the Compensation Committee. No participant may receive restricted share units with performance-based vesting covering more than 400,000 ordinary shares in the same fiscal year, except that a newly hired employee may receive awards with performance-based vesting covering up to 800,000 restricted share units in the first year of employment. The performance criteria that may be applied by the Compensation Committee include:

• cash flow • earnings per share • return on equity • total shareholder return • return on capital • return on assets or net assets • market capitalization • economic value added

•      debt leverage (debt to capital)

•      revenue or net revenue

•      income or net income

•      operating income

•      operating profit or net operating profit

•      operating margin or profit margin

•      return on operating revenue

•      cash from operations

•      operating revenue

•      operating ratio

•      customer satisfaction measures

•      net order dollars

•      guaranteed efficiency measures

•      service agreement renewal rates

•      service revenues

•      individual performance

To the extent consistent with Section 162(m), the Compensation Committee may appropriately adjust the evaluation of performance under a performance criterion to exclude any of the following events that occur during a performance period: (i) asset write-downs; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; and (v) any extraordinary, unusual or non-recurring items.

Vesting may accelerate in the event of death, disability, retirement or in certain circumstances as a result of a change in control of Verigy or participation in a voluntary severance program. Settlement of vested share units may be made in the form of cash, ordinary shares, or a combination of both at the option of the Compensation Committee.

Change in Control.    If a change in control of Verigy occurs, an award under the 2006 EIP may vest on an accelerated basis to the extent determined by the Compensation Committee. The Compensation Committee may determine that outstanding grants will vest in full or in part at the time of the change in control. It may also determine that the grants will vest on an accelerated basis only if the participant is actually or constructively discharged within a specified period of time after the change in control. Finally, the Compensation Committee may determine that the grants will remain outstanding without acceleration of vesting. However, if the surviving corporation fails to assume an outstanding award or replace it with a comparable award, then the award will always become fully vested as a result of a merger or consolidation. A change in control includes:

•	a merger of Verigy after which our own shareholders own 50% or less of the surviving corporation;

•	a sale of all or substantially all of our assets;

•	a change in the composition of our Board of Directors that results in the replacement of 50% or more of our directors over a 24-month period; or

•	an acquisition of 30% or more of our outstanding ordinary shares by any person or group, other than a person related to Verigy (a holding company owned by our shareholders).

Amendments or Termination.    Our Board of Directors may amend or terminate the 2006 EIP at any time. If our Board of Directors amends the plan, it does not need to ask for shareholder approval of the amendment unless applicable law requires it. Amendments to increase the number of shares reserved for issuance under the 2006 EIP will be submitted to shareholders for approval. The 2006 EIP will continue in effect until June 6, 2016, unless our Board of Directors decides to terminate the plan earlier.

U.S. Income Tax Consequences

The following is a brief summary of the U.S federal income tax consequences applicable to awards granted under the 2006 EIP based on U.S. federal income tax laws in effect on the date of this Proxy Statement.

This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than U.S. federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, Verigy advises all participants to consult their own tax advisors concerning the tax implications of awards granted under the 2006 EIP.

A recipient of a share option or share appreciation right will not have taxable income upon the grant of the share option or share appreciation right. For non-statutory share options and share appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of an incentive share option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (currently two years from the date of grant and one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price; or (ii) the difference between the sales price and the exercise price.

For share grant awards, the participant generally will recognize ordinary income equal to the fair market value of the shares at the time of grant less the amount paid for such shares, if any. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

A participant is not deemed to receive any taxable income at the time an award of share units is granted. When vested share units (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such share units, if any.

At the discretion of the 2006 EIP administrator, the 2006 EIP allows a participant to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by having shares withheld.

If the participant is an employee or former employee, the amount the participant recognizes as ordinary income in connection with an award is subject to tax withholding (generally not applicable to incentive share options) and Verigy is allowed a tax deduction equal to the amount of ordinary income recognized by the participant, provided that Code Section 162(m) contains special rules regarding the U.S. federal income tax deductibility of compensation paid to Verigy’s Chief Executive Officer and to the other covered employees under Code Section 162(m). The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, Verigy can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one fiscal year) and if the material terms of such compensation are disclosed to and approved by the shareholders. Shareholder approval of this amendment to the 2006 EIP also will constitute re-approval of the 2006 EIP for purposes of Section 162(m).

For information on our executive compensation philosophy, see “Compensation Discussion and Analysis” in this Proxy Statement.

Equity Compensation Plan Information

If shareholders approve this proposal, we will add 3,000,000 ordinary shares to the 2006 EIP reserve, for a total of 13,300,000 ordinary shares. The following table summarizes, as of October 31, 2009, the number of shares reserved for issuance under equity compensation plans approved by shareholders. We do not have any non-shareholder approved equity compensation plans.

Plan Category	Number of Ordinary Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted average Exercise price of outstanding Options, Warrants And Rights ($)(1)	Number of Ordinary Shares Remaining Available for Future Issuance Under Equity Compensation Plans (#) (Excluding Ordinary Shares Reflected in Column (A))
Equity compensation plans approved by shareholders (2006 EIP and ESPP)	6,108,251	(2)	$14.90	2,867,806	(3)

Total	6,108,251	(2)	$14.90	2,867,806	(3)

(1)	The weighted average price excludes restricted share units.
(2)	Includes awards of restricted share units covering 1,777,309 ordinary shares, of which 79,315 units were fully vested as of October 31, 2009.
(3)	Consists of 2,581,483 ordinary shares available for issuance under the 2006 EIP, which includes 62,875 shares reserved for issuance for future tranches of four-tranche option grants made in February and September 2009 and 286,323 shares available for issuance under the 2006 ESPP.

Plan Benefits

All awards to directors, executive officers, employees and consultants are made at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated under the 2006 EIP are not determinable at this time.

The following table sets forth information as of February 12, 2010, with respect to awards granted under the 2006 EIP to the individuals listed in the following table who are referred to in this table and through this Proxy Statement as the named executive officers, all current executive officers as a group, all non-employee directors as a group and all employees and consultants (including all employees who are not executive officers) as a group under the 2006 EIP.

Name and Principal Position	Number of Options Granted		Average Per Share Exercise Price of Options ($)	Number of Restricted Share Units Granted
Keith L. Barnes, Chairman, Chief Executive Officer and President	1,280,000	(1)	$14.82	273,934
Robert J. Nikl, Chief Financial Officer	370,755	(2)	$14.34	136,910
Jorge Titinger, Chief Operations Officer	298,800	(3)	$12.18	130,000
Pascal Rondé, Vice President, Sales, Service and Support	253,600	(4)	$15.50	133,271	(5)
Hans-Juergen Wagner, Vice President, SOC Test	237,647	(6)	$15.73	79,467
All Executive Officer Group(11)	3,046,781	(7)	$14.80	949,405	(5)
Non-Employee Director Group	303,185		$15.62	128,143	(9)
Non-Executive Officer Employee & Consultant Group	2,753,396	(8)	$14.20	3,687,354	(10)

(1)

Includes 62,500 shares for the 2nd and 3rd tranches of a non-contingent option granted December 1, 2009, but not yet priced, and 31,250 shares for an option granted December 1, 2009, contingent upon shareholder approval of Proposal 8, to be priced after the announcement of fiscal 2010 3rd quarter earnings.

(2)

Includes 31,250 shares for the 2nd and 3rd tranches of a non-contingent option granted December 1, 2009, but not yet priced, and 15,625 shares for an option granted December 1, 2009, contingent upon shareholder approval of Proposal 8, to be priced after the announcement of fiscal 2010 3rd quarter earnings.

(3)

Includes 36,900 shares for the 2nd and 3rd tranches of a non-contingent option granted December 1, 2009, but not yet priced, and 18,450 shares for an option granted December 1, 2009, contingent upon shareholder approval of Proposal 8, to be priced after the announcement of fiscal 2010 3rd quarter earnings.

(4)

Includes 25,550 shares for the 2nd and 3rd tranches of a non-contingent option granted December 1, 2009, but not yet priced, and 12,775 shares for an option granted December 1, 2009, contingent upon shareholder approval of Proposal 8, to be priced after the announcement of fiscal 2010 3rd quarter earnings.

(5)	Includes 43,837 shares granted in replacement of unvested Agilent options at October 31, 2006.
(6)

Includes 21,000 shares for the 2nd and 3rd tranches of a non-contingent option granted December 1, 2009, but not yet priced, 10,500 shares for an option granted December 1, 2009, contingent upon shareholder approval of Proposal 8, to be priced after the announcement of fiscal 2010 3rd quarter earnings, and 31,897 option shares granted in replacement of unvested Agilent options at October 31, 2006.

(7)

Includes 230,050 shares for the 2nd and 3rd tranches of non-contingent options granted December 1, 2009, but not yet priced, 115,025 shares for options granted December 1, 2009, contingent upon shareholder approval of Proposal 8, to be priced after the announcement of fiscal 2010 3rd quarter earnings, and 101,538 option shares granted in replacement of unvested Agilent options at October 31, 2006.

(8)

Includes 34,000 shares for the 3rd and 4th tranches of an option granted September 9, 2009, but not yet priced, 34,650 shares for the 2nd and 3rd tranches of options granted December 1, 2009, but not yet priced, 17,325 shares for options granted December 1, 2009, contingent upon shareholder approval of Proposal 8, to be priced after the announcement of fiscal 2010 3rd quarter earnings, and 2,146,021 option shares granted in replacement of unvested Agilent options at October 31, 2006.

(9)	Includes 65,985 shares fully vested for director awards but not yet paid out.
(10)	Includes 6,714 shares granted in replacement of unvested Agilent options at October 31, 2006.
(11)	Includes all eight executive officers.

Required Vote

The affirmative vote of the holders of a majority of Verigy’s ordinary shares present at the 2010 Annual General Meeting of Shareholders in person or by proxy and entitled to vote on this proposal is required to approve the proposed amendment to the 2006 EIP.

The Board of Directors recommends a vote FOR the approval of amending the 2006 EIP to increase the share reserve by 3,000,000 ordinary shares.

PROPOSAL 9:

ORDINARY RESOLUTION TO APPROVE AN AMENDMENT

TO OUR 2006 EMPLOYEE SHARES PURCHASE PLAN

TO INCREASE THE NUMBER OF ORDINARY

SHARES AUTHORIZED BY 1,500,000

We are asking our shareholders to approve an amendment to our 2006 Employee Shares Purchase Plan (the “ESPP”), to increase the number of shares available for future grants under the ESPP by 1,500,000, from 1,700,000 ordinary shares to 3,200,000 ordinary shares. The remaining material provisions of the ESPP will remain unchanged. The full text of the ESPP, as proposed to be amended, is contained in Appendix B to this Proxy Statement.

Background

The purpose of the ESPP is to promote employee ownership and to increase employee interest in our success by providing our employees with the opportunity to purchase ordinary shares on favorable terms and to pay for such purchases through payroll deductions. The ESPP is intended to qualify for favorable tax treatment under Section 423 of the Code for those employees residing in the U.S.

Reason for Our Request

The ESPP was adopted by the Board of Directors and shareholders in June 2006. At that time, 1,700,000 ordinary shares were authorized under the ESPP. The number of ordinary shares initially reserved under the ESPP was based on projected utilization for the first several years after our initial public offering in June 2006. The initial reserve was sufficient for seven six-month offering periods, and was essentially exhausted as of the end of the purchase period that concluded on November 30, 2009.

Based on the current value of Verigy’s ordinary shares and current participation rates in the ESPP, management believes that the 1,500,000 additional shares being requested will be sufficient for sales pursuant to the ESPP for an additional two to three years. If shareholders do not approve Proposal 9 to increase the number of shares reserved under the ESPP, our employees will not be able to purchase shares under the ESPP, we will have to refund the contributions made by participants in the current purchase period, which ends May 31, 2010, we will lose access to a benefit that is highly valued by our employees, and will not be able to make this benefit available in the future unless and until our shareholders approve a plan.

ESPP Share Reservation

Our ESPP is an important benefit to many of our employees. As of the end of the last completed ESPP purchase period, ended November 30, 2009, approximately 60% of the eligible participants purchased our ordinary shares through the ESPP.

Shares currently authorized under the ESPP	1,700,000
Shares sold under the ESPP through November 30, 2009	1,699,576
Shares available for sale as of December 1, 2009(1)	424
Additional shares requested under this amendment	1,500,000

(1)	We will be unable to make sales for the current offering period, which began December 1, 2009 and ends May 31, 2010, and will have to refund the participants’ contributions, unless this Proposal 9 is approved by our shareholders.

Description of the Amendment to the ESPP

If the proposed amendment is approved, Section 3(a) of the ESPP would read as follows (new language is in italics):

(a) Authorized Shares. The number of Shares available for purchase under the Plan shall be 3,200,000 (subject to adjustment pursuant to Subsection (b) below).

Why You Should Vote for the Proposal

The ESPP is the one mechanism we have that provides the opportunity to the vast majority of our employees to directly purchase our shares and thereby become “owners” at Verigy. We believe that this ownership can help align employee and shareholder interests as the real potential benefit to the employees under the ESPP is tied directly to increasing shareholder value. We also believe that the ESPP is an important tool in our efforts to attract and retain the key employees upon whom we depend. Our Board of Directors recommends shareholders approve amending the ESPP to replenish the share reserve so that we may continue to offer this key benefit to our employees. If shareholders do not approve Proposal 9 to increase the number of shares reserved under the ESPP, our employees will not be able to purchase shares under the ESPP, we will have to refund the contributions made by participants in the current purchase period, which ends May 31, 2010, we will lose access to a benefit that is highly valued by our employees, and will not be able to make this benefit available in the future unless and until our shareholders approve a plan.

Except as described above, no other amendments are being made to the ESPP. A description of the material features of the ESPP is set forth below.

The Board of Directors recommends a vote FOR the approval of amending the ESPP to increase the share reserve by 1,500,000 ordinary shares.

Summary Description of the ESPP

A summary of the principal features of the ESPP appears below. This discussion also includes the proposed change to the share reserve, which is subject to shareholder approval. This summary is not a complete description of all of the provisions of the ESPP, and is qualified in its entirety by the specific language of the ESPP. A copy of the ESPP, as amended, is provided as Appendix B to this Proxy Statement.

Administration.    The Compensation Committee of our Board of Directors administers the ESPP. The Compensation Committee has complete discretion to make all decisions relating to the interpretation and operation of the ESPP. The Compensation Committee may implement rules and procedures that differ from those described below in order to adapt the ESPP to the requirements of countries other than the U.S.

Share Reserve

Prior to the proposed amendment, up to 1,700,000 of our ordinary shares were authorized for issuance under the ESPP. As of November 30, 2009, 1,699,576 of our ordinary shares have been purchased by and distributed to our employees over the life of the ESPP. Assuming the approval of this amendment, the number of ordinary shares authorized for sale under our ESPP will increase by 1,500,000 ordinary shares to a total of 3,200,000 ordinary shares.

Eligibility

All of the employees of Verigy and our participating subsidiaries are eligible to participate in the ESPP if we employ them for more than 20 hours per week and for more than five months per calendar year. However, all 5% or greater shareholders are excluded. As of February 12, 2010, approximately 1,373 individuals (including all of our executive officers) were eligible to participate in the ESPP.

Offering Periods

Each offering period consists of six consecutive months. Offering periods start on June 1 and December 1 of each year.

Amount of Contributions

The ESPP permits each eligible employee to purchase ordinary shares through payroll deductions. Each employee’s payroll deductions may not exceed 10% of his or her total cash compensation. Participants may change their contribution rate a maximum of three times during any offering period. Participants may withdraw their contributions at any time before shares are purchased.

Purchases of Shares

Purchases of our ordinary shares under the ESPP occur on May 31 and November 30 of each year. Each participant may purchase as many shares as his or her contributions permit, but not more than 2,500 shares per six-month offering period. The value of the shares purchased in any calendar year may not exceed $25,000. The price of each ordinary share purchased under the ESPP will be the lower of 85% of the fair market value per share of one ordinary share on the last trading day before the commencement of the offering period or 85% of the fair market value per share of one ordinary share on the last trading day in such offering period.

Other Provisions

Employees may end their participation in the ESPP at any time. Participation ends automatically upon termination of employment with us. Our Board of Directors may amend, suspend or terminate the ESPP at any time. The Board of Directors cannot increase the number of ordinary shares reserved for issuance under the ESPP without shareholder approval. The ESPP will expire 20 years after its adoption date or when our Board of Directors decides to terminate it, if earlier.

New Plan Benefits

The number of shares purchased under the ESPP depends on the amount of employee contributions and the share price at the beginning and end of each offering period. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the ESPP.

Key Plan Features

✓ No material amendments to the ESPP without shareholder approval	✓ No evergreen provision

✓ Maximum of 2,500 shares that can be purchased each offering period	✓ Broad-based employee participation

U.S. Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences applicable to shares purchased under the ESPP based on U.S. federal income tax laws in effect on the date of this Proxy Statement.

This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than U.S. federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, Verigy advises all participants to consult their own tax advisors concerning the tax implications of shares purchased under the ESPP.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code for those employees residing in the U.S. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant generally will be subject to tax in an amount that depends upon the length of time the shares have been held. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and more than one year from the applicable date of purchase, the participant generally will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Required Vote

The affirmative vote of the holders of a majority of Verigy’s ordinary shares present at the Annual General Meeting of Shareholders in person or by proxy and entitled to vote on this proposal is required to approve the proposed amendment to the ESPP.

The Board of Directors recommends a vote FOR the approval of amending the ESPP to increase the share reserve by 1,500,000 ordinary shares.

EXECUTIVE OFFICERS

The names, current ages and positions of our executive officers as of the date of this Proxy Statement, are as follows:

Name	Age	Position
Keith L. Barnes	58	Chairman, Chief Executive Officer and President
Robert J. Nikl	54	Chief Financial Officer
Gayn Erickson	45	Vice President, Memory Test
Kristen Robinson	47	Vice President, Human Resources
Pascal Rondé	47	Vice President, Sales, Service and Support
Kenneth Siegel	51	Vice President and General Counsel
Jorge Titinger	48	Chief Operations Officer
Hans-Juergen Wagner	50	Vice President, SOC Test

Keith L. Barnes has served as our President and Chief Executive Officer since May 2006, as a member of our Board of Directors since June 2006, and as Chairman of our Board of Directors since July 2007. From October 2003 through April 2006, Mr. Barnes was Chairman and Chief Executive Officer of Electroglas, Inc., an integrated circuit probe manufacturer. From August 2002 to October 2003, Mr. Barnes was Vice Chairman of the Board of Directors of Oregon Growth Account and a management consultant. He served as Chief Executive Officer of Integrated Measurement Systems, Inc. (“IMS”), a manufacturer of engineering test stations and test software, from 1995 until 2001, and also as Chairman of the Board of Directors of IMS from 1998 through 2001 when it was acquired by Credence Systems Corporation. Prior to becoming Chief Executive Officer of IMS, Mr. Barnes was a Division President at Valid Logic Systems and later Cadence Design Systems. Mr. Barnes also serves on the Board of Directors of Cascade Microtech, Inc., a provider of advanced wafer probing solutions for semiconductor testing. Mr. Barnes earned his BSES degree from California State University, San Jose.

Robert J. Nikl has served as our Chief Financial Officer since June 2006. From September 2004 through May 2006, he served as Senior Vice President, Finance and Chief Financial Officer of Asyst Technologies, Inc., an integrated automated semiconductor solutions company. Prior to joining Asyst, Mr. Nikl held several positions from 1994 to 2003 in finance, operations management and administration with Solectron Corporation, a provider of electronics manufacturing and integrated supply chain services, most recently as Corporate Vice President, Finance of Global Operations from 1999 to November 2003. Prior to joining Solectron in 1994, Mr. Nikl held a number of senior financial management positions for Xerox Corporation, including Vice President, Finance for Xerox Engineering Systems. Mr. Nikl is a certified public accountant with active licenses in the states of California and New York. He holds a BBA from Pace University and an MBA from the University of Connecticut.

Gayn Erickson has served as our Vice President, Memory Test since February 2006. Prior to our separation from Agilent, Mr. Erickson served as Vice President of the Memory Test Business within the Automated Test Group of Agilent Technologies, Inc., a provider of electronic measurement solutions and Verigy’s predecessor company, beginning in May 2005. Prior to assuming that position, Mr. Erickson served as Vice President, Sales and Marketing of Agilent’s Memory Test Business from August 2004 to May 2005. He served as Senior Marketing Manager of Agilent’s Memory Test Business from 2000 to 2004. Mr. Erickson holds a BS degree in Electrical Engineering from Arizona State University.

Kristen Robinson has served as our Vice President, Human Resources since February 2006. Prior to assuming that position, beginning in November 2005, Ms. Robinson served as Vice President, Human Resources of the Semiconductor Test Solutions Business of Agilent Technologies, Inc., a provider of electronic measurement solutions and Verigy’s predecessor company. Ms. Robinson served as Vice President, Global Compensation and Benefits at Agilent from May 2004 to November 2005. She served as Strategic Human Resources Manager of Agilent from 2001 to 2004. Ms. Robinson was an Operations Manager of Agilent from

2000 to 2001. Ms. Robinson holds a BS degree in accounting from Boston College and an MBA from Northwestern’s J.L. Kellogg School of Management. She is a member of the Human Resources Policy Institute and a Council Member of the Conference Board.

Pascal Rondé has served as our Vice President, Sales, Service and Support since February 2006. From October 2000 until he joined Verigy, Mr. Rondé served as the Vice President of Sales, Service and Support for the Automated Test Group of Agilent Technologies, Inc., a provider of electronic measurement solutions and Verigy’s predecessor company. Mr. Rondé holds a Masters degree in Electronics Engineering from the Institut National des Sciences Appliquées in Lyon, France.

Kenneth Siegel has served as our Vice President and General Counsel since February 2006. Prior to assuming that position, Mr. Siegel was Senior Vice President and General Counsel of Agile Software Corporation, a provider of product lifecycle management software, from October 2003 to January 2006. Mr. Siegel served as Senior Vice President of Efficient Networks, Inc. from 2000 to 2002, and General Counsel from 2000 to 2001. Mr. Siegel holds a BA degree from the Monterey Institute of International Studies and a JD degree from University of California Hastings College of the Law.

Jorge Titinger has served as our Chief Operations Officer since June 2008. Prior to assuming that position, from November 2007 to June 2008, Mr. Titinger served as Senior Vice President of the Product Business Groups at FormFactor, Inc., a provider of semiconductor wafer probe cards. He previously held several executive leadership positions at KLA-Tencor Corporation, a leading supplier of process control and yield management solutions for semiconductor and related microelectronics industries. His roles during his tenure at KLA-Tencor from 2002 to 2007 included Executive Vice President of Global Operations and Chief Manufacturing Officer, Chief Administrative Officer, Senior Vice President and General Manager of KLA-Tencor’s Global Support Services and Field Operations Group. Prior to joining KLA-Tencor, Mr. Titinger held several executive positions at Applied Materials from 1997 to 2002. Mr. Titinger holds a BS and MS in Electrical Engineering and an MS in Engineering Management from Stanford University.

Hans-Juergen Wagner has served as our Vice President, SOC Test since February 2006. Mr. Wagner served as Vice President, SOC Test, of the Semiconductor Test Solutions business of Agilent Technologies, Inc., a provider of electronic measurement solutions and Verigy’s predecessor company, from September 2005 to January 2006. Prior to assuming that position, Mr. Wagner served as Vice President, Memory Test, of the Automated Test Group of Agilent from November 2004 to September 2005. He served as Vice President, Computer Test at Agilent from 2003 to 2004. Mr. Wagner was a Research and Development Manager in the Automated Test Group at Agilent from 1998 to 2003. Mr. Wagner has a Masters degree in engineering from the Technical University in Stuttgart, Germany.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes Verigy’s executive compensation program for fiscal 2009 and certain elements of the fiscal 2010 program for our Chief Executive Officer, Chief Financial Officer and each of our three most highly compensated executive officers during fiscal 2009 (collectively, our “named executive officers”). Our named executive officers for fiscal 2009 are:

•	Keith L. Barnes, our Chief Executive Officer;

•	Robert J. Nikl, our Chief Financial Officer;

•	Jorge Titinger, our Chief Operations Officer;

•	Pascal Rondé, our Vice President, Sales, Service and Support; and

•	Hans-Juergen Wagner, our Vice President, SOC Test.

For a complete understanding of our executive compensation program, this Compensation Discussion and Analysis should be read in conjunction with the “Summary Compensation Table” and other compensation disclosures included in this Proxy Statement.

Compensation Philosophy and Objectives

We believe that the quality, experience, skills, engagement and leadership of our executive officers are critical factors affecting our performance and our ability to drive the long-term success of the Company and shareholder value. To attract and retain the executives critical to our success, we seek to:

•	establish compensation at competitive levels to attract, motivate and retain the superior executive talent necessary to achieve our business objectives;

•	pay for performance by providing annual variable cash incentive awards based on Verigy’s satisfaction of designated financial and non-financial objectives; and

•	align the financial interests of executive officers with those of the shareholders by providing appropriate long-term, equity-based incentives and retention awards.

The core of Verigy’s executive compensation philosophy remains to pay for performance. When our business is strong, executive compensation is higher, and when our business results are weak, executive compensation is lower. The following graph illustrates the close link between our results, measured by our annual revenue and net income (loss), and cash compensation of the officers who were our named executive officers in each of the last three fiscal years.

Impact of Fiscal 2009 Business Results on Executive Compensation

Fiscal 2009 was a challenging year for our industry and our business. Our total net revenue for fiscal 2009 was $323 million, down more than 50% from fiscal year 2008. The challenging business environment affected executive compensation in several ways in fiscal 2009, namely:

•	base salaries were frozen at 2008 levels;

•

base salaries of most of our salaried employees, including each of our named executives officers, were temporarily reduced by 10% beginning in the second quarter of fiscal 2009 and the reduction remained in effect through the balance of fiscal 2009; and

•	no short-term incentive bonuses were earned by or paid to our named executive officers for fiscal 2009.

For more information about our fiscal 2009 business results, please see the section of our annual report on Form 10-K titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Determining Compensation

We regularly monitor trends, conduct benchmarking studies and generally strive to position our executives’ overall compensation at the median of compensation levels of our peer group. However, we do not adhere to specific formulas, internal pay multiples or market positioning when determining any individual executive’s compensation.

The Compensation Committee establishes a total direct compensation opportunity for each of our executive officers, consisting of base salary, annual target cash bonus and long-term incentives. In determining each component of the direct compensation opportunity, the Compensation Committee uses the executive’s current level of compensation as the starting point. The Compensation Committee bases any adjustments to those levels primarily on benchmarking to peer companies and the individual’s performance. In the process of determining the executive compensation program, the Compensation Committee relies on support from our Chief Executive Officer, other members of management and the committee’s outside independent consulting firm.

Role of Management.    Our Chief Executive Officer annually reviews the performance of each executive officer (other than himself). Our Chief Executive Officer’s performance is reviewed by the Compensation Committee, relative to the annual performance goals established for the year. See “Assessment of Individual Performance” below. He then presents his compensation recommendations based on these reviews, including with respect to items such as salary adjustments and annual award amounts, to the Compensation Committee. The Compensation Committee can and does exercise discretion in modifying any compensation recommendations relating to executive officers that were made by our Chief Executive Officer and is responsible for approving all compensation decisions for our executive officers. During fiscal 2009, the Compensation Committee also received support from the Vice President of Human Resources and the Vice President and General Counsel.

Role of External Advisors.    Since fiscal year 2006, Frederic W. Cook & Co. (“FWC”) has served as the Compensation Committee’s independent compensation consultant. FWC provides analysis and recommendations regarding base salary, cash incentives, long term incentives, perquisites and other related executive compensation practices. In addition, they advise our Compensation Committee regarding overall equity practices. The Compensation Committee relied extensively on a benchmarking study prepared by FWC in 2008 in determining the 2009 program, however they did not perform any services on behalf of management in fiscal 2009. FWC attended many of the Compensation Committee meetings, and met in executive session without the presence of management at most of these meetings. No other consultants or advisors were retained by either management or the Compensation Committee in connection with determining the fiscal 2009 executive compensation program.

Benchmarking.    To assist the Compensation Committee in its review of executive compensation, FWC provides compensation data compiled from executive compensation surveys as well as data gathered from annual reports and proxy statements from a peer group of companies. Peer companies were selected by FWC on the basis of objective industry classifications (Global Industrial Classification codes) and financial size criteria (market capitalization, operating income, number of employees and revenues). The Compensation Committee reviewed and approved the following group of peer companies selected by FWC:

15 Semiconductor Equipment Companies

Advanced Energy Industries, Inc.	Cabot Microelectronics Corporation	FEI Company	Lam Research Corporation	Teradyne, Inc.
ATMI, Inc.	Cymer, Inc.	FormFactor, Inc.	MKS Instruments, Inc.	Tessera Technologies, Inc.
Brooks Automation, Inc.	Entegris, Inc.	KLA-Tencor Corporation	Novellus Systems, Inc.	Varian Semiconductor Equipment Associates, Inc.

16 Semiconductor Companies

Amkor Technology, Inc.	Cypress Semiconductor Corporation	Microsemi Corporation	Power Integrations, Inc.	Silicon Laboratories, Inc.
Atheros Communications, Inc.	Diodes Incorporated	ON Semiconductor Corporation	RF Micro Devices, Inc.	Skyworks Solutions, Inc.
Atmel Corporation	Hittite Microwave Corporation	PMC-Sierra, Inc.	Semtech Corporation	TriQuint Semiconductor, Inc.
Cree, Inc

The only change to our peer group from fiscal 2008 to fiscal 2009 was the removal of Spansion due to its bankruptcy filing.

Peer group data for the Chief Executive Officer is publicly available, thus, the Chief Executive Officer was compared only to the peer companies noted above. For the Chief Financial Officer and other named executive officers, in addition to the peer group data, the Compensation Committee also reviewed a Radford Executive Compensation Report of more than 50 semiconductor equipment and related industry companies to supplement market references for the Chief Financial Officer because his role is not industry specific and for other named executive officers because information for all peer group executive officer positions is not publicly available. The Compensation Committee also reviewed additional Radford reports based on executive location: Northern California, France and Germany.

Assessment of Company Performance.    The Compensation Committee reviews our operating results against internal budgets and also evaluates Verigy’s total shareholder return relative to the semiconductor equipment peers noted above, plus Advantest and LTX-Credence. Advantest and LTX-Credence are direct product competitors with Verigy, and as such, are included in the semiconductor equipment peer group when evaluating relative total shareholder return. However, Advantest is a Japanese-based company that does not publicly report executive compensation and LTX-Credence is too small to include in the semiconductor equipment peer group when evaluating individual executive compensation levels. As such, Advantest and LTX-Credence are not included in the evaluation of individual executive compensation, which is an assessment of competitive compensation practices for executives in similar industry and size companies.

Assessment of Individual Performance.    The Compensation Committee reviews the performance of individual executives as a factor in determining compensation levels. As mentioned above, the Compensation Committee relies on our Chief Executive Officer to evaluate the performance of the other executive officers annually, and to make recommendations regarding all compensation components. The performance summary of each executive officer reflects achievement in three areas: (i) delivering business results; (ii) setting direction and strategy; and (iii) building organizational capability. In addition, each executive officer’s potential is assessed. Finally, a performance ranking between 1 and 3 is assigned, with Rank 1 being the highest performance. The Board of Directors completes a similar survey on the performance of the Chief Executive Officer.

The Compensation Committee is responsible for the annual performance review of our Chief Executive Officer. The Chief Executive Officer’s performance is measured against a broad set of financial and strategic measures set by the Compensation Committee at the beginning of the fiscal year. For fiscal 2009, the performance review process of the Chief Executive Officer included:

•	a performance assessment survey completed by all members of the Board of Directors;

•	discussions during executive sessions of both the Compensation Committee and Board of Directors meetings;

•	discussions between Scott Gibson, our Lead Independent Director, and a number of the direct reports of the Chief Executive Officer; and

•	a self-assessment by the Chief Executive Officer.

Components of Total Compensation for Fiscal 2009

The principal components of our fiscal 2009 executive compensation program, our target competitive position for each component and the purpose of each component are presented in the table below.

Compensation Component	Target Competitive Position (in aggregate for all positions)	Purpose
Base Salary	Equal to the peer group median; adjustments made based on individual performance.	Fixed component of pay intended to compensate the executive officer fairly for the responsibility level of the position held. Key recruitment and retention tool.

Annual Cash Incentive Awards	Target opportunities are set at or near the peer group median; actual payouts may exceed or be less than market median based upon actual financial and individual performance.	Variable component of pay intended to provide short-term incentive compensation based upon, and link the total cash compensation for executive officers directly to, operating profit goals and relative shareholder return.

Long-Term Equity Incentives	Equity award levels are set by reference to the peer group median; actual award levels may exceed or be less than market median, based on individual performance and the ultimate value of the awards will depend upon our share price.	Variable component of pay intended to motivate and align executive officers with the long-term value to shareholders.

Benefits and Perquisites	Generally consistent with benefits offered to non-executive employees and competitive with industry norms.	Primarily provides security through health and welfare, retirement and paid time off benefits.

Severance (Change in Control) Compensation	Terms are based on commitments made to executives at the time of our separation from Agilent in May 2006 and are believed to be consistent with reasonable market practices.	Intended to provide continuity of management through a change in control transaction and to provide temporary income following an executive’s termination in connection with a change in control transaction.

2009 Compensation Decisions

Base Salary.    The Compensation Committee reviewed each named executive officer’s base compensation and competitive positions against the peer group of semiconductor and semiconductor equipment companies, listed above under “Benchmarking.” In setting base salary, we also consider the impact of any changes to base salary on other components of compensation, such as short-term incentive opportunities, certain benefits and potential severance payments.

In fiscal 2009, due to the challenging business environment, our global cost savings initiatives and a desire to carefully manage our employee-related costs, the Compensation Committee determined to maintain all executive base salaries at fiscal 2008 levels. In addition, in the second fiscal quarter, in connection with our continued efforts to reduce our costs, management determined to reduce base salaries of our employees, including all of our executive officers, by 10%. At the recommendation of management, the Compensation Committee approved the temporary salary reduction for executive officers, effective as of February 15, 2009, for U.S.-based named executive officers and March 1, 2009, for other named executive officers.

Short-Term Incentives.    The Compensation Committee assigns each named executive officer an annual target bonus opportunity under the Company’s Pay for Results Program, expressed as a percentage of full base salary, based on recommendations by the Chief Executive Officer with respect to the non-Chief Executive

Officer officers and by the Board of Directors for the Chief Executive Officer, incentive compensation levels in our peer group and advice from the Compensation Committee’s independent compensation consultant, FWC. The Compensation Committee determined that the 2008 annual incentive targets remained competitive with the market median practices and did not change the individual 2009 incentive targets for the named executive officers, other than Robert Nikl and Jorge Titinger. To bring their target bonuses to a more competitive level, the Compensation Committee raised Mr. Nikl’s target bonus from 75% to 80% of base salary, and Mr. Titinger’s target bonus from 75% to 80% of base salary.

The following table contains the fiscal 2009 performance metrics and the associated target and final payouts expressed as a percentage of base salary for each of the named executive officers. These weightings were effective for both the first and second halves of fiscal 2009.

	Mid-Cycle Operating Profit Margin	Semi-Annual Operating Profit Margin	Product Family Financial Results (Operating Profit Margin)	Relative Total Shareholder Return Results	Total Target Payout (% of base salary)	Maximum Target Payout (2x Target)	Actual Payout
Keith L. Barnes	15%	50%	—	35%	100%	$1,164,800	$—
Jorge Titinger	15%	35%		30%	80%	$700,000	$—
Robert J. Nikl	15%	35%	—	30%	80%	$670,000	$—
Hans-Juergen Wagner	15%	—	25%	20%	60%	$572,860	$—
Pascal Rondé	15%	25%	—	20%	60%	$692,734	$—

The Compensation Committee determines bonus metrics and goals at the beginning of each six-month performance period and they are not adjusted during the period. The Compensation Committee uses six-month performance periods because of the difficulty of setting annual goals (or longer) within a volatile and rapidly-changing environment. The Compensation Committee and management have determined that operating profit is the most effective performance metric to support long-term profitability and to align our executive officers with shareholder interests. The Compensation Committee established the goals, other than relative total shareholder return, based on Verigy’s internal operating plan. In establishing the thresholds and maximums for performance, the Compensation Committee took into consideration industry dynamics for the prospective period and other competitive intelligence. The bonuses are paid if the minimum performance threshold (described below) is met or exceeded in the fiscal half performance period; however, a positive result in any one metric may trigger a payout even though other metric targets are not met. The maximum bonus represents 200% of the target bonus if the maximum target level is met or exceeded. The Compensation Committee believes the performance parameters and overall mechanics for payment are consistent with competitive practices.

For fiscal 2009, the Compensation Committee defined and measured performance for each fiscal half year based on achievement of goals in the following four categories:

• mid-cycle non-GAAP operating profit margins;	• relative total shareholder return compared to the peer group; and

• semi-annual non-GAAP operating profit margins;	• SOC Test Financial Results (referred to as “Product Family Financial Results” in the above table)

Operating Profit Margins.    Operating profit margin goals and results exclude restructuring related costs as well as acquisition costs and incremental operating expenses associated with Touchdown Technologies. The operating profit goals were intended to be very challenging during the worst semiconductor equipment industry downturn in history and required close management of all aspects of the business in order to be achieved.

The Mid-Cycle Non-GAAP Operating Profit Margin goal intends to set a long-term profitability goal based on the middle of a multiple-year period reflecting the various up and down cycles within the semiconductor industry. The Semi-Annual Non-GAAP Operating Profit Margin goal helps drive management to meet the annual business plan, and as such, is based on recent and forecast financial performance.

In addition, the payout to the Mid-Cycle Non-GAAP Operating Profit Margin goal minimum is at 2% of salary, which is 13% of the target 15% of salary for this bonus component, whereas the payout to the minimum threshold for the Semi-Annual Non-GAAP Operating Profit Margin goal is 25% of target for that respective bonus component (that varies as a percentage of salary according to the target bonus level assigned to each executive).

Relative Total Shareholder Return.    Relative total shareholder return was measured by using the average closing price of our ordinary shares for the last 20 trading days of each six-month performance period, compared to the average closing price in the same period of the prior year. Verigy’s shareholder return is compared to the group of semiconductor equipment peers listed above under “Benchmarking,” plus Advantest Corporation and LTX-Credence Corporation. As noted above, Advantest and LTX-Credence are direct product competitors with Verigy, and as such, are included in the semiconductor equipment peer group when evaluating relative total shareholder return. Verigy’s total shareholder return ranking must be at least at the 25th percentile of the peer group to fund 25% of this portion of the bonus. Achieving total shareholder return at the median of the peer group results in 100% funding of this portion of the bonus. If Verigy is ranked number 1 in total shareholder return, this portion of the bonus is funded at 200%. If our corporate operating profit and total shareholder return are negative, there is no funding of this portion of the bonus. The relative ranking of Verigy’s total shareholder return did not meet the minimum performance threshold for either performance period during the fiscal year.

SOC Test Financial Results.    Goals related to SOC Test financial results only applied directly to Hans-Juergen Wagner, our Vice President, SOC Test, and measured short-term non-GAAP operating profit for the SOC Test product family against budgeted goals for each six-month period. The Compensation Committee designed those goals to help drive the growth and strategic objectives for our SOC business and promote the achievement of Verigy’s operating profit margin goals. The other named executive officers are in corporate roles, and therefore, are not assigned specific division or business unit goals. The SOC Test goals are set based on historical performance results and forecast plans, where the target goal represents a reasonable stretch goal, the minimum threshold requires a minimum performance level no lower than break-even profitability and a maximum that reflects an unlikely but possible outcome. We have not disclosed the specific SOC Test goals or results because disclosure could place us at a disadvantage with customers, vendors, suppliers and competitors. However, the Compensation Committee believed the achievement at the target levels or above was very difficult during the unprecedented global economic downturn, and, if achieved, would contribute significantly to the overall success of Verigy.

The following table sets forth the minimum, target and maximum performance thresholds, as well as actual results, for each of the categories, other than SOC Test financial results:

Pay For Results Measures	Minimum Threshold	Target Threshold	Maximum Threshold	Actual Result
Mid-Cycle Non-GAAP Operating Profit (Loss) Margin
First half 2009	5.0%	15.5%	23%	(48)%
Second half 2009	5.0%	15.5%	23%	(7.9)%
Semi-Annual Non-GAAP Operating Profit (Loss) Margin
First half 2009	0.0%	2.0%	5.0%	(48)%
Second half 2009	0.0%	2.0%	5.0%	(7.9)%

Relative Total Shareholder Return (TSR)	TSR at 25th percentile	TSR at 50th percentile	TSR at 100th percentile
First half 2009	(45)%	(39)%	0%	(54)%
Second half 2009	17%	46%	100%	(22)%

As noted in the table above, the minimum targets for fiscal 2009 were not met, and, while the Compensation Committee retains the right to make discretionary adjustments to the final payouts under our incentive program, the Compensation Committee determined not to make any adjustments in fiscal 2009 due to our ongoing efforts to save costs and attain profitability. As a result, no bonuses under the 2009 incentive bonus program were paid to named executive officers during fiscal 2009.

The following table contains the fiscal 2009 performance metrics and the associated target and final payouts expressed as a percentage of base salary for each of the named executive officers. These weightings were effective for both the first and second halves of fiscal 2009.

	Mid-Cycle Profit Margin	Semi-Annual Operating Profit Margin	Product Family Financial Results	Relative Total Shareholder Return Results	Total Target Payout (% of base salary)	Actual Payout
Keith L. Barnes	15%	50%	—	35%	100%	$—
Jorge Titinger	15%	35%		30%	80%	$—
Robert J. Nikl	15%	35%	—	30%	80%	$—
Hans-Juergen Wagner	15%	—	25%	20%	60%	$—
Pascal Rondé	15%	25%	—	20%	60%	$—

Long-Term Incentives.    Long-term incentives help us to compete for and retain executive talent within a highly competitive market, while also aligning executive officers with the long-term value to shareholders. Our named executive officers are awarded a mix of a fixed number of share options and a fixed number of restricted share units (“RSUs”), each representing approximately half of the total target grant date value. The equal weighting of equity value on options and restricted share units provides a balance between aligning executives with shareholder interests and retaining executives within a volatile industry. This approach also helps to more efficiently utilize available shares, thereby keeping overall equity dilution to competitive norms. The number of share options and restricted share units granted to each named executive officer is based on a target economic value. Share options are intended to directly link executive officer compensation to shareholder value creation over a multi-year period, and RSUs establish significant, unvested equity positions and are intended to help retain our executives’ services during difficult periods which are inevitable in our industry.

In fiscal 2009, due primarily to the significant uncertainty regarding the business outlook for 2009 and our expectation that the short-term incentive bonuses would be very low or non-existent for the year, the Compensation Committee determined that increased targets from the median in 2008 to the 50th to 75th percentile (a percentage of market cap grant value basis) of our peer group for comparable positions were appropriate to help retain the Chief Executive Officer and other named executive officers. However, in specific cases, we set the target economic value of the equity award higher or lower where appropriate based on factors such as Verigy’s prior year performance, individual executive officer performance, the existing holdings of the executive officer and any recent grants made in connection with new employment or promotion. The fiscal 2009 equity awards to Messrs. Barnes, Titinger and Wagner were slightly above the market median, whereas the equity award to Mr. Rondé was between the market median and 75th percentile and the equity award to Mr. Nikl was closer to the 75th percentile.

Annual grant levels were finalized and approved on December 3, 2008, which was the date of a regularly scheduled Compensation Committee meeting set near the beginning of the fiscal year. On the date of grant, the entire number of restricted share units was granted, subject to quarterly vesting over a four-year period. Also on the date of grant, an award agreement for the entire number of share options was issued (subject to quarterly vesting over a four-year period), but the exercise price of only 25% of the total award was fixed. The exercise price of the remaining 75% of the share options for the named executive officers is automatically set in three increments of 25% each at the closing price of our ordinary shares on the 3rd business day following the quarterly earnings announcement for each of the next three fiscal quarters, except in the case of the exercise price of Pascal Rondé’s award, which, consistent with French law, is automatically set on what is usually the 11th business day following quarterly earning announcements. The option price for Mr. Rondé’s awards is the greater of (A) the fair market value (closing price) of our ordinary shares on the pricing date; or (B) 80% of the average of the fair market values (closing prices) for the 20 trading days preceding the pricing date.

We refer to this option model as our “four-tranche option approach.” The Compensation Committee adopted the four-tranche option approach in 2006 in recognition of the volatility of our industry. The purpose of the four-tranche option approach is to provide cost-averaging of the exercise prices of an award over a period of several future quarters rather than establish a single exercise price applicable to the entire award. By linking the automatic pricing mechanism to future announcements of financial results, the exercise prices of the second, third and fourth tranches are established at times when our insider trading window would generally be open and at times when the market has current information about our recent financial results and outlook. This mechanism, in effect, automates a quarterly grant approach by allowing a single award to be priced as if it had been awarded in four separate actions.

	Fiscal 2008 Total Equity Grant Date Value ($)	Fiscal 2009 Total Equity Grant Date Value ($)	Year-Over-Year Change in Total Equity Awards (%)
Keith L. Barnes	$2,210,897	$2,727,971	23%
Jorge Titinger	$0	$715,516	N/A
Robert J. Nikl	$552,337	$800,744	45%
Hans-Juergen Wagner	$424,301	$535,616	26%
Pascal Rondé	$813,003	$602,794	(26)%

The RSUs are scheduled to vest and be paid out quarterly over a four-year period from the grant date, which provides the Company with retention incentives and encourages our named executive officers to drive performance over this multi-year period. Similarly, the options are scheduled to vest quarterly over a total of 16 quarters, so that each tranche is scheduled to fully vest in December 2012. Vesting generally is subject to the award holder’s continued service to the Company, subject to acceleration of vesting under certain circumstances. Please see “Grants of Plan Based Awards” for further details regarding the equity award grants to the named executive officers.

Benefits & Perquisites.    Our executive compensation program includes limited executive perquisites and other benefits, described below, which we believe are important to allow us to compete for employee talent. We believe that the limited perquisites and other benefits that we provide the executive officers are consistent with the executive compensation programs of many of the companies with which we compete for executive talent.

Health, Welfare and Retirement Benefits.    The named executive officers receive the same health, welfare and retirement benefits as are available to other full-time employees in the particular country in which the executive is resident.

Financial Counseling.    Reimbursement of tax preparation and financial counseling services were available to the named executive officers and payments ranging between $1,985 and $17,478 were made by Verigy for these services in fiscal 2009. This is a common executive perquisite, which helps the executive focus on business requirements. Amounts paid are included in the officer’s income, and the officer bears any income tax payable with respect to the benefit.

Temporary Living Allowances / Relocation Benefits.    During fiscal 2009 we paid our Chief Executive Officer, Keith Barnes, a temporary living expense allowance of $12,000 per month and our Chief Financial Officer, Robert Nikl, a temporary living expense allowance of $6,075 per month. In November 2009, we entered into a Relocation Agreement with Mr. Nikl pursuant to which we will pay Mr. Nikl a lump sum gross amount of $180,000, less applicable tax withholding, to cover costs associated with his relocation to a residence closer to the Cupertino, California office of Verigy’s principal U.S. subsidiary no later than April 30, 2010. We believe that living allowances and relocation benefits are commonly offered by global companies to executive officers that are asked to relocate and therefore were appropriate benefits to offer to Messrs. Barnes and Nikl. A more detailed description of the living allowances for our Chief Executive Officer and Chief Financial Officer and the relocation benefit for our Chief Financial Officer is set forth set forth below under “Executive Compensation” in the sections titled “Agreements with Our Chief Executive Officer” and “Agreements with Our Chief Financial Officer.”

Severance Payments in Connection With Termination or a Change in Control.    As described more fully below under “Executive Compensation—Potential Payments in Connection With Termination or a Change in Control,” we have entered into agreements with each of the named executive officers, except for Pascal Rondé and Hans-Juergen Wagner, that provide for cash severance, health-care benefits continuation and acceleration of unvested equity if they are terminated either before or in connection with a change in control under certain circumstances. These agreements also require us to pay gross-up payments to the named executive officers, if the officer is subject to a “golden parachute” excise tax in connection with the change in control benefits. However, if the golden parachute excise taxes can be avoided by reducing the payments to the executive officer, we may reduce the payments up to a total reduction not to exceed $25,000.

We have also entered into agreements with Messrs. Rondé and Wagner that provide for acceleration of unvested equity if they are terminated in connection with a change in control. Messrs. Rondé and Wagner would also be eligible for certain payments after termination in connection with a change in control as provided under French and German law, respectively.

The change in control severance terms were offered to certain executive officers by Agilent Technologies, Inc., prior to our separation from Agilent in 2006. Our Compensation Committee approved the change in control severance agreements in 2006 and the amended agreements in 2008. In approving the terms of the severance arrangements, the Compensation Committee recognized that providing certain benefits upon an executive’s termination of employment in certain instances provides the executive with enhanced financial security and incentive and encouragement to remain with the Company. We felt that such considerations were critical to retaining our executive officers. Further, from time to time we may consider or may be presented with the need to consider the possibility of an acquisition by another company or other change in control of Verigy. We recognize that such considerations can be a distraction to executive officers and can cause executive officers to consider alternative employment opportunities or to be influenced by the impact of a possible change in control on their personal circumstances in evaluating such possibilities. We also recognize that our executive officers might not be retained in comparable positions by a large acquirer, and so the benefit of the cash and equity incentive compensation provided to them might otherwise be forfeited upon a termination of employment by such acquirer. As a result, we believe that it is important to provide such individuals with severance benefits upon their termination of employment in connection with a change in control to secure their continued dedication and objectivity, notwithstanding the possibility, threat or occurrence of a change in control, as well as to provide them with enhanced financial security.

The Compensation Committee considers the impact of the potential benefits under the agreements when considering changes in base salary and short-term incentive opportunities.

Executive Share Ownership Guidelines; Recoupment Policy; Hedging Prohibition

As noted above, a core element of our compensation philosophy is to align the interests of executive officers with those of shareholders by providing appropriate long-term incentives. To further align the interests of executive officers and shareholders, in January 2010, the Board of Directors adopted guidelines regarding minimum ownership of shares by Verigy’s executive officers and directors. The ownership guidelines call for the Chief Executive Officer to own 50,000 ordinary shares, for each other executive officer to own 15,000 ordinary shares and for our non-employee directors to own 10,000 ordinary shares. Executive officers and non-employee directors are encouraged to reach this goal within five years of the date the Board of Directors approved the guidelines or the date of their initial election to our Board of Directors or promotion or hire date as an executive officer, whichever is later, and to hold at least such minimum number of shares for as long as he or she is an executive officer or non-employee director. In the event that an individual has not achieved at least 50% of their target holdings at the end of the third year of the five year transition period, then it is recommended that the individual retain 50% of any net ordinary shares acquired or vested or, if less, the number of ordinary shares necessary to attain 100% of the applicable share ownership level. For purposes of the ownership guidelines, share holdings include ordinary shares and vested and unvested restricted share units held by the individual, family trust and immediate family members.

Another part of our compensation philosophy is pay for performance, meaning that executive officers should earn variable cash incentives based on the achievement of financial and non-financial objectives. Following the Nominating & Governance Committee’s recommendation, in January 2010, the Board of Directors adopted a recoupment policy that applies if there is a restatement of Verigy’s financial statements caused by fraud or willful misconduct by an executive officer. The policy provides for, in discretion of our independent directors, the following as to any executive officer whose fraud or misconduct caused the restatement of our financial statements:

•

recouping incentive cash compensation in excess of the amount by which incentive compensation based on financial statements that required restating exceeds the amounts that would have been paid based on the accurate, restated numbers;

•	cancelling outstanding equity awards; and

•	recouping after-tax gains on sales of securities sold between the filing of the financial statements that required restating and the filing of the accurate, restated numbers.

Our Insider Trading Policy prohibits our executives from margining Verigy securities or trading in derivative securities related to our securities.

Fiscal 2010 Executive Compensation

On December 1, 2009, as part of its annual review process, the Compensation Committee approved executive cash and equity compensation arrangements for fiscal 2010 for the Chief Executive Officer and our other executive officers, including the named executive officers.

2010 Cash Compensation.    In December 2009, the Compensation Committee reviewed and approved the base compensation levels for fiscal 2010 for the executive officers. The Compensation Committee decided to stop the temporary reductions in base compensation and to restore base compensation in full for the named executive officers beginning February 1, 2010 after consideration of external and company-specific current and expected economic improvements. The base compensation is unchanged from the base compensation amounts approved for fiscal 2009 as well as fiscal 2008. The Compensation Committee may re-evaluate base salaries during fiscal 2010 if our operating results improve or other competitive factors warrant adjustments. The design of fiscal 2010 short-term incentive plan is similar to the fiscal 2009 plan.

2010 Equity Compensation.    In the past, as part of its annual performance review, the Compensation Committee has awarded executive officers a mix of restricted share units and options to purchase our ordinary shares, each representing approximately half of the total targeted grant value. On the date of grant, the entire number of restricted share units was granted, subject to quarterly vesting over a four-year period. Also on the date of grant, options were awarded using the “four-tranche option approach” described above. We continue to use this approach, with the modifications described below.

On December 1, 2009, the Compensation Committee approved a mix of restricted share units and options as part of the fiscal 2010 executive officer compensation. The restricted share units vest and are paid out quarterly over a four-year period from the grant date. As of the end of fiscal 2009, there were approximately 2,500,000 shares available for grant under our 2006 EIP. We are seeking shareholder approval at the 2010 annual general meeting to amend the 2006 EIP to increase the number of shares authorized under the plan (see “Proposal 8” above). In order to conserve shares under the 2006 EIP until shareholders either approve or do not approve Proposal 8, the Compensation Committee determined to make a portion (25%) of the annual option awards contingent on the shareholders approving the addition of shares to the 2006 EIP at the 2010 Annual General Meeting of Shareholders. Accordingly, the Compensation Committee granted each executive officer a non-contingent award representing 75% of their annual share option award (the “Non-Contingent Award”) and a contingent award representing 25% of their annual share option award (the “Contingent Award”). The following is a summary of the material terms of the Non-Contingent Awards and Contingent Awards.

Non-Contingent Awards—Similar to our four-tranche option approach used in the past:

•

the exercise price of the 1st tranche (1/3rd of the shares) of the Non-Contingent Award was set as the closing price of our ordinary shares on the grant date of the award, and the first tranche is scheduled to vest in 16 equal quarterly installments with the first installment vesting on March 13, 2010;

•

the exercise price of the 2nd tranche (1/3rd of the shares) of the Non-Contingent Award automatically will be set as the closing price of our ordinary shares on the 3rd business day following the announcement of our financial results for the quarter ending January 31, 2010, and is scheduled to vest in 15 equal quarterly installments with the first installment vesting on June 13, 2010; and

•

the exercise price of the 3rd tranche (1/3rd of the shares) of the Non-Contingent Award automatically will be set as the closing price of our ordinary shares on 3 rd business day following the announcement of our financial results for the quarter ending April 30, 2010, and is scheduled to vest in 14 equal quarterly installments with the first installment vesting on September 13, 2010.

In the case of Mr. Rondé, the first tranche of his Non-Contingent Award was priced on December 7, 2009, in accordance with applicable French regulations regarding tax qualifications for option grants. Each of the remaining two tranches will be priced at the earliest date allowable subsequent to the release of our financial results for the quarters ending January 31, 2010, and April 30, 2010, in accordance with applicable French regulations regarding tax qualification for option grants. Generally, the pricing of each tranche of Mr. Rondé’s Non-Contingent Award will occur on the 11th business day following the public announcement of our financial results, or on the 11th business day following a material announcement that occurs within that 11-day period. The option price for Mr. Rondé’s awards will be the greater of (A) the fair market value (closing price) of our ordinary shares on the pricing date; or (B) 80% of the average of the fair market values (closing prices) for the 20 trading days preceding the pricing date.

Contingent Awards—If shareholders approve Proposal 8, the exercise price of the Contingent Awards automatically will be set as the closing price of our ordinary shares on the 3rd business day following the announcement of our financial results for the quarter ending July 31, 2010. In the case of Mr. Rondé, the Contingent Award will be priced on the 11th business day following the public announcement of our financial results for the quarter ending July 31, 2010, or on the 11th business day following a material announcement that occurs within that 11-day period. The Contingent Awards are scheduled to vest in 13 equal quarterly installments, with the first installment vesting on December 13, 2010. If the shareholders vote on but do not approve Proposal 8 to increase the number of shares available for issuance under the 2006 EIP during 2010, then the Contingent Awards will become null and void on the date of the 2010 Annual General Meeting of Shareholders.

Deductibility Cap on Executive Compensation

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid to our named executive officers. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance-based” as defined in Section 162(m) of the Code. The Compensation Committee considers the net cost to Verigy, and its ability to effectively administer executive compensation in the long-term interests of shareholders. The Compensation Committee expects that the compensation for fiscal 2009, except for minor amounts related to income from vested RSUs, will be fully deductible under Section 162(m) of the Code. To date, we have not granted performance-based equity awards under the 2006 EIP, however, the plan is designed so that applicable equity-based compensation awards made under it may qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code, and thus be tax deductible by Verigy if shareholders approve this proposal and we grant performance-based equity awards in the future.

Section 409A imposes additional significant taxes on certain non-qualifying “deferred compensation” that does not satisfy the requirements of Section 409A. Although we do not maintain a traditional non-qualified deferred compensation plan, Section 409A does apply to certain severance arrangements and equity awards. Consequently, to assist in avoiding additional tax under Section 409A, in December 2008 we amended certain of the severance arrangements described above in a manner intended to either avoid the application of Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A requirements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of

the Board of Directors:

Edward Grady (Chairperson)

Scott Gibson

Claudine Simson

EXECUTIVE COMPENSATION

The following table summarizes the total compensation paid or earned by our named executive officers, which are our Chief Executive Officer, Chief Financial Officer and our three highest paid executive officers (other than our CEO and CFO) for the fiscal years ending October 31, 2007, 2008 and 2009.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Share Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value & Non-qualified Deferred Compensation Earnings ($)		All Other Compensation ($)(4)	Total ($)
Keith L. Barnes	2009	541,154	796,084	1,931,887	—	—		163,305	3,432,430
Chairman, Chief Executive Officer and President	2008	582,408	562,021	1,648,876	463,947	—		157,656	3,414,908
	2007	525,000	281,770	1,420,238	565,081	—		150,833	2,942,922

Robert J. Nikl	2009	311,341	336,282	464,461	—	—		83,245	1,195,329
Chief Financial Officer	2008	335,076	221,033	331,304	189,352	—		87,660	1,164,425
	2007	325,000	228,157	232,149	347,389	—		91,129	1,223,824

Jorge Titinger(5)	2009	325,208	465,067	250,448	—	—		33,095	1,073,818
Chief Operations Officer

Pascal Rondé(6)	2009	327,088	251,315	351,479	—	—	(7)	55,356	985,238
Vice President, Sales, Service and Support	2008	351,179	549,569	263,434	165,352	—	(7)	16,559	1,346,093
	2007	330,198	457,007	169,189	177,854	13,643	(7)	5,475	1,153,366

Hans-Juergen Wagner(6)(8)	2009	251,080	240,434	295,181	—	132,704	(9)	15,719	935,118
Vice President, SOC Test	2008	289,867	185,781	238,520	83,567	55,745	(9)	10,397	863,877

(1)	Restricted share units were granted pursuant to the 2006 EIP. The units pay out in an equal number of Verigy Ltd. ordinary shares. Holders of restricted share units are not entitled to dividend payments or voting rights until the units become vested and the shares are paid out. The dollar amounts shown in the Summary Compensation Table are the dollar amounts recognized for financial statement reporting purposes with respect to our 2007, 2008 and 2009 fiscal years, determined in accordance with accounting guidance generally accepted in the U.S. for share awards issued to employees, disregarding the estimate of forfeitures related to service-based vesting conditions.
(2)	Option awards were granted pursuant to the 2006 EIP. The options may be exercised for an equal number of Verigy Ltd. ordinary shares. The dollar amounts shown in the Summary Compensation Table are the dollar amounts recognized for financial statement reporting purposes with respect to our 2007, 2008 and 2009 fiscal years, determined in accordance with accounting guidance generally accepted in the U.S. for awards issued to employees, disregarding the estimate of forfeitures related to service-based vesting conditions.
(3)	The amounts in the “Non-Equity Incentive Plan Compensation” column represent the total of two semi-annual bonus amounts paid under Verigy bonus plans in fiscal 2007 and 2008. No bonuses were paid in fiscal 2009.
(4)	The amounts shown in the “All Other Compensation” column are attributable to the following:

•

Mr. Barnes: (i) in fiscal 2009, $12,100 for our matching contribution to his 401(k); $144,000 allowance for living expenses, including rent, utilities, meals and car rental; and $7,205 for financial planning assistance; (ii) in fiscal 2008, $6,160 for our profit-sharing contribution to his 401(k); $3,175 for financial planning assistance; $3,711 for Verigy’s reimbursement of expenses to award winning executives for the cost of bringing their spouses to an off-site executive award conference and related tax gross-ups; and $144,610 allowance for living expenses, including rent, utilities, meals and car rental; and (iii) in fiscal 2007, $9,000 for our matching contribution to his 401(k); $6,160 for our profit-sharing contribution to his 401(k); $2,854 for Verigy’s reimbursement of expenses to award winning executives for the cost of bringing their spouses to an off-site executive award conference and related tax gross-ups; and $132,819 allowance for living expenses, including rent, utilities, meals and car rental.

•

Mr. Nikl: (i) in fiscal 2009, $6,600 for our matching contribution to his 401(k); $74,660 allowance for living expenses, including rent, utilities and furniture rental; and $1,985 for financial planning assistance; (ii) in fiscal 2008, $3,252 for our matching contribution to his 401(k); $3,575 for our profit-sharing contribution to his 401(k); $1,883 for financial planning assistance; $3,872 for Verigy’s reimbursement of expenses to award winning executives for the cost of bringing their spouses to an off-site executive award conference and related tax gross-ups;

and $75,078 allowance for living expenses, including rent, utilities and furniture rental; and (iii) in fiscal 2007, $9,000 for our matching contribution to his 401(k); $3,575 for our profit-sharing contribution to his 401(k); $5,654 for Verigy’s reimbursement of expenses to award winning executives for the cost of bringing their spouses to an off-site executive award conference and related tax gross-ups; and $72,900 allowance for living expenses, including rent, utilities and furniture rental.

•	Mr. Titinger: in fiscal 2009, $15,617 for our matching contribution to his 401(k); and $17,478 for financial planning assistance.

•

Mr. Rondé: (i) in fiscal 2009, $49,492 in pension contributions; $3,639 for Verigy’s cost of providing a company leased vehicle; and $2,225 for financial planning assistance; (ii) in fiscal 2008, $15,092 for Verigy’s cost of providing a company leased vehicle; and $1,467 for financial planning assistance; and (iii) in fiscal 2007, $3,580 for Verigy’s cost of providing a company leased vehicle; and $1,895 for tax gross-ups related to Verigy’s reimbursement to award winning executives for the cost of bringing their spouses to an off-site executive award conference.

•

Mr. Wagner: (i) in fiscal 2009, $8,860 in pension contributions; and $6,859 for Verigy’s cost of providing a company leased vehicle; (ii) in fiscal 2008, $10,397 for Verigy’s cost of providing a company leased vehicle.

(5)	Mr. Titinger was not a named executive officer in fiscal 2007 or 2008.
(6)	Amounts paid to Messrs. Rondé and Wagner were paid in Euros. For the purpose of this disclosure, we converted the 2009 Euro amounts into U.S. Dollars at an exchange rate of 1.3783 U.S. Dollars per Euro. This exchange rate was calculated by averaging the monthly exchange rate of 1.2744 U.S. Dollars per Euro reported by the Federal Reserve Bank of New York for the month of November 2008 (the first month of our 2009 fiscal year) and the monthly exchange rate of 1.4821 U.S. Dollars per Euro reported by the Federal Reserve Bank of New York for the month of October 2009 (the last month of our 2009 fiscal year). We converted the 2007 and 2008 Euro amounts into U.S. Dollars at an exchange rate of 1.39745 U.S. Dollars per Euro. This exchange rate was calculated by averaging the monthly exchange rate of 1.4683 U.S. Dollars per Euro reported by the Federal Reserve Bank of New York for the month of November 2007 (the first month of our 2008 fiscal year) and the monthly exchange rate of 1.3266 U.S. Dollars per Euro reported by the Federal Reserve Bank of New York for the month of October 2008 (the last month of our 2008 fiscal year).
(7)	Mr. Rondé: For fiscal 2008, the amount of $(9,796) is attributable to the change in actuarial present value of his accumulated benefit since October 31, 2008, under a defined benefit pension plan in France. For fiscal 2008, the amount of $(3,912) was attributable to the change in actuarial present value of his accumulated benefit since September 30, 2007, under a defined benefit pension plan in France. For fiscal 2007, the amount of $13,643 was attributable to the change in actuarial present value of his accumulated benefit since September 30, 2006, under a defined benefit pension plan in France.
(8)	Mr. Wagner was not a named executive officer in fiscal 2007.
(9)	Mr. Wagner: For fiscal 2009, the amount of $132,704 is attributable to the change in actuarial present value of his accumulated benefit since October 31, 2008, under three defined benefit plans in Germany. These plans are the: (i) Pensionsplan (“PPL”) in which the change in pension value and non-qualified deferred compensation earnings in fiscal 2009 was $28,804; (ii) Zusatzversorgungsplan (“ZVP”) in which the change in pension value and non-qualified deferred compensation earnings in fiscal 2009 was $102,242; and (iii) Basisversorgungsplan (“BVP”) in which the change in pension value in fiscal 2009 was $1,658. For fiscal 2008, the amount of $55,745 was attributable to the change in actuarial present value of his accumulated benefit since September 30, 2007, under the PPL, ZVP and BVP. The change in pension value and non-qualified deferred compensation earnings in fiscal 2008 was $(23,410) for the PPL, $73,783 for the ZVP and $5,372 for the BVP.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding all incentive plan awards that were earned during fiscal 2009 by each named executive officer. Option and restricted share unit grants to our named executive officers during fiscal 2009 were awarded pursuant to the 2006 EIP.

	Grant Date	Grant Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Keith L. Barnes	12/3/08	12/3/08	100,000	—	—	920,000
	12/3/08	12/3/08	—	62,500	9.20	271,169
	2/24/09	12/3/08	—	62,500	7.22	214,750
	5/27/09	12/3/08	—	62,500	11.50	317,738
	8/25/09	12/3/08	—	62,500	10.73	295,231

Robert J. Nikl	12/3/08	12/3/08	50,000	—	—	460,000
	12/3/08	12/3/08	—	31,250	9.20	135,584
	2/24/09	12/3/08	—	31,250	7.22	107,375
	5/27/09	12/3/08	—	31,250	11.50	158,869
	8/25/09	12/3/08	—	31,250	10.73	147,616

Jorge Titinger	12/1/08	6/4/08	—	28,125	8.67	120,777
	12/3/08	12/3/08	45,000	—	—	414,000
	12/3/08	12/3/08	—	28,125	9.20	122,026
	2/24/09	6/4/08	—	28,125	7.22	96,638
	2/24/09	12/3/08	—	28,125	7.22	96,638
	5/27/09	12/3/08	—	28,125	11.50	142,982
	8/25/09	12/3/08	—	28,125	10.73	132,854

Pascal Rondé	12/3/08	12/3/08	30,000	—	—	276,000
	12/11/08	12/3/08	—	18,750	10.11	88,736
	3/6/09	12/3/08	—	18,750	6.49	58,659
	6/8/09	12/3/08	—	18,750	11.54	96,143
	9/4/09	12/3/08	—	18,750	11.37	94,016

Hans-Juergen Wagner	12/3/08	12/3/08	23,000	—	—	211,600
	12/3/08	12/3/08	—	14,375	9.20	62,369
	2/24/09	12/3/08	—	14,375	7.22	49,393
	5/27/09	12/3/08	—	14,375	11.50	73,080
	8/25/09	12/3/08	—	14,375	10.73	67,903

The option grants to the named executive officers in fiscal 2009 were approved by the Compensation Committee on December 3, 2008, in the form of our “four-tranche option approach,” in order to provide cost-averaging of the exercise prices of the grants over a period of several future quarters. The option is divided into four tranches of 25% each of the total number of shares granted. The exercise price for the first 25% of the shares is the fair market value (closing price) of Verigy’s ordinary shares on December 3, 2008, the date of grant. The second, third, and fourth tranches were priced at the fair market value (closing price) of Verigy’s ordinary shares on the 3rd business day following the public announcement of Verigy’s financial results for the subsequent three financial quarters, respectively, except that the 11th business day following the public announcement was used to price the options for Pascal Rondé in order to comply with regulations for tax-qualified plans in France. Jorge Titinger received an option grant upon hire in June 2008 that is also divided into four tranches, with the first tranche priced on the grant date, and the subsequent three tranches priced at the fair market value of Verigy’s ordinary shares on the 3rd business day following the public announcement of Verigy’s financial results for the subsequent three financial quarters. Each tranche of shares subject to this option vests and becomes exercisable as to 25% of the shares on June 13, 2009, with the remaining shares in each tranche becoming exercisable in 12 equal quarterly installments, with the first installment on September 13, 2009. In the event of a termination of employment for any reason, the price of any previously awarded but un-priced tranche is fixed as of the last trading day preceding the date of termination. In the event that a change in control is announced, the price of any previously awarded but un-priced tranche is fixed as of the last trading day preceding the day of announcement of the change in control transaction.

Vesting of the overall option grants is over a period of four years from the award date. Except for one new-hire option grant to Jorge Titinger as described in the paragraph above, the first tranche vests over a period of 16 quarters from the award date, with the first installment vesting on March 13, 2009; the second tranche vests over a period of 15 quarters, with the first installment vesting on June 13, 2009; the third tranche vests over a period of 14 quarters, with the first installment vesting on September 13, 2009; and the fourth tranche vests over a period of 13 quarters, with the first installment vesting on December 13, 2009.

The options are non-qualified and have a maximum term of seven years. The options are nontransferable except in the event of an optionee’s death. Options cease to vest upon termination of employment.

Except for Mr. Barnes, a period of 12 months is added to the actual length of the executive’s service for the purpose of determining the vested portion of the option upon termination of employment due to death, disability, retirement due to age or other qualifying termination event not in connection with a change in control, as defined in the severance agreements, and the vested options may be exercised for up to 15 months after the termination date (one year in the case of retirement). The vesting is pro rated on the basis of the full months of service completed by the executive since the vesting commencement date of the option. For Mr. Barnes, the options would become fully vested and be exercisable for up to 15 months in the event of termination of employment due to death, disability or other termination event not in connection with a change in control, as defined in his severance agreement.

Upon a qualifying termination event in connection with a change in control, as defined in the severance agreements, the options for the named executive officers would become fully vested and exercisable for a period of up to two years from the termination date.

Shares reported in the “Stock Awards” column are restricted share units granted pursuant to the 2006 EIP. The units pay out in an equal number of our ordinary shares. Holders of restricted share units are not entitled to dividend payments or voting rights until the units become vested and the shares are paid out. The units vest in 16 equal quarterly installments from the date of the award. Pursuant to the severance agreements, for the named executive officers other than Mr. Barnes, in the event of termination of employment due to death, disability, retirement due to age or other qualifying termination event not in connection with a change in control, as defined in the severance agreements, a period equal to 12 months will be added to the actual length of the executive’s service for the purpose of determining the vested portion of share unit awards that are outstanding as of the termination date, and the vested units will be immediately distributed (unless delayed payout is required to comply with Section 409A of the Code). The vesting is pro rated on the basis of the full months of service completed by the executive since the vesting commencement date of the units. For Mr. Barnes, all restricted share unit awards that are outstanding as of the termination event will become fully vested and immediately distributed (unless delayed payout is required to comply with Section 409A of the Code). For all the named executive officers, upon a qualifying termination event in connection with a change in control, as defined in the severance agreements, all outstanding share units will become fully vested and paid out.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR END

The following table sets forth the information regarding outstanding options and restricted share units held by the named executive officers as of October 31, 2009.

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		*Market Value of Shares or Units of Stock That Have Not Vested ($)
Keith L. Barnes	375,500	(1)	187,500	(2)	15.00	06/12/2013	—		—
	7,304	(3)	3,321	(4)	18.04	12/12/2013	—		—
	7,080	(5)	3,545	(4)	23.42	12/12/2013	—		—
	6,822	(6)	3,803	(4)	28.39	12/12/2013	—		—
	6,536	(7)	4,089	(4)	25.05	12/12/2013	—		—
	12,299	(8)	15,826	(9)	26.43	12/02/2014	—		—
	11,250	(10)	16,875	(9)	19.99	12/02/2014	—		—
	10,040	(11)	18,085	(9)	25.68	12/02/2014	—		—
	8,652	(12)	19,473	(9)	18.91	12/02/2014	—		—
	11,718	(13)	50,782	(14)	9.20	12/02/2015	—		—
	8,332	(15)	54,168	(14)	7.22	12/02/2015	—		—
	4,464	(16)	58,036	(14)	11.50	12/02/2015	—		—
	—		62,500	(14)	10.73	12/02/2015	—		—
	—		—		—	—	13,335	(17)	131,216
	—		—		—	—	6,443	(4)	63,399
	—		—		—	—	25,316	(9)	249,109
	—		—		—	—	81,250	(14)	799,500

Robert J. Nikl	57,626	(18)	28,816	(19)	14.75	06/20/2013	—		—
	3,432	(3)	1,568	(4)	18.04	12/12/2013	—		—
	3,330	(5)	1,670	(4)	23.42	12/12/2013	—		—
	3,213	(6)	1,787	(4)	28.39	12/12/2013	—		—
	3,072	(7)	1,928	(4)	25.05	12/12/2013	—		—
	5,250	(8)	6,750	(9)	26.43	12/02/2014	—		—
	4,800	(10)	7,200	(9)	19.99	12/02/2014	—		—
	4,285	(11)	7,715	(9)	25.68	12/02/2014	—		—
	3,692	(12)	8,308	(9)	18.91	12/02/2014	—		—
	5,859	(13)	25,391	(14)	9.20	12/02/2015	—		—
	—		27,084	(14)	7.22	12/02/2015	—		—
	2,232	(16)	29,018	(14)	11.50	12/02/2015	—		—
	—		31,250	(14)	10.73	12/02/2015	—		—
	—		—		—	—	4,239	(19)	41,712
	—		—		—	—	3,034	(4)	29,855
	—		—		—	—	10,800	(9)	106,272
	—		—		—	—	40,625	(14)	399,750

Jorge Titinger	8,788	(20)	19,337	(21)	24.83	6/8/2015	—		—
	8,788	(20)	19,337	(21)	18.91	6/8/2015	—		—
	8,788	(20)	19,337	(21)	8.67	6/8/2015	—		—
	5,271	(13)	22,854	(14)	9.20	12/2/2015	—		—
	3,750	(15)	24,375	(14)	7.22	12/2/2015	—		—
	8,788	(20)	19,337	(21)	7.22	6/8/2015	—		—
	2,008	(16)	26,117	(14)	11.50	12/2/2015	—		—
	—		28,125	(14)	10.73	12/2/2015	—		—
	—		—		—	—	30,938	(24)	304,430
	—		—		—	—	3,750	(25)	36,900
	—		—		—	—	36,564	(14)	359,790

Name	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		*Market Value of Shares or Units of Stock That Have Not Vested ($)
Pascal Rondé(28)	—		62,500	(30)	15.00	06/12/2013		—		—
	—		7,500	(30)	18.04	12/12/2013		—		—
	—		7,500	(31)	25.51	12/12/2013		—		—
	—		7,500	(32)	28.78	12/12/2013		—		—
	—		7,500	(33)	25.61	12/12/2013		—		—
	—		8,750	(30)	26.69	12/11/2014		—		—
	—		8,750	(31)	18.82	12/11/2014		—		—
	—		8,750	(32)	24.83	12/11/2014		—		—
	—		8,750	(33)	19.00	12/11/2014		—		—
	—		18,750	(30)	10.11	12/10/2015		—		—
	—		18,750	(31)	6.49	12/10/2015		—		—
	—		18,750	(32)	11.54	12/10/2015		—		—
	—		18,750	(33)	11.37	12/10/2015		—		—
	—		—		—	—		2,084	(17)	20,507
	—		—		—	—		4,564	(4)	44,910
	—		—		—	—		14,000	(22)	137,760
	—		—		—	—		30,000	(23)	295,200

Hans-Juergen Wagner	23,436	(1)	7,814	(2)	15.00	06/12/2013		—		—
	7,442	(26)	—		15.77	01/25/2014	(29)	—		—
	19,139	(27)	—		10.19	01/23/2015	(29)	—		—
	7,733	(3)	3,517	(4)	18.04	12/12/2013		—		—
	7,500	(5)	3,750	(4)	23.42	12/12/2013		—		—
	7,227	(6)	4,023	(4)	28.39	12/12/2013		—		—
	6,920	(7)	4,330	(4)	25.05	12/12/2013		—		—
	3,276	(8)	4,224	(9)	26.43	12/2/2014		—		—
	3,000	(10)	4,500	(9)	19.99	12/2/2014		—		—
	2,675	(11)	4,825	(9)	25.68	12/2/2014		—		—
	2,304	(12)	5,196	(9)	18.91	12/2/2014		—		—
	2,694	(13)	11,681	(14)	9.20	12/2/2015		—		—
	1,916	(15)	12,459	(14)	7.22	12/2/2015		—		—
	1,026	(16)	13,349	(14)	11.50	12/2/2015		—		—
	—		14,375	(14)	10.73	12/2/2015		—		—
	—		—		—	—		1,044	(17)	10,273
	—		—		—	—		6,818	(4)	67,089
	—		—		—	—		6,750	(9)	66,420
	—		—		—	—		18,689	(14)	183,900

*	Market value is based on $9.84 per share, the closing price of Verigy’s ordinary shares on 10/30/09.
(1)	Vested in three equal installments with the first installment on 6/12/2007.
(2)	Vests on 6/12/2010.
(3)	Vested in 11 equal quarterly installments with the first installment vesting on 3/13/2007.
(4)	Vests in five equal quarterly installments with the next installment vesting on 12/13/2009.
(5)	Vested in ten equal quarterly installments with the first installment vesting on 6/13/2007.
(6)	Vested in nine equal quarterly installments with the first installment vesting on 9/13/2007.
(7)	Vested in eight equal quarterly installments with the first installment vesting on 12/13/2007.
(8)	Vested in seven equal quarterly installments with the first installment vesting on 3/13/2008.
(9)	Vests in nine equal quarterly installments with the next installment vesting on 12/13/2009.
(10)	Vested in six equal quarterly installments with the first installment vesting on 6/13/2008.
(11)	Vested in five equal quarterly installments with the first installment vesting on 9/13/2008.
(12)	Vested in four equal quarterly installments with the first installment vesting on 12/13/2008.
(13)	Vested in three equal quarterly installments with the first installment vesting on 3/13/2009.

(14)	Vests in 13 equal quarterly installments with the next installment vesting on 12/13/2009.
(15)	Vested in two equal installments on 6/13/2009 and 9/13/2009.
(16)	Vested on 9/13/2009.
(17)	Vests on 6/12/2010.
(18)	Vested in three equal annual installments with the first installment on 6/20/2007.
(19)	Vests on 6/20/2010.
(20)	Vested as to 25% of the shares on 6/13/2009, then the first of 12 quarterly installments beginning on 9/13/2009.
(21)	Vests in 11 equal quarterly installments with the first vesting on 12/13/2009.
(22)	Vests as to 50% of the shares on 12/13/2009. The remaining shares vest in eight equal quarterly installments with the first installment vesting on 3/13/2010.
(23)	Vests as to 50% of the shares on 12/13/2010. The remaining shares vest in eight equal quarterly installments with the first installment vesting on 3/13/2011.
(24)	Vests in 11 equal quarterly installments with the next installment vesting on 12/13/2009.
(25)	Vests on 6/13/2010.
(26)	Vested in two equal annual installments on 1/26/2007 and 1/26/2008.
(27)	Vested in three equal annual installments on 1/24/2007, 1/24/2008 and 1/24/2009.
(28)	Vested options for Pascal Rondé first become exercisable four years and one day from the grant date in order to qualify for favorable tax treatment under applicable regulations in France.
(29)	Replacement award for cancelled unvested Agilent stock option grants as of 10/31/2006, pursuant to the merger agreement with Agilent Technologies, Inc. Replacement share options granted to former Agilent employees retained the vesting schedule for the Agilent options they replaced.
(30)	Vests in 16 equal quarterly installments from the grant date and becomes exercisable four years from the grant date.
(31)	Vests in 15 equal quarterly installments from the grant date and becomes exercisable four years from the grant date.
(32)	Vests in 14 equal quarterly installments from the grant date and becomes exercisable four years from the grant date.
(33)	Vests in 13 equal quarterly installments from the grant date and becomes exercisable four years from the grant date.

Options in the above table showing expiration dates of 12/12/2013, 12/2/2014, 12/10/2014, 12/11/2014, 6/8/2015, 12/2/2015 and 12/10/2015 were granted using our four-tranche option approach. Our four-tranche option approach is described in more detail above under “Compensation Discussion and Analysis—2009 Compensation Decisions” and “Outstanding Equity Awards at 2009 Fiscal Year End.”

Option Exercises and Stock Vested in Fiscal 2009

The following table summarizes the value realized by our named executive officers on option award exercises and restricted share units vested during fiscal 2009.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Keith L. Barnes	—	—	48,479	517,391
Robert J. Nikl	4,166	19,913	20,836	214,391
Jorge Titinger	—	—	26,248	296,116
Pascal Rondé	—	—	12,119	128,418
Hans-Juergen Wagner	—	—	13,800	143,318

All share awards were issued as restricted share units under our 2006 EIP. Upon vesting, restricted share units are paid out for our ordinary shares on a one-for-one basis.

Pension Benefits

The following table presents information regarding the defined benefit plans under which the benefits are determined by final compensation for Pascal Rondé and Hans-Juergen Wagner, the only named executive officers with pension benefits. Mr. Rondé is employed by our subsidiary in France and, as such, the description below is that of the pension plan applicable in France. As of October 31, 2009, Mr. Rondé was credited with 17.914 years of service, which includes service with Hewlett Packard Company and Agilent Technologies, Inc., our predecessor companies. Mr. Wagner is employed by our subsidiary in Germany and, as such, the description below is that of the pension plans applicable in Germany. As of October 31, 2009, Mr. Wagner was credited with 24.83 years of service, which also includes service with Hewlett Packard Company and Agilent Technologies, Inc.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Pascal Rondé(1)	Collective Bargaining Agreement of Métallurgie (ingénieurs et cadres)	17.914	29,300	—

Hans-Juergen Wagner(2)	Pensionsplan (PPL)	24.83	735,227	—
	Zusatzversorgungsplan (ZVP)	10.42	736,873	—
	Basisversorgungsplan (BVP)	4.83	14,261	—

(1)	Mr. Rondé is entitled to a lump sum payment on retirement at age 65 based upon final salary at retirement and length of company service. No payments are made for termination, death or disability prior to retirement. The amount payable is defined in the Collective Bargaining Agreement of “Metallurgie (ingenieurs et cadres)”. Final salary is defined as total remuneration in the 12 months preceding retirement. This includes a 13th month bonus and variable and fixed bonuses, where paid. We have to pay a social charge equal to a percentage of the retirement indemnity to the government in addition to the retirement indemnity payable to the employee if the retirement is at the initiative of the employee. As of October 31, 2009, Mr. Rondé was credited with 17.914 years of service, which includes service with our predecessor companies. Assuming that Mr. Rondé retires at age 65, he will be entitled to 4 months’ salary as his benefit under the plan. The present value of the accumulated retirement benefit is based upon current remuneration (salary and bonuses) of EUR 251,300 ($369,914), a 6.50% discount rate and an exchange rate as of October 31, 2009 of 1.472 U.S. Dollars for each Euro.
(2)	The PPL and BVP plans provide for income replacement at retirement. The PPL is a defined benefit plan available to employees who joined Verigy’s predecessors before 1995, and provides a pension based on years of service and pensionable salary close to retirement. Additional accruals are earned under the BVP plan for PPL members from 2005 and onwards. In Mr. Wagner’s case, the BVP is a defined benefit plan that provides a pension based on years of service since 2005 and bonus close to retirement. The ZVP is a deferred compensation plan, open to employees who joined Verigy’s predecessors before 1995, and offers participants the opportunity to save for retirement via deferral of bonuses. The ZVP pays 6% interest per year on the deferred balance until payout. Under these plans, Mr. Wagner is entitled to (i) a monthly pension payment on retirement at age 65 (PPL and BVP); (ii) a lump sum payment at age 63 (ZVP) which is paid out in six annual installments; and (iii) in case of death or disability prior to retirement, an immediate monthly pension payment (PPL and BVP) and a lump sum payment at age 63 (ZVP) are made. In case of termination, the vested entitlement to retirement pension according to § 2 BetrAVG (occupational pension scheme act) has to be upheld and paid out at normal retirement age. The amount payable is defined in the pension plans (for PPL and ZVP) and in a works council agreement (for BVP). For PPL, final salary is defined as average of the monthly base salary of the last 24 months before retirement multiplied by 13. For BVP, only the semi-annual bonuses are eligible for pension payout. As of October 31, 2009, Mr. Wagner was credited with 24.83 years of service for PPL, which includes service with our predecessor companies, 10.42 years of service for ZVP and 4.83 years of service for BVP. The present value of the accumulated retirement of $1,486,361 at October 31, 2009, is based upon a 6.50% discount rate and upon a monthly salary of $23,144, and an exchange rate as of October 31, 2009 of 1.472 U.S. Dollars for each Euro.

Potential Payments Upon Termination or Change in Control

We have entered into agreements with each of the named executive officers, except for Pascal Rondé and Hans-Juergen Wagner, that provide for cash severance and health-care benefits continuation if they are terminated before or in connection with a change in control under certain circumstances. In addition, we have entered into agreements with each of the named executive officers that provide acceleration of unvested equity if they are terminated in connection with a change in control. We will gross-up payments to the executive officers, if an executive officer is subject to a “golden parachute” excise tax in connection with the change in control benefits. However, if the golden parachute excise taxes can be avoided by reducing the payments to the executive officer, we may reduce the payments up to a total reduction not to exceed $25,000. Mr. Rondé would be eligible for certain payments after termination in connection with a change in control as required under French law, and Mr. Wagner would be eligible for certain payments after termination in connection with a change in control as required under German law.

The key terms of the change in control arrangements for the named executive officers are as follows:

Name of Executive	Cash Severance Benefit absent change in control	Cash Severance Benefit with change in control	Equity Acceleration absent change in control	Equity Acceleration with change in control
Keith L. Barnes	1 times annual salary + pro rata bonus for year of termination + 1 times annual target bonus	2 times annual salary + pro rata bonus for year of termination + 2 times annual target bonus	Full Acceleration	Full Acceleration

Jorge Titinger and Robert J. Nikl	1 times annual salary + pro rata bonus for year of termination + 1 times annual target bonus	2 times annual salary + pro rata bonus for year of termination + 2 times annual target bonus	12 months’ Acceleration	Full Acceleration

Pascal Rondé	Per applicable law in France	Per applicable law in France	12 months’ Acceleration	Full Acceleration

Hans-Juergen Wagner	Per applicable law in Germany	Per applicable law in Germany	12 months’ Acceleration	Full Acceleration

Pursuant to these agreements, to receive the payments described below, the named executive officer agrees to be bound by (i) a two-year non solicitation provision pursuant to which the named executive officer can not solicit any employee of Verigy or its subsidiaries nor provide the names of employees to any other company that the officer has reason to believe will solicit the employee, and (ii) a one-year non-competition period during which time the executive agrees not to directly or indirectly engage in any business that is a competitive business or enter the employ of, or render any services to, any person or entity (or any division of any person or entity) that engages in a competitive business. Potential payments due by Verigy under the severance agreements in the event of a qualifying termination are described in the tables below.

Termination Prior to a Change in Control:

Termination due to Death or Disability:    In the event an executive’s employment (with the exception of Messrs. Rondé and Wagner) is terminated as a result of death or disability, the executive (or his survivors) would be entitled to (i) a pro rata portion of the executive’s target bonus for the current performance period under our cash bonus plan; and (ii) immediate vesting of outstanding option and restricted share unit awards as if the executive had completed an additional 12 months of service. In addition, if the termination is due to disability, the executive would be eligible to continue health and welfare insurance benefits for him and his dependents at his own expense. If the executive elects COBRA continuation, Verigy would pay the premiums for the coverage of the executive and his dependents for a period of 12 months (or until the executive and his dependents are no longer eligible to receive COBRA continuation coverage).

In the event of a termination due to death or disability, Messrs. Rondé and Wagner would be entitled to immediate vesting of outstanding option and restricted share awards as if they had completed an additional 12 months of service. In addition, Mr. Rondé would be eligible for certain payments as required under French law.

Termination by Verigy without Cause or by Executive for Good Reason:    In the event that the employment of Messrs. Titinger or Nikl is terminated by Verigy without cause (as defined in the agreements and explained below), or the executive terminates his employment for good reason (as defined in the agreements and explained below), the executive will be entitled to (i) an amount equal to the executive’s annual base salary and target bonus amount, paid in a lump sum; (ii) a pro rata portion of the executive’s target bonus for the current performance period under Verigy’s bonus plan; (iii) immediate vesting of outstanding option and restricted share awards as if the executive had completed an additional 12 months of service; and (iv) if eligible, payment by Verigy of COBRA premiums for health and welfare insurance benefits for him and his dependents for a period of 12 months (or until the executive and his dependents are no longer eligible to receive COBRA continuation coverage).

In the event that the employment of Mr. Barnes is terminated by Verigy without cause or by him for good reason, he will be entitled to receive the same benefits as described above, except that all of his outstanding share options and restricted share unit awards will immediately vest in full upon termination.

In the event that the employment of Messrs. Rondé or Wagner is terminated by Verigy without cause or by such executive for good reason, such executive will be entitled to immediate vesting of outstanding option and restricted share unit awards as if he had completed an additional 12 months of service.

We have not entered into a cash severance agreements with Messrs. Rondé or Wagner. Mr. Rondé would, however, be eligible for certain severance payments as required under French law. Mr. Rondé would also be eligible for certain severance payments as required under the applicable collective bargaining agreement in France in the event his employment is terminated other than for gross or willful misconduct (as defined under French law). If Mr. Rondé had been terminated as of the last day of the prior fiscal year, he would have received a severance payment equal to approximately 11.5 times his average monthly compensation over the prior year (including base salary, bonuses and the value of certain benefits). In the event of termination for good reason by Mr. Wagner, he would not be entitled to severance payments, but may be entitled to damages at the discretion of the court having jurisdiction. In the event of termination without cause, Mr. Wagner would be entitled to a minimum of 0.5 times his monthly salary per year of service. This severance payment is typically negotiated between the parties, or may be determined by a court, and may therefore exceed this minimum amount. If Mr. Wagner had been terminated as of the last day of the prior fiscal year, he would have received a severance payment equal to approximately 12 times his last monthly salary (based on the assumption of 0.5 times his monthly salary).

The table below estimates payments that would have been due to each named executive officer in the event his employment had been terminated by Verigy without cause or by the executive for good reason (or, for Mr. Rondé, in the event of a termination not for gross or willful misconduct), assuming the termination occurred on October 31, 2009 and was not in connection with a change in control.

Potential Payments in the Event of Termination Without Cause or by Executive for Good Reason(1)

			Intrinsic Value of Accelerated Equity Awards(3)
Name	Cash Severance ($)(2)	Benefit Continuation ($)	Options ($)	Restricted Shares ($)	Total ($)
Keith L. Barnes	1,164,816	15,000	174,421	1,243,225	2,597,462
Robert J. Nikl	603,137	15,000	29,065	251,983	899,185
Pascal Rondé(4)	407,834	—	18,146	292,307	718,287
Jorge Titinger	630,000	15,000	55,016	276,707	976,723
Hans-Juergen Wagner(4)	286,430	—	13,367	161,655	461,452

(1)	All calculations assume a $9.84 share price on the date of termination (actual closing price as reported on the NASDAQ Global Select Market on October 30, 2009, the last trading day in fiscal 2009).
(2)	Does not include pro rata bonus for year of termination, since bonus is assumed to have been earned for fiscal 2009 performance.
(3)	For Mr. Barnes, represents intrinsic value of all unvested awards as of the assumed date of termination. For all other named executive officers, represents intrinsic value of awards that would have vested over the 12 months following the assumed date of termination.
(4)	Cash severance for Messrs. Rondé and Wagner were converted from Euros to U.S. Dollars. For the purpose of this disclosure, we converted the Euro amounts into U.S. Dollars at an exchange rate of 1.3783 U.S. Dollars per Euro. This exchange rate was calculated by averaging the monthly exchange rate of 1.2744 U.S. Dollars per Euro reported by the Federal Reserve Bank of New York for the month of November 2008 (the first month of our 2009 fiscal year) and the monthly exchange rate of 1.4821 U.S. Dollars per Euro reported by the Federal Reserve Bank of New York for the month of October 2009 (the last month of fiscal 2009).

Termination In Connection With a Change in Control

Termination By Verigy Without Cause or by Executive for Good Reason:    In the event of the termination of any of the named executive officers (with the exception of Messrs. Rondé and Wagner) by Verigy without cause or by the executive for good reason either (i) within 24 months following the occurrence of a change in control of Verigy; (ii) within three months prior to a change in control; or (iii) anytime more than three months prior to a change in control at the request of an acquirer if the transaction also falls within the meaning of “change of control” under Section 409A of the Code, the executive would be entitled to receive (a) a lump sum payment equal to two times the sum of the executive’s annual base salary rate and target bonus; (b) a pro rata portion of the executive’s target bonus for the current performance period under Verigy’s bonus plan; (c) immediate vesting of all outstanding option and restricted share unit awards; and (d) if eligible, payment by Verigy of COBRA premiums for health and welfare insurance benefits for him and his dependents for a period of 24 months (or until the executive and his dependents are no longer eligible to receive COBRA continuation coverage). In addition, in the event that the payments above are subject to the excise tax imposed by Code Section 4999 on “golden parachute” payments, Verigy will provide an additional gross-up payment so that the executive retains an amount equal to the payments he would have received if he had not been subject to the excise tax. However, if the excise tax could be avoided by a reduction of up to $25,000 in the payments to the executive, Verigy may reduce the payments to avoid triggering the excise tax.

In the event Mr. Rondé’s or Mr. Wagner’s employment is terminated by Verigy without cause or for good reason either (i) within 24 months following the occurrence of a change in control of Verigy; (ii) within three months prior to a change in control; or (iii) anytime prior to a change in control at the request of an acquirer,

Mr. Rondé and/or Mr. Wagner, as the case may be, would be entitled to immediate vesting of all outstanding option and restricted share unit awards. In addition, Messrs. Rondé and Wagner would be eligible for certain severance payments as described above in the section “Termination Prior to a Change in Control”.

The table below estimates payments that would have been due to each named executive officer in the event his employment had been terminated by Verigy without cause or by the executive for good reason in connection with a change in control, assuming the termination occurred on October 31, 2009.

Potential Payments in the Event of a Change in Control Termination(1)

			Intrinsic Value of Accelerated Equity Awards(3)
Name	Cash Severance ($)(2)	Benefit Continuation ($)	Options ($)	Restricted Shares ($)	280G Excise Tax Gross Up ($)	Total ($)
Keith L. Barnes	2,329,632	30,000	174,421	1,243,225	—	3,777,278
Robert J. Nikl	1,206,274	30,000	87,210	577,588	—	1,901,072
Pascal Rondé(4)	407,834	—	54,438	498,376	—	960,648
Jorge Titinger	1,260,000	30,000	151,776	701,120	657,795	2,800,691
Hans-Juergen Wagner(4)	286,430	—	40,118	327,682	—	654,230

(1)	All calculations assume a $9.84 share price on the date of termination (actual closing price as reported on the NASDAQ Global Select Market on October 30, 2009, the last trading day of fiscal 2009).
(2)	Does not include pro rata bonus for year of termination, since bonus is assumed to have been earned for fiscal 2009 performance.
(3)	Represents intrinsic value of all unvested awards as of the assumed date of termination.
(4)	Cash severance for Messrs. Rondé and Wagner were converted from Euros to U.S. Dollars. For the purpose of this disclosure, we converted the Euro amounts into U.S. Dollars at an exchange rate of 1.3783 U.S. Dollars per Euro. This exchange rate was calculated by averaging the monthly exchange rate of 1.2744 U.S. Dollars per Euro reported by the Federal Reserve Bank of New York for the month of November 2008 (the first month of our 2009 fiscal year) and the monthly exchange rate of 1.4821 U.S. Dollars per Euro reported by the Federal Reserve Bank of New York for the month of October 2009 (the last month of fiscal 2009).

For the purposes of the above agreements, “cause,” “change in control,” and “good reason” are defined as follows:

“Cause”:

(i) an unauthorized disclosure by the executive of confidential information or trade secrets, which results in material harm to Verigy;

(ii) a material breach by the executive of any agreement between the executive and Verigy;

(iii) willful violation of company policies resulting in material harm to company;

(iv) the executive’s conviction of, or plea of “guilty” or “no contest” to, a felony;

(v) the executive’s gross negligence or willful misconduct resulting in material harm to Verigy;

(vi) willful and continued failure to substantially perform duties after written notice; or

(vii) a failure by the executive to cooperate in good faith with a governmental or internal investigation of Verigy or its directors, officers or employees, if Verigy has requested such cooperation.

“Change in Control”:

(i) consummation of merger, reorganization, consolidation or similar transaction, or sale of all or substantially all of Verigy’s assets unless company’s voting shares represents more than 50% of voting power of surviving entity;

(ii) the sale, transfer, or other disposition of all or substantially all of Verigy’s assets;

(iii) during any 24-month period, the incumbent directors at the beginning of the period (and directors elected or nominated by a majority vote of incumbent directors) cease to be majority of the Board of Directors; or

(iv) acquisition of 30% of ordinary shares or voting power by any person or group (a transaction shall not constitute a change in control if its sole purpose is to change the jurisdiction of Verigy’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held Verigy’s securities immediately before such transaction).

“Good Reason”:

(i) a reduction in compensation, other than reductions that apply broadly to employees of Verigy;

(ii) a reduction in aggregate benefits under employee benefit plans;

(iii) adverse change in duties or responsibilities;

(iv) relocation to a worksite that is more than 25 miles from prior worksite; or

(v) failure of a successor to Verigy to assume Verigy’s obligations under, or a material breach by Verigy or any successor to Verigy, of any of the material provisions of the executive’s Severance Agreement, as amended.

Indemnification Agreements

Article 92 of our amended and restated Articles of Association provides that, subject to the Singapore Companies Act, every director or other officer of Verigy and its subsidiaries and affiliates shall be entitled to be indemnified out of our assets against any liability incurred by him or her in defending any proceedings, civil or criminal, in which judgment is given in his or her favor, in which he or she is acquitted, or in connection with any application under the Singapore Companies Act in which relief is granted to him or her by the court.

The Singapore Companies Act prohibits a company from indemnifying its directors or officers against any liability which by law would otherwise attach to them for any negligence, default, breach of duty or breach of trust of which they may be guilty relating to us. However, a company is not prohibited from (a) purchasing and maintaining for any such officer insurance against any such liability; or (b) indemnifying such officer against any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor or in which he or she is acquitted, or in connection with any application under certain provisions of the Singapore Companies Act in which relief is granted to him or her by the court.

We have entered into indemnification agreements with our officers and directors that provide our officers and directors with indemnification to the maximum extent permitted by the Singapore Companies Act. In addition, Verigy US, Inc., our primary U.S. subsidiary, has entered into indemnification agreements (the “U.S. Indemnity Agreement”) with each of our executive officers and directors that are substantially similar to the indemnity agreements between us, as the parent company, and each of our officers and directors and our direct and indirect subsidiaries. The U.S. Indemnity Agreement is intended to supplement the indemnity agreements with us as the parent company. The laws of the State of Delaware, where our primary U.S. subsidiary is incorporated, permit indemnification of directors and officers under a broader range of circumstances than is permitted under the laws of Singapore, where we are incorporated. As a result of these differences in law, our directors and officers and our subsidiaries may be entitled to indemnification under the U.S. Indemnity Agreements in circumstances where we would not be permitted to provide indemnification.

We have also obtained a policy of directors’ and officers’ liability insurance that is intended to insure directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances which are permitted under the Singapore Companies Act.

Agreements with Our Chief Executive Officer

In April 2006, Keith Barnes accepted an offer to become our President and Chief Executive Officer, effective May 1, 2006, upon the terms and conditions set forth in an offer letter from Agilent dated April 4, 2006. On May 29, 2007, the Compensation Committee approved a modification to the terms of reimbursement of living expenses set forth in the employment offer letter. Pursuant to the terms of the employment offer letter, as modified by the Compensation Committee effective June 1, 2007, and continuing for a period of up to three years following the effective date of his employment or until April 30, 2009, Mr. Barnes receives an allowance of $12,000 per month for his temporary living expenses (including lodging, car rental, meals, and travel to and from his home in Oregon). On June 4, 2008, Verigy and Mr. Barnes entered into a letter agreement pursuant to which Verigy agreed to extend the term of the payment of Mr. Barnes’ allowance for temporary living expenses to April 30, 2011. The two-year extension of this benefit, whether or not actually paid, is in lieu of any relocation benefits to which Mr. Barnes might otherwise have been entitled. In the event that Mr. Barnes’ employment with Verigy ceases for any reason, other than for Cause (as defined in the Second Amended and Restated Severance Agreement between Mr. Barnes and Verigy dated March 6, 2008), the remaining unpaid portion of the allowance for temporary living expenses will become due and payable. If Mr. Barnes’ employment terminates for Cause before April 30, 2011, any unpaid portion of the allowance for temporary living expenses will be forfeited.

On February 16, 2009, the Compensation Committee implemented a temporary reduction in the base compensation of the executive officers, including Mr. Barnes, equal to 10%, effective February 15, 2009. Based on external and company-specific economic improvements, as well as competitive factors, on December 2, 2009, the Compensation Committee determined to terminate the temporary reduction for all affected employees beginning February 1, 2010.

Agreements with Our Chief Financial Officer

In May 2006, Robert Nikl accepted an offer to become our Chief Financial Officer, effective June 20, 2006, upon the terms and conditions set forth in an offer letter from Agilent dated May 26, 2006. On September 28, 2007, the Compensation Committee approved a modification to the terms of Mr. Nikl’s offer letter. Pursuant to the modification, Mr. Nikl receives a monthly allowance for living expenses equal to $6,075, for the cost of leasing an apartment near Verigy’s Cupertino, California offices. In support of Mr. Nikl’s relocation to a residence closer to Verigy’s principal U.S. offices, Verigy US, Inc. and Mr. Nikl entered into a relocation agreement on November 17, 2009 (the “Relocation Agreement”), pursuant to which Verigy will pay Mr. Nikl a lump sum gross amount of $180,000, less applicable tax withholdings, to cover costs associated with his relocation. Verigy’s obligation to pay the relocation benefit is contingent on Mr. Nikl’s purchase of a residence in the local area being completed on or before April 30, 2010. Verigy will pay the relocation benefit promptly after receipt of appropriate documents confirming Mr. Nikl’s purchase of a new residence in the local area on or before April 30, 2010. Pursuant to the Relocation Agreement, Verigy will continue to pay Mr. Nikl a monthly living allowance pursuant to the letter agreement between Verigy US, Inc. and Mr. Nikl, dated October 1, 2007, until the earlier to occur of (i) payment of the relocation benefit; (ii) April 1, 2010, which is 30 months from commencement of October 1, 2007 letter agreement; (iii) such date as Mr. Nikl no longer leases an apartment near Verigy’s Cupertino office; or (iv) the date of Mr. Nikl’s termination of employment with Verigy for any reason.

On February 16, 2009, the Compensation Committee implemented a temporary reduction in the base compensation of the executive officers, including Mr. Nikl, equal to 10%, effective February 15, 2009. Based on external and company-specific economic improvements, as well as competitive factors, the Compensation Committee determined to terminate the temporary reduction for all affected employees beginning February 1, 2010.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management Verigy’s audited consolidated financial statements for the fiscal year ended October 31, 2009. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by SAS No. 61, as amended (AICPA, Professional Standards , Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.

The Audit Committee also has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that Verigy’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, for the fiscal year ended October 31, 2009, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Ernest Godshalk (Chairperson)

Steven Berglund

Scott Gibson

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of February 12, 2010, except as otherwise indicated, regarding the beneficial ownership of our ordinary shares by:

•	FMR LLC, Bank of America Corporation and Morton Holdings, Inc., the only beneficial owners known to us to hold more than 5% of our ordinary shares;

•	each director and each of the named executive officers; and

•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has voting or investment power with respect to such shares. Ordinary shares subject to options that are exercisable within 60 days and restricted share units scheduled for payout within 60 days of February 12, 2010, are deemed to be outstanding and to be beneficially owned by the person holding such options or restricted share units for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all the shares beneficially owned, subject to community property laws where applicable.

In the table below, percentage ownership is based on 59,262,017 ordinary shares outstanding as of February 12, 2010.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares		Percent
5% Shareholders
FMR LLC 82 Devonshire Street, Boston, MA 02109	4,850,696	(1)	8.2%

Bank of America Corporation 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255	3,724,815	(2)	6.3%

Morton Holdings, Inc. 283 Greenwich Avenue, Greenwich, CT 06830	3,140,114	(3)	5.3%

Named Executive Officers and Directors:
Keith L. Barnes	579,479	(4)	*
Robert J. Nikl	129,107	(5)	*
Jorge Titinger	106,972	(6)	*
Pascal Rondé	73,469	(7)	*
Hans-Juergen Wagner	135,139	(8)	*
Steven W. Berglund	25,620	(9)	*
C. Scott Gibson	37,345	(10)	*
Ernest L. Godshalk	55,679	(11)	*
Edward C. Grady	32,978	(12)	*
Bobby Cheng	30,966	(13)	*
Eric Meurice	53,759	(14)	*
Claudine Simson	53,759	(15)	*
All executive officers and directors as a group (15 persons)	1,595,151	(16)	2.7%

*	Less than 1%.

(1)	According to a Schedule 13(G) filed February 16, 2010, the 4,850,696 shares reported by FMR LLC (“FMR”) are owned, or may be deemed to be owned by FMR. Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR and an investment advisor, is the beneficial owner of 4,655,200 ordinary shares as a result of acting as investment advisor to various investment companies. FMR and Edward C. Johnson 3d, Chairman of FMR, through its control of Fidelity and the Fidelity funds (“Funds”) each has sole power to dispose of the 4,655,200 shares owned by the Funds. Neither FMR nor Edward C. Johnson 3d, has sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Board of Trustees. Strategic Advisers, Inc. (“Strategic”), a wholly owned subsidiary of FMR and an investment advisor, provides investment advisory services to individuals. As such, FMR’s beneficial ownership includes 96 shares beneficially owned through Strategic. Pyramis Global Advisors Trust Company (“Pyramis”), an indirect wholly owned subsidiary of FMR and a bank, is the beneficial owner of 195,400 shares as a result of serving as an investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR, through its control of Pyramis, each has sole dispositive power over 195,400 shares and sole power to vote or to direct the voting of 195,400 shares owned by the institutional accounts managed by Pyramis.
(2)	According to a Schedule 13(G) filed on January 29, 2010, the 3,724,815 shares reported by Bank of America Corporation (“BAC”) are owned, or may be deemed to be beneficially owned, by BAC, the parent holding company, which holds shared voting power of 3,663,967 shares, shared dispositive power of 3,724,815 shares, but no sole voting or sole dispositive power. Bank of America, NA, a bank, owns, or may be deemed to beneficially own 3,723,361 shares, of which it has sole voting power of 77,174 shares, sole dispositive power of 4,478 shares, shared voting power of 3,585,688 shares and shared dispositive power of 3,718,883 shares. Columbia Management Advisors, LLC, an investment advisor, owns, or may be deemed to beneficially own 3,613,561 shares, of which it has sole voting power of 3,581,907 shares, sole dispositive power of 3,075,018 shares, shared voting power of 100 shares and shared dispositive power of 538,543 shares. Banc of America Investment Advisors, Inc., an investment advisor, owns, or may be deemed to beneficially own 75 shares, of which it has no sole voting power, no sole dispositive power, no shared dispositive power and shared voting power of 75 shares. First Republic Investment Management, Inc., an investment advisor, owns, or may be deemed to beneficially own 349 shares, of which it has no sole voting power, sole dispositive power of 349 shares, no shared voting power and no shared dispositive power. Merrill Lynch, Pierce, Fenner & Smith, Inc., a broker dealer and investment advisor, owns, or may be deemed to beneficially own 1,100 shares, of which it has sole voting power of 1,100 shares, sole dispositive power of 1,100 shares, no shared voting power and no shared dispositive power. Merrill Lynch International, a broker dealer, owns, or may be deemed to beneficially own 5 shares, of which it has sole voting power of 5 shares, sole dispositive power of 5 shares, no shared voting power and no shared dispositive power.
(3)	According to a Schedule 13(G) filed February 16, 2010, the 3,140,114 shares reported by Morton Holdings, Inc. (“MH”) are owned, or may be deemed to be beneficially owned by MH, which holds shared voting and dispositive power of the 3,140,114 shares, by Samana Capital, L.P., which holds shared voting and dispositive power of 2,794,489 of the shares, and by Philip B. Korsant, who holds shared voting and dispositive power of the 3,140,114 shares. Partnerships of which MH is the general partner, including Samana Capital, L.P., are the owners of record of the ordinary shares reported in the Schedule 13(G). Each of MH and Philip B. Korsant may be deemed to beneficially own the shares as a result of the direct or indirect power to vote or dispose of the shares.
(4)	Includes 528,136 shares subject to options exercisable, and 13,786 shares subject to restricted share units that vest, within 60 days of February 12, 2010.
(5)	Includes 122,458 shares subject to options exercisable, and 6,649 shares subject to restricted share units that vest, within 60 days of February 12, 2010.
(6)	Includes 76,996 shares subject to options exercisable, and 7,655 shares subject to restricted share units that vest, within 60 days of February 12, 2010.
(7)	Includes 3,193 shares subject to restricted share units that vest within 60 days of February 12, 2010.

(8)	Includes 115,318 shares subject to options exercisable, and 4,705 shares subject to restricted share units that vest, within 60 days of February 12, 2010.
(9)	Includes 25,620 shares subject to options exercisable within 60 days of February 12, 2010.
(10)	Includes 27,876 shares subject to options exercisable, and 2,135 shares subject to restricted share units that vest within 60 days of February 12, 2010.
(11)	Includes 46,210 shares subject to options exercisable, and 2,135 shares subject to restricted share units that vest within 60 days of February 12, 2010.
(12)	Includes 32,978 shares subject to options exercisable within 60 days of February 12, 2010.
(13)	Includes 30,966 shares subject to options exercisable within 60 days of February 12, 2010.
(14)	Includes 44,965 shares subject to options exercisable, and 2,135 shares subject to restricted share units that vest within 60 days of February 12, 2010.
(15)	Includes 44,965 shares subject to options exercisable, and 2,135 shares subject to restricted share units that vest within 60 days of February 12, 2010.
(16)	Includes 1,356,476 shares subject to options exercisable, and 55,780 shares subject to restricted share units that vest, within 60 days of February 12, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Policies.    Pursuant to its charter, the Audit Committee of our Board of Directors reviews any transaction, arrangement and relationship between Verigy and any directors, executive officers, greater than 5% shareholders (a “related party”) where the related party had, has or will have a direct or indirect material interest. After reviewing each such transaction for potential conflicts of interest and other improprieties, the Audit Committee determines whether to approve the transaction. The Audit Committee’s review of related party transactions is intended to augment and work in conjunction with other Verigy policies having conflict of interest provisions, including our Standards of Business Conduct.

We engage in transactions, arrangements and relationships with many other entities in the course of our ordinary business activities. Some of our directors, executive officers, greater than 5% shareholders and their immediate family members, each a related party, may be directors, officers, partners, employees or shareholders of these entities. We carry out transactions with these entities on customary terms, and, in many instances, our directors and executive officers may not be aware of them. To our knowledge, no related party has had a material interest in any of our business transactions or relationships in fiscal 2009.

Our Board of Directors has reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management. Based on its review, the Board of Directors determined that each of our directors, other than Mr. Barnes, qualifies as an “independent” director in accordance with NASDAQ rules and that no relationships exist with the independent directors that, in its opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

NASDAQ Rules.    NASDAQ rules defining “independent” director status also govern conflict of interest situations. As discussed above, each of our directors, other than Mr. Barnes, qualifies as an “independent” director in accordance with the NASDAQ rules. NASDAQ rules include a series of objective tests that would not allow a director to be considered independent if the director has or has had certain employment, business or family relationships with us. The NASDAQ independence definition also includes a requirement that the Board of Directors review the relations between each independent director and us on a subjective basis. In accordance with that review, the Board of Directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our ordinary shares to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. We generally assist our directors and executive officers in making filings required by Section 16(a) of the Exchange Act. Based solely on our review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Exchange Act, or written representations from reporting persons that no Form 5 filing was required for such persons, we believe that during fiscal 2009 all filings required to be made by our reporting persons were timely made under Section 16(a) other than one late Form 4 filing by each of Dr. Simson and Messrs. Berglund, Cheng, Gibson, Godshalk, Grady and Meurice reporting the automatic annual option and restricted share unit awards made to non-employee directors.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL GENERAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, some shareholder proposals may be eligible for inclusion in our 2011 Proxy Statement. Any such shareholder proposals must be submitted, along with proof of ownership of our ordinary shares in accordance with Rule 14a-8(b)(2), to the office of our principal U.S. subsidiary, Verigy US, Inc., located at 10100 North Tantau Avenue, Cupertino, California, 95014-2540, Attention: General Counsel. We must receive all submissions no later than October 25, 2010. We strongly encourage any shareholder interested in submitting a proposal to contact our General Counsel in advance of this deadline to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a shareholder proposal does not guarantee that we will include it in our Proxy Statement. The Nominating and Governance Committee will review any shareholder proposals and will make recommendations to the Board of Directors for action on such proposals. These shareholder proposals may be included in our Proxy Statement for the 2011 Annual General Meeting of Shareholders so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable rules and regulations promulgated by the SEC.

In addition, under Section 183 of the Singapore Companies Act, registered shareholders representing at least 5% of the total voting rights or registered shareholders representing not fewer than 100 registered shareholders having an average paid up sum of at least $500 each may, at their expense, requisition that we include and give notice of their proposal for the 2011 Annual General Meeting of Shareholders. Subject to satisfaction of the requirements of Section 183 of the Singapore Companies Act, any such requisition must be signed by all the requisitionists and be deposited at our registered office in Singapore, 1 Yishun Avenue 7, Singapore 768923, at least six weeks prior to the date of the 2011 Annual General Meeting of Shareholders in the case of a requisition requiring notice of a resolution, or at least one week prior to the date of the 2011 Annual General Meeting of Shareholders in the case of any other requisition.

OTHER MATTERS

Our Board of Directors knows of no other business to be presented for consideration at the 2010 Annual General Meeting of Shareholders other than that described above. Under our Articles of Association, the deadline for shareholders to notify us of any proposals or director nominations to be presented at the annual meeting has passed. However, if any other business should properly come before the 2010 Annual General Meeting of Shareholders, it is the intention of the persons named in the proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference the following sections of our Annual Report on Form 10-K for the fiscal year ended October 31, 2009:

•	Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	Item 7A, “Quantitative and Qualitative Disclosures About Market Risk”; and

•	Item 8, “Financial Statements and Supplementary Data.”

VERIGY LTD.

DIRECTORS’ REPORT

For the financial year ended October 31, 2009

The directors present their report to the members together with the audited financial statements of Verigy Ltd. (the “Company”) and the consolidated financial statements of Verigy Ltd. and its subsidiaries (the “Group”) for the financial year ended October 31, 2009. All dollar amounts shown are United States Dollars.

Directors

The directors of Verigy Ltd. in office at the date of this report are:

Keith L. Barnes

C. Scott Gibson

Edward C. Grady

Ernest L. Godshalk

Bobby Cheng Hoo Wah

Eric Meurice

Claudine Simson

Steven W. Berglund

Arrangements to enable directors to acquire shares and debentures

Neither at the end of nor at any time during the financial year was the Company a party to any arrangement whose object was to enable the directors of the Company to acquire benefits by means of the acquisition of shares in, or debentures, of the Company or any other body corporation, other than as disclosed under “Options to acquire ordinary shares” and “Restricted share units to acquire ordinary shares”.

Directors’ interests in shares and debentures

According to the register of directors’ shareholdings, none of the directors who held office at October 31, 2009 (nor their spouses or infant children) had any interest in the shares or debentures of the Company or any related corporations, except as follows:

	Shares registered in name of director or nominee		Shares in which a director is deemed to have an interest
	At October 31, 2009	At November 1, 2008 or date of appointment, if later	At October 31, 2009	At November 1,2008 or date of appointment, if later
Verigy Ltd.
(Ordinary shares)
Keith L. Barnes	30,878	—	—	—
C. Scott Gibson	7,334	—	—	—
Ernest L. Godshalk	7,334	—	—	—

VERIGY LTD.

DIRECTORS’ REPORT

For the financial year ended October 31, 2009

Directors’ interests in shares and debentures (continued)

Options to acquire ordinary shares, no par value, in Verigy Ltd.

	Options Held as of October 31, 2008	Options Held as of October 31, 2009	Exercise Price	Grant Date	Vesting Schedule*		Expiration Date
Keith L. Barnes	563,000	563,000	$15.00	6/12/2006	(a	)	6/11/2013
	10,625	10,625	$18.04	12/13/2006	(b	)	12/12/2013
	10,625	10,625	$23.42	2/27/2007	(c	)	12/12/2013
	10,625	10,625	$28.39	5/30/2007	(d	)	12/12/2013
	10,625	10,625	$25.05	8/27/2007	(e	)	12/12/2013
	28,125	28,125	$26.43	12/3/2007	(b	)	12/2/2014
	28,125	28,125	$19.99	2/25/2008	(c	)	12/2/2014
	28,125	28,125	$25.68	5/28/2008	(d	)	12/2/2014
	28,125	28,125	$18.91	8/26/2008	(e	)	12/2/2014
	—	62,500	$9.20	12/3/2008	(b	)	12/2/2015
	—	62,500	$7.22	2/24/2009	(c	)	12/2/2015
	—	62,500	$11.50	5/27/2009	(d	)	12/2/2015
	—	62,500	$10.73	8/25/2009	(e	)	12/2/2015

Steven Berglund	10,681	10,681	$27.17	1/1/2008	(f	)	12/31/2012
	—	14,939	$8.58	4/14/2009	(g	)	4/13/2014

C. Scott Gibson	5,341	5,341	$25.77	4/11/2007	(f	)	4/10/2012
	7,596	7,596	$19.08	4/15/2008	(g	)	4/14/2013
	—	14,939	$8.58	4/14/2009	(g	)	4/13/2014

Ernest L. Godshalk	18,334	18,334	$15.00	6/12/2006	(f	)	6/11/2011
	5,341	5,341	$25.77	4/11/2007	(f	)	4/10/2012
	7,596	7,596	$19.08	4/15/2008	(g	)	4/14/2013
	—	14,939	$8.58	4/14/2009	(g	)	4/13/2014

Eric Meurice	17,089	17,089	$16.52	11/1/2006	(f	)	10/31/2011
	5,341	5,341	$25.77	4/11/2007	(f	)	4/10/2012
	7,596	7,596	$19.08	4/15/2008	(g	)	4/14/2013
	—	14,939	$8.58	4/14/2009	(g	)	4/13/2014

Claudine Simson	17,089	17,089	$16.52	11/1/2006	(f	)	10/31/2011
	5,341	5,341	$25.77	4/11/2007	(f	)	4/10/2012
	7,596	7,596	$19.08	4/15/2008	(g	)	4/14/2013
	—	14,939	$8.58	4/14/2009	(g	)	4/13/2014

Edward Grady	10,443	10,443	$29.16	7/10/2007	(f	)	7/9/2012
	7,596	7,596	$19.08	4/15/2008	(g	)	4/14/2013
	—	14,939	$8.58	4/14/2009	(g	)	4/13/2014

Bobby Cheng Hoo Wah	16,027	16,027	$18.47	9/1/2008	(g	)	8/31/2013
	—	14,939	$8.58	4/14/2009	(g	)	4/13/2014

VERIGY LTD.

DIRECTORS’ REPORT

For the financial year ended October 31, 2009

Directors’ interests in shares and debentures (continued)

	Restricted Share Units Held as of October 31, 2008	Restricted Share Units Held as of October 31, 2009		Vesting Schedule*	Grant Date
Keith L. Barnes	26,666	13,335		(h)	6/12/2006
	11,591	6,443		(b)	12/13/2006
	36,564	25,316		(b)	12/3/2007
	—	81,250	(1)	(b)	12/3/2008

Steven Berglund	4,049	4,049		(i);(j)	1/1/2008
	—	6,994		(i);(j)	4/14/2009

C. Scott Gibson	7,334	—		(i);(j)	6/12/2006
	2,135	2,135		(i);(j)	4/11/2007
	3,145	3,145		(g);(j)	4/15/2008
	—	6,994		(g);(j)	4/14/2009

Ernest L. Godshalk	7,334	—		(i);(j)	6/12/2006
	2,135	2,135		(i);(j)	4/11/2007
	3,145	3,145		(g);(j)	4/15/2008
	—	6,994		(g);(j)	4/14/2009

Eric Meurice	6,659	6,659		(i);(j)	11/1/2006
	2,135	2,135		(i);(j)	4/11/2007
	3,145	3,145		(g);(j)	4/15/2008
	—	6,994		(g);(j)	4/14/2009

Claudine Simson	6,659	6,659		(i);(j)	11/1/2006
	2,135	2,135		(i);(j)	4/11/2007
	3,145	3,145		(g);(j)	4/15/2008
	—	6,994		(g);(j)	4/14/2009

Edward Grady	3,773	3,773		(i);(j)	7/10/2007
	3,145	3,145		(g);(j)	4/15/2008
	—	6,994		(g);(j)	4/14/2009

Bobby Cheng Hoo Wah	6,498	6,498		(g);(j)	9/1/2008
	—	6,994		(g);(j)	4/14/2009

*	Vesting Schedule Key:
(a)	4 equal installments on first 4 anniversaries of the grant date
(b)	16 quarterly installments
(c)	15 quarterly installments
(d)	14 quarterly installments
(e)	13 quarterly installments
(f)	Option vests 100% 12 months from date of grant
(g)	4 quarterly installments
(h)	Vests 25% on each of the first 4 anniversaries of the grant date
(i)	100% vested on the first anniversary of the grant date

VERIGY LTD.

DIRECTORS’ REPORT

For the financial year ended October 31, 2009

Directors’ interests in shares and debentures (continued)

Restricted share units to acquire ordinary shares, no par value, in Verigy Ltd. (continued)

(j)	Payout on 3rd anniversary of grant date

(1)	Keith Barnes was granted a total of 100,000 RSU shares on December 3, 2008. A total of 18,750 shares were vested during fiscal 2009 and 81,250 shares remained unvested at October 31, 2009.

In accordance with the 2006 Equity Incentive Plan, restricted share units held by non-executive directors are settled (underlying shares issued) on the 3rd anniversary of the date the restricted share unit was awarded.

Directors’ contractual benefits

From November 1, 2008 through October 31, 2009, no director has received or become entitled to receive a benefit by reason of a contract made by the Company or a related corporation with the director or with a firm of which he is a member or with a company in which he has a substantial financial interest, except as disclosed in this report and the accompanying financial statements. The total directors’ fees and emoluments paid to directors for the fiscal year ended October 31, 2009 was $411,795 (2008: $435,556).

Employee Share Option Plans And Employee Share Purchase Plan (Schemes)

2006 Equity Incentive Plan (the “2006 EIP”)

The 2006 EIP was approved by the shareholders in June 2006. During the fiscal year ended October 31, 2009, options for a total of 1,043,836 ordinary shares were granted under the 2006 EIP with exercise prices ranging from $6.49 to $11.67, and a weighted-average exercise price of $9.51. Additionally, restricted share units for a total of 1,225,546 ordinary shares were granted under the 2006 EIP.

During the fiscal year ended October 31, 2009, a total of 44,343 ordinary shares were issued by virtue of the exercise of options granted under the 2006 EIP. At October 31, 2009, there were outstanding options granted under the 2006 EIP to purchase 4,330,942 ordinary shares. The expiration dates range from November 2009 to September 2016. At October 31, 2009, there were 1,777,309 restricted share units outstanding, of which 79,315 shares were fully vested. The vesting dates for the 1,697,994 unvested units ranged from November 2009 through August 2012.

Employee Share Purchase Plan (the “ESPP”)

The ESPP was approved by the shareholders in June 2006. The ESPP is intended to qualify for favorable tax treatment under section 423 of the U.S. Internal Revenue Code for those employees residing in the U.S. As of October 31, 2009, the number of ordinary shares available for purchase under the plan was 286,323.

Under the ESPP, eligible employees may elect to purchase shares through payroll deductions up to 10% of eligible compensation during 6-month offering periods. The purchase price is (i) 85% of the fair market value per ordinary share on the trading day before the beginning of an offering period or, (ii) 85% of the fair market value per ordinary share on the last trading day of an offering period, whichever is lower. The Purchase Plan restricts the maximum number of shares that an employee can purchase to 2,500 shares each offering period and to $25,000 worth of ordinary shares each calendar year.

VERIGY LTD.

DIRECTORS’ REPORT

For the financial year ended October 31, 2009

Employee Share Option Plans And Employee Share Purchase Plan (Schemes) (continued)

Share-Based Payment Award Activity Related to Verigy Options

The following table summarizes stock option and restricted share unit activities during the financial year ended October 31, 2009:

	Options		Restricted Share Units (RSU)
	Number (in thousands)	Weighted Average Exercise Price	Number (in thousands)	Weighted Average Grant Date Share Price
Outstanding as of October 31, 2007	3,280	$15.38	870	$18.49
Granted – routine awards	495	$22.28	742	$21.99
Exercised(1)	(240)	$13.57	—	—
Vested and paid out	—	—	(292)	$19.46
Cancellations	(84)	$15.39	(56)	$19.72

Outstanding as of October 31, 2008	3,451	$16.50	1,264	$20.27
Granted – routine awards	1,044	$9.51	1,225	$9.08
Exercised(1)	(44)	$9.62	—	—
Vested and paid out	—	—	(615)	$16.97
Cancellations	(120)	$15.85	(97)	$17.39

Outstanding as of October 31, 2009	4,331	$14.90	1,777	$13.85

(1)	The total pre-tax intrinsic value of stock options exercised during the fiscal year 2009 was $86,145 (2008: $2.5 million).

The following table summarizes information about the outstanding options to purchase ordinary shares of the Company at October 31, 2009:

Range of Exercise Prices	Options Outstanding
	Number Outstanding (in thousands)	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Aggregate Intrinsic Value (in thousands)
$ 6.49 – 15.00	2,476	4.81 years	$11.68	$1,079
$15.01 – 20.00	1,350	5.07 years	$16.69	—
$20.01 – 25.00	112	4.37 years	$23.88	—
$25.01 – 30.00	393	4.16 years	$26.44	—

	4,331	4.82 years	$14.90	$1,079

The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value, based on the Company’s closing stock price of $9.84 at October 31, 2009, which would have been received by award holders had all award holders exercised in-the-money awards held as of that date. As of October 31, 2009, approximately 2,489,000 outstanding options were vested and exercisable and the weighted average exercise price was $15.40. As of October 31, 2009, the total number of in-the-money stock options exercisable was 188,000, and the weighted average exercise price was $8.11.

VERIGY LTD.

DIRECTORS’ REPORT

For the financial year ended October 31, 2009

Employee Share Option Plans And Employee Share Purchase Plan (Schemes) (continued)

Share-Based Payment Award Activity Related to Verigy Options (continued)

The following table summarizes information about the outstanding restricted share unit awards of the Company’s ordinary shares at October 31, 2009:

Range of Grant Date Share Price	Restricted Share Units Outstanding
	Number Outstanding (in thousands)	Weighted Average Grant Date Share Price
$6.46 – 15.00(2)	1,078	$9.27
$15.01 – 20.00(3)	276	$18.46
$20.01 – 25.00	295	$20.85
$25.01 – 30.00(4)	128	$26.42

	1,777	$13.85

(2)	The outstanding restricted share units as of October 31, 2009 include 24,479 fully vested units held by non-executive directors.
(3)	The outstanding restricted share units as of October 31, 2009 include 36,339 fully vested units held by non-executive directors.
(4)	The outstanding restricted share units as of October 31, 2009 include 18,497 fully vested units held by non-executive directors.

As of October 31, 2009, the total grant date fair value of our outstanding restricted share units was approximately $24.6 million and the aggregate market value of the ordinary shares underlying the outstanding restricted share units was $17.5 million.

Independent Auditor

The independent auditor, PricewaterhouseCoopers LLP, has expressed its willingness to accept re-appointment.

On behalf of the directors

/S/ KEITH L. BARNES	/S/ ERNEST L. GODSHALK
Keith L. Barnes Director	Ernest L. Godshalk Director

In the opinion of the directors,

(a)	the accompanying unconsolidated balance sheets of Verigy Ltd. (the “Company”) as set out on pages F-9 to F-15 and the consolidated financial statements of Verigy Ltd. and its subsidiaries (the “Group”) as set out on pages 63 to 104 of our Annual Report on Form 10-K for the fiscal year ended October 31, 2009 are drawn up so as to give a true and fair view of the state of affairs of the Company and the Group as at October 31, 2009, and of the results of the business, changes in equity and cash flows of the Group for the financial year then ended; and

(b)	at the date of this statement, there are reasonable grounds to believe that the Company will be able to pay its debts as and when they fall due.

On behalf of the directors

/S/ KEITH L. BARNES	/S/ ERNEST L. GODSHALK
Keith L. Barnes Director	Ernest L. Godshalk Director

INDEPENDENT AUDITOR’S REPORT TO THE MEMBERS OF VERIGY LTD.

In our opinion,

(a)	the unconsolidated Company balance sheets set out on pages F-9 to F-15 and the consolidated balance sheets and the related consolidated statements of operations, of shareholders’ equity, and of cash flows, set out on pages 63 through 104 of the Company’s Annual Report on Form 10-K, present fairly, in all material respects, the financial position of Verigy Ltd. (the “Company”) and its subsidiaries (the “Group”) at October 31, 2009 and 2008, and the results of the Group’s operations and cash flows for each of the three years in the period ended October 31, 2009 in conformity with accounting principles generally accepted in the United States of America; and

(b)	the accounting and other records required by the Singapore Companies Act, Cap. 50 (the “Act”) to be kept by the Company and by those subsidiaries incorporated in Singapore of which we are the auditors have been properly kept in accordance with the provisions of the Act.

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The unconsolidated balance sheets of the Company have been audited as part of the audit of the consolidated financial statements, and should be read in conjunction with the consolidated financial statements. The unconsolidated balance sheets of the Company and notes therein are presented as required by the Act.

As discussed in Note 2 to the consolidated financial statements, the Company changed the manner in which it accounts for uncertainty in income taxes in fiscal year 2008 and the manner in which it accounts for its defined benefit pension and other post retirement plans in fiscal 2007.

PricewaterhouseCoopers LLP

Public Accountants and Certified Public Accountants

Singapore

(in U.S. $ millions except share amounts)

	Note	October 31, 2009	October 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	4	$111	$58
Short-term marketable securities	4	119	51
Trade account receivables, net		27	42
Receivables from subsidiaries		53	59
Inventory	5	23	47
Other current assets	6	20	16

Total current assets		353	273
Investments in subsidiaries	7	180	263
Long-term marketable securities	4	59	54
Property, plant and equipment, net	8	16	15
Goodwill		18	18
Other long-term assets	9	8	11

Total assets		$634	$634

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable		$30	$46
Payables to subsidiaries		17	25
Employee compensation and benefits		3	3
Deferred revenue, current		14	33
Other accrued liabilities	10	15	21
Income taxes and other taxes payable	11	4	4

Total current liabilities		83	132
Long-term liabilities:
Convertible senior notes		138	—
Income taxes payable		5	6
Other long term liabilities	10	6	7

Total liabilities		$232	$145
Commitment and contingencies	12

Shareholders’ equity:
Ordinary shares, no par value; 58,841,248 issued and outstanding at October 31, 2009 (2008: 57,822,242) Additional paid in capital		$429	$406
(Accumulated deficit)/retained earnings		(23)	105
Accumulated other comprehensive loss		(4)	(22)

Total shareholders’ equity		402	489

Total liabilities and shareholders’ equity		$634	$634

These notes form an integral part of and should be read in conjunction with the accompanying unconsolidated balance sheets.

1.	General

Verigy Ltd (the “Company”) was incorporated and is domiciled in Singapore. The address of its registered office is One Marina Boulevard, #28-00, Singapore 018989. The Company’s principal place of business is 1 Yishun Avenue 7, Singapore 768923.

The principal activities of the Company are those of a holding company (holding, directly or indirectly, the shares of the subsidiaries in the group) and a global trading company. The group designs, develops and manufactures and sells semiconductor test equipment and provides test system solutions that are used in the manufacture of System-on-a-Chip (SOC), System-in-a-Package (SIP), high-speed memory, memory and highly cost sensitive devices. The Company’s product portfolio also includes advanced analysis tools as well as consulting, service and support offerings such as start-up assistance, application services and system calibration and repair.

The Company is required to file its audited balance sheet with the Accounting and Corporate Regulatory Authority in accordance with the provisions of the Singapore Companies Act, Cap. 50 (the “Act”). This standalone Company balance sheet is referred to herein as “unconsolidated balance sheet.”

The Company has received an exemption under Section 201(14) of the Companies Act to allow it to prepare its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The unconsolidated balance sheets of the Company have been prepared in accordance with U.S. GAAP. The unconsolidated balance sheets of the Company should be read in conjunction with the consolidated financial statements, its basis of preparation and summary of significant accounting policies. The consolidated financial statements have been prepared in accordance with U.S. GAAP and are included in the annual report of the Company.

2.	Significant accounting policies

Basis of presentation

The unconsolidated balance sheets are expressed in United States dollars, which is the functional and presentation currency. All dollar amounts included in the unconsolidated balance sheets and in the notes herein are United States dollars unless designated as Singapore dollars (“S$”).

Subsidiaries

For the purpose of presenting the unconsolidated balance sheets of the Company in accordance with U.S. GAAP, investments in subsidiaries are recorded at the Company’s share of net assets of subsidiaries reported in the consolidated balance sheets.

3.	Fair value measurements

The following table sets forth our financial assets that are measured at fair value on a recurring basis as of October 31, 2009:

	Fair Value Measurement as of October 31, 2009
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	(in millions)	(in millions)	(in millions)	(in millions)
Assets
Money market funds	$99	$—	$—	$99
U.S. government agency securities and certificate of deposits	12	37	—	49
Corporate debt securities	—	89	—	89
Auction rate securities	—	—	40	40

Total assets measured at fair value	$111	$126	$40	$277

The amounts in the above table are reported in the unconsolidated balance sheet as of October 31, 2009 as follow:

	Fair Value Measurement as of October 31, 2009
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	(in millions)	(in millions)	(in millions)	(in millions)
Assets
Cash	$99	$—	$—	$99
Short-term marketable securities	—	119	—	119
Other current assets	—	—	—	—
Long-term marketable securities	12	7	40	59

Total assets measured at fair value	$111	$126	$40	$277

	Auction Rate Securities	Money Market Funds
	(in millions)	(in millions)
Balance as of October 31, 2008	$54	$—
Other-than-temporary impairment	(8)	—
Money market redemptions	—	—
Unrealised gain included in other comprehensive income	—	—
Transfer out of Level 3 to Level 2	(6)	—

Balance as of October 31, 2009	$40	$—

4.	Marketable securities

Marketable security investments as of October 31, 2009 were as follows:

	Cost	Gross Unrealized Gains (Losses)	Estimated Fair Market Value
	(in millions)	(in millions)	(in millions)
Short-term marketable securities:
Money market funds	$99	$—	$99
U.S. government agency securities and certificate of deposits	37	—	37
Corporate debt securities	82	—	82

Total short-term available-for-sale investments	$218	$—	$218

Long-term marketable securities:
Certificate of Deposits	$12	$—	$12
Corporate debt securities	6	1	7
Auction rate securities	40	—	40

Total long-term available-for-sale investments	$58	$1	$59

			(in millions)
As Reported:
Cash equivalents			$99
Short-term marketable securities			119
Long-term marketable securities			59

Total at October 31, 2009			$277

Marketable security investments as of October 31, 2008 were as follows:

	Cost	Gross Unrealized Gains (Losses)	Estimated Fair Market Value
	(in millions)	(in millions)	(in millions)
Short-term marketable securities:
Money market funds	$48	$—	$48
U.S. treasury securities and government agency securities	23	—	23
Corporate debt securities	28	—	28

Total short-term available-for-sale investments	$99	$—	$99

Long-term marketable securities:
Auction rate securities	$55	$(1)	$54

Total long-term available-for-sale investments	$55	$(1)	$54

			(in millions)
As Reported:
Cash equivalents			$48
Short-term marketable securities			51
Long-term marketable securities			54

Total at October 31, 2008			$153

The amortised cost and estimated fair value of cash equivalents and marketable securities classified as available-for-sale at October 31, 2009 are shown in the table below based on their contractual maturity dates:

	Cost	Gross Unrealized Gains (Losses)	Estimated Fair Market Value
	(in millions)	(in millions)	(in millions)
Less than 1 year	$138	$—	$138
Due in 1 to 2 years	92	—	92
Due after 2 years	46	1	47

Total at October 31, 2009	$276	$1	$277

5.	Inventory

	As of October 31, 2009	As of October 31, 2008
	(in millions)	(in millions)
Raw materials	$9	$18
Finished goods	14	29

	$23	$47

There is approximately $4.9 million of demonstration products included in finished goods inventory as of October 31, 2009 and $8.6 million as of October 31, 2008.

6.	Other current assets

	As of October 31, 2009	As of October 31, 2008
	(in millions)	(in millions)
Value added tax receivable	$7	$5
Other prepayments	2	3
Deferred taxes, current	7	6
Other receivables	2	1
Other	2	1

	$20	$16

The current deferred tax assets as of October 31, 2009 and 2008 pertain solely to temporary differences between the book and tax basis of the net assets.

7.	Investments in subsidiaries

	As of October 31, 2009	As of October 31, 2008
	(in millions)	(in millions)
Investment in subsidiaries	$89	$55
Add: Share of net income of subsidiaries	91	208

Total investment in subsidiaries	$180	$263

8.	Property plant and equipment, net

	As of October 31, 2009	As of October 31, 2008
	(in millions)	(in millions)
Leasehold improvements	$1	$1
Machinery and equipment	32	26

Total cost	33	27
Total accumulated depreciation	(17)	(12)

Total property, plant and equipment, net	$16	$15

9.	Other long-term assets

	As of October 31, 2009	As of October 31, 2008
	(in millions)	(in millions)
Investments	$ *	$6
Defined benefit contribution assets	2	2
Origination fees on convertible senior notes	4	—
Prepaid and others	2	3

Total other long-term assets	$8	$11

Our investments consist of investments in private companies accounted for using the cost method as we have no significant influence over the investees.

*	Less than US$1 million

10.	Other accrued liabilities and long-term liabilities

Other accrued liabilities at October 31, 2009 and 2008 were as follows:

	As of October 31, 2009	As of October 31, 2008
	(in millions)	(in millions)
Royalties payable	$—	$1
Supplier liabilities	8	12
Accrued warranty	3	5
Interest payable	2	—
Other accruals	2	3

Total other accrued liabilities	$15	$21

Supplier liabilities reflect the amount by which our firmly committed inventory purchases from our suppliers exceed our forecasted production needs.

Long term liabilities at October 31, 2009 and 2008 were as follows:

	As of October 31, 2009	As of October 31, 2008
	(in millions)	(in millions)
Deferred revenue, non-current	$1	$2
Retirement plan accruals	5	5

Total long-term liabilities	$6	$7

11.	Income taxes

The Company has negotiated tax incentives with the Singapore Economic Development Board, an agency of the Government of Singapore. Under the incentives, a portion of the income earned in Singapore during 10 to 15 year incentive periods is subjected to reduced rates of Singapore income tax. The Singapore corporate income tax rate that would apply, without the incentives, is 17% for fiscal year 2009 and 18% for fiscal year 2008. In order to receive the benefit of the incentives, the Company must develop and maintain in Singapore certain functions such as global procurement, financial services, order management, credit and collections, spare parts depot and distribution center, a refurbishment center and regional activities like an application development center. In addition to these qualifying activities, the Company must hire specific numbers of employees and maintain minimum levels of investment in Singapore.

12.	Commitments and contingencies

Operating Lease Commitments: The following table reflects the non-cancellable operating lease commitments as of October 31, 2009:

Fiscal Year	Amount
(in millions)
2010	$0.8
2011	0.7
2012	0.5
2013	0.5
2014	0.6
Thereafter	0.8

Total	$3.9

Legal Proceedings. From time to time, the Company is subject to legal proceedings, claims, and litigation arising in the ordinary course of business.

Appendix A

VERIGY LTD.

2006 EQUITY INCENTIVE PLAN

(AS AMENDED JANUARY 19, 2010)

i

ii

VERIGY LTD.

2006 EQUITY INCENTIVE PLAN

ARTICLE 1. INTRODUCTION.

The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to shareholder interests through increased share ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute ISOs or NSOs), SARs, Restricted Shares or Share Units.

The Plan shall be governed by, and construed in accordance with, the laws of the Republic of Singapore (except its choice-of-law provisions).

ARTICLE 2. ADMINISTRATION.

2.1 Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, each member of the Committee shall meet the following requirements:

(a) Any listing standards prescribed by the principal securities market on which the Company’s equity securities are traded;

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code;

(c) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(d) Any other requirements imposed by applicable law, regulations or rules.

2.2 Committee Responsibilities. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan, (d) make all other decisions relating to the operation of the Plan and (e) carry out any other duties delegated to it by the Board. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan, including rules and procedures relating to the operation and administration of the Plan in order to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt (a) rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates that vary with local requirements and (b) such sub-plans and Plan addenda as the Committee deems desirable to accommodate foreign tax laws, regulations and practice. The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3 Administration with Respect to Substitute Awards. Notwithstanding any other provision of this Plan, in connection with issuing Substitute Awards, the Committee may provide that the Substitute Awards shall be subject to the terms and conditions of the plan and/or agreements under which the awards being assumed or substituted were originally issued, even where such terms are in conflict or inconsistent with the terms of this Plan.

2.4 Minimum Vesting Requirement. All Awards that vest based solely on the continuation of Service shall vest over a period of not less than three years and all Awards that vest on the basis of one or more performance criteria set forth in Appendix A shall vest over a period of not less than one year. This Section 2.4 shall not apply to the following:

(a) An Award granted prior to December 2, 2009;

(b) An automatic Award to an Outside Director under Article 9; and

(c) Awards falling within the limits on exceptions established by Section 2.5.

2.5 Limited Exceptions to Vesting and Acceleration Limitations. A reserve (the “Exceptions Share Reserve”) is hereby established equal to the sum of (i) 10% of the Shares available for issuance under Article 3 as of December 2, 2009, plus (ii) 10% of any Shares added after December 2, 2009.

(a) Up to the Exceptions Share Reserve, the Committee may:

(b) issue Awards with vesting periods shorter than the minimum vesting requirements of Section 2.4;

(c) accelerate the vesting of Awards in connection with a voluntary severance incentive program or workforce management plan approved by the Board or a Committee as provided in Sections 5.4(d), 6.4(d) and 8.4(d); and

(d) accelerate the Vesting of Restricted Shares in connection with a voluntary severance incentive program or workforce management plan approved by the Board or a Committee.

(e) The following additional provisions shall apply:

(f) If Shares subject to an Award that was granted in reliance on Subsection (a)(i) of this Section 2.5 are returned to the reserve pursuant to Section 3.2, then the number of Shares subject to such Award shall be added back to the Exceptions Share Reserve;

(g) Any acceleration of vesting in connection with a voluntary severance incentive program or workforce management plan approved by the Board or a Committee on or before December 2, 2009 shall not be subject to, and any Awards so accelerated shall not be deducted from, the Exceptions Share Reserve;

(h) Any acceleration of vesting in connection with a voluntary severance incentive program or workforce management plan approved by the Board or a Committee on or after December 2, 2009 where the Awards, at the time of issuance, provided for partial or full acceleration of vesting in such circumstances, shall not be subject to, and any Awards so accelerated shall not be deducted from, the Exceptions Share Reserve; and

(i) Any acceleration of vesting pursuant to any agreement between the Company and any Participant that was entered into before December 2, 2009 shall not be subject to, and any Awards so accelerated shall not be deducted from, the Exceptions Share Reserve.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

3.1 Basic Limitation. Shares issued pursuant to the Plan may be unissued shares or treasury shares. The aggregate number of Shares issued under the Plan shall not exceed (a) 13,300,000 plus (b) the additional Shares described in Section 3.3. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. Notwithstanding any other provision of this Plan, the maximum number of Shares that may be issued upon the exercise of ISOs under this Plan is 13,300,000*. The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 10.

*	Includes 3,000,000 ordinary shares subject to shareholder approval at the 2010 Annual General Meeting of Shareholders.

3.2 Shares Returned to Reserve. If Options, SARs or Share Units (including Replacement Awards) are forfeited or terminated for any other reason before being exercised or settled, then the Shares subject to such Options, SARs or Share Units shall again become available for issuance under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan. If Share Units are settled, then only the number of Shares (if any) actually issued in settlement of such Share Units shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan.

3.3 Substitute Awards. Except with respect to Substitute Awards issued with respect to awards previously issued by Agilent Technologies, Inc., Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of ordinary shares or common shares of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees, directors or consultants of such acquired or combined company before such acquisition or combination.

3.4 Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall be applied against the number of Shares that may be issued under the Plan if such dividend equivalents are converted into Share Units.

ARTICLE 4. ELIGIBILITY.

4.1 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding shares of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5)  of the Code are satisfied.

4.2 Other Grants. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Share Units, NSOs or SARs.

ARTICLE 5. OPTIONS.

5.1 Option Agreement. Each grant of an Option under the Plan shall be evidenced by an Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Option Agreements entered into under the Plan need not be identical.

5.2 Number of Shares. Each Option Agreement shall specify the number of Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 750,000 Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her Service as an Employee first commences shall not cover more than 1,500,000 Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 10.

5.3 Exercise Price. Each Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a Share on the Date of Grant. Other than in connection with an event or transaction described in Article 10, Options may not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of such Options.

5.4 Exercisability and Term.

(a) General. Each Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable, subject to Section 2.4. The Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the Date of Grant. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

(b) Cessation of Eligibility to Vest. Unless otherwise provided by the Option Agreement, if an Optionee ceases to be an Awardee Eligible to Vest, other than as a result of circumstances described in Subsection (c) or (d) below, such Optionee’s Option shall terminate immediately as to the unvested Shares and such unvested Shares shall revert to the Plan, and such Optionee’s Option shall be exercisable as to the vested Shares for three months after the date such individual ceases to be an Awardee Eligible to Vest or, if earlier, the expiration of the term of such Option. If, for any reason, the Optionee does not exercise his or her vested Option within the appropriate exercise period set forth above, the Option shall automatically terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Death, Disability or Retirement of Optionee. Unless otherwise provided by the Option Agreement, if an Optionee ceases to be an Awardee Eligible to Vest as a result of the Optionee’s death, Disability, or Separation from Service after age 55 with at least 15 years of full-time equivalent service with the Company or an affiliate (including service with the Company’s predecessor companies), then (i) the vested portion of such Optionee’s Option shall be determined by adding 12 months to the length of his or her actual Service, (ii) such Optionee’s Option shall terminate immediately as to the unvested Shares and such unvested Shares shall revert to the Plan, and (iii) such Optionee’s Option shall be exercisable as to the vested Shares for one year after the date such individual ceases to be an Awardee Eligible to Vest or, if earlier, the expiration of the term of such Option. Where an individual ceases to be an Awardee Eligible to Vest as a result of death, the Option may be exercised by the beneficiary designated by the Optionee, the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If, for any reason, the Option is not so exercised within the time specified herein, the Option shall automatically terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Voluntary Severance Incentive Program. If an Optionee ceases to be an Awardee Eligible to Vest as a result of participation in a voluntary severance incentive program or workforce management plan approved by the Board or a Committee, unvested Options shall vest and Options shall remain exercisable, to the extent permitted under applicable laws and provided by the Board or a Committee in such voluntary severance incentive program or workforce management plan. The total number of Options that may be accelerated pursuant to this Section 5.4(d) shall be subject to the limitations of Section 2.5. Absent a specific provision for acceleration or extended exercise period, the provisions of Subsection (b) above shall apply.

5.5 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option if a Change in Control occurs with respect to the Company or if the Optionee’s Service is terminated without Cause after a Change in Control. In addition, acceleration of exercisability may be required under Section 10.3.

5.6 Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish. Prior to exercising its authority under this Section 5.6, the Company shall first obtain the approval of the shareholders for the intended buy-out of Options or offer to Optionees of an election to cash out Options; provided, however, that shareholder approval will not be required with respect to offers, buy-outs or cash elections where the amount of purchase price or cash-out to be paid by the Company does not exceed the intrinsic value of the Option being bought- or cashed-out, measured on or about the date of the buy-out or cash-out. For clarity, the “intrinsic value” means the Fair Market Value of the Shares subject to the Option, minus the exercise price, multiplied by the number of Shares being bought- or cashed-out.

5.7 Payment for Option Shares.

(a) General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Shares are purchased, except that the Committee at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Section 5.7. However, if the Optionee is an Outside Director or executive officer of the Company, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by section 13(k) of the Exchange Act.

(b) Exercise/Sale. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (in a manner prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

(c) Other Forms of Payment. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 6. SHARE APPRECIATION RIGHTS.

6.1 SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

6.2 Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10. SARs granted to any Optionee in a single fiscal year shall in no event pertain to more than 750,000 Shares, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her Service as an Employee first commences shall not pertain to more than 1,500,000 Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 10.

6.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a Share on the Date of Grant. Other than in connection with an event or transaction described in Article 10, SARs may not be repriced, replaced, regranted through cancellation or modified without shareholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of such SARs.

6.4 Exercisability and Term.

(a) General. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable, subject to Section 2.4. The SAR Agreement shall also specify the term of the SAR. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(b) Cessation of Eligibility to Vest. Unless otherwise provided by the SAR Agreement, if an Optionee ceases to be an Awardee Eligible to Vest, other than as a result of circumstances described in Subsection (c) or (d) below, such Optionee’s SAR shall terminate immediately as to the unvested Shares and such unvested Shares shall revert to the Plan, and the SAR shall be exercisable as to the vested Shares for three months after the date such individual ceases to be an Awardee Eligible to Vest or, if earlier, the expiration of the term of such SAR. If, for any reason, the Optionee does not exercise his or her vested SARs within the appropriate exercise period set forth above, the SAR shall automatically terminate, and the Shares covered by such SAR shall revert to the Plan.

(c) Death, Disability or Retirement of Optionee. Unless otherwise provided by the SAR Agreement, if an Optionee ceases to be an Awardee Eligible to Vest as a result of the Optionee’s death, Disability, or Separation from Service after age 55 with at least 15 years of full-time equivalent service with the Company or an affiliate (including service with the Company’s predecessor companies), then (i) the vested portion of such Optionee’s SAR shall be determined by adding 12 months to the length of his or her actual Service, (ii) such Optionee’s SAR shall terminate immediately as to the unvested Shares and such unvested Shares shall revert to the Plan, and (iii) such Optionee’s SAR shall be exercisable as to the vested Shares for one year after the date such individual ceases to be an Awardee Eligible to Vest or, if earlier, the expiration of the term of such SAR. Where an individual ceases to be an Awardee Eligible to Vest as a result of death, the SAR may be exercised by the beneficiary designated by the Optionee, the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the SAR under the Optionee’s will or the laws of descent or distribution. If, for any reason, the SAR is not so exercised within the time specified herein, the SAR shall automatically terminate, and the Shares covered by such SAR shall revert to the Plan.

(d) Voluntary Severance Incentive Program. If an Optionee ceases to be an Awardee Eligible to Vest as a result of participation in a voluntary severance incentive program or workforce management plan approved by the Board or a Committee, unvested SARs shall vest and SARs shall remain exercisable, to the extent permitted under applicable laws and provided by the Board or a Committee in such voluntary severance incentive program or workforce management plan. The total number of SARs that may be accelerated pursuant to this Section 6.4(d) shall be subject to the limitations of Section 2.5. Absent a specific provision for acceleration or extended exercise period, the provisions of Subsection (b) above shall apply.

6.5 Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become exercisable as to all or part of the Shares subject to such SAR if a Change in Control occurs with respect to the Company or if the Optionee’s Service is terminated without Cause after a Change in Control. In addition, acceleration of exercisability may be required under Section 10.3.

6.6 Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company consideration in the form of (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. Each SAR Agreement shall specify the amount and/or Fair Market Value of the consideration that the Optionee will receive upon exercising the SAR; provided that the aggregate consideration shall not exceed the amount by which the Fair Market Value (on the date of exercise) of the Shares subject to the SAR exceeds the Exercise Price of the SAR. If, on the date when a SAR expires, the Exercise Price of the SAR is less than the Fair Market Value of the Shares subject to the SAR on such date but any portion of the SAR has not been exercised, then the SAR shall automatically be deemed to be exercised as of such date with respect to such portion. An SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

ARTICLE 7. RESTRICTED SHARES.

7.1 Restricted Share Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical.

7.2 Number of Shares. Each Restricted Share Agreement shall specify the number of Shares to which the Agreement pertains.

7.3 Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, property, past services and future services. Within the limitations of the Plan, the Committee may accept the cancellation of outstanding options in return for the grant of Restricted Shares.

7.4 Restrictions & Conditions. The Committee may, at the time of granting Restricted Shares, impose such conditions and restrictions on the Restricted Shares as it deems appropriate; provided, however, that: (a) Section 2.4 shall apply; (b) any acceleration of vesting, other than in the case of acceleration of vesting in connection with death, Disability, retirement or Change in Control shall be subject to the limitations of Section 2.5, and (c) such conditions and restrictions may not result in the Company reacquiring from a Participant Restricted Shares that have been issued.

7.5 Effect of Change in Control. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or some of any restrictions imposed on such Restricted Shares shall be removed if a Change in Control occurs with respect to the Company or if the Participant’s Service is terminated without Cause after a Change in Control.

7.6 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders. A Restricted Share Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 8. SHARE UNITS.

8.1 Share Unit Agreement. Each grant of Share Units under the Plan shall be evidenced by a Share Unit Agreement between the recipient and the Company. Such Share Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Share Unit Agreements entered into under the Plan need not be identical.

8.2 Number of Shares. Each Share Unit Agreement shall specify the number of Shares to which the Share Unit pertains and shall provide for the adjustment of such number in accordance with Article 10. Such number shall be subject to the limitation of Section 8.4(a), if applicable.

8.3 Payment for Awards. To the extent that an Award is granted in the form of Share Units, no cash consideration shall be required of the Award recipients.

8.4 Vesting Conditions.

(a) General. Each Award of Share Units may or may not be subject to vesting, subject to Section 2.4. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Share Unit Award. The Committee may include among such conditions continued performance of Service and/or the requirement that the performance of the Company (or a Subsidiary, Affiliate or business unit of the Company) for a specified period of not less than one fiscal year equal or exceed performance targets determined by the Committee. Such targets shall be based on one or more of the criteria set forth in Appendix A, and shall be determined not later than the 90 days following commencement of the specified performance period. As to Awards with respect to which the Company desires to secure an exemption from section 162(m) of the Code, no Participant shall receive more than 400,000 Share Units subject to performance-based vesting conditions in a single fiscal year, except that a new Employee may receive up to 800,000 Share Units subject to performance-based vesting conditions in the fiscal year of the Company in which his or her Service as an Employee first commences. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 10.

(b) Cessation of Eligibility to Vest. Unless otherwise provided by the Share Unit Award, if a Participant ceases to be an Awardee Eligible to Vest, other than as a result of circumstances described in

Subsection (c) or (d) below, then all unvested Share Units subject to a Share Unit Agreement shall immediately be forfeited and shall revert to the Plan.

(c) Death, Disability or Retirement of Participant. Unless otherwise provided by the Share Unit Award, if a Participant ceases to be an Awardee Eligible to Vest as a result of the Participant’s death, Disability, or Separation from Service after age 55 with at least 15 years of full-time equivalent service with the Company or an affiliate (including service with the Company’s predecessor companies), the provisions of Subsection (b) above will apply except that the vested portion of such Participant’s Share Unit Award shall be determined by adding 12 months to the length of his or her actual Service.

(d) Voluntary Severance Incentive Program. If a Participant ceases to be an Awardee Eligible to Vest as a result of participation in a voluntary severance incentive program or workforce management plan approved by the Board or a Committee, unvested Share Units shall vest to the extent permitted under applicable laws and provided by the Board or a Committee in such voluntary severance incentive program or workforce management plan. The total number of Share Units that may be accelerated pursuant to this Section 8.4(d) shall be subject to the limitations of Section 2.5. Absent a specific provision for acceleration, the provisions of Subsection  (b) above shall apply.

8.5 Effect of Change in Control. The Committee may determine, at the time of granting Share Units or thereafter, that all or part of such Share Units shall become vested if a Change in Control occurs with respect to the Company or if the Participant’s Service is terminated without Cause after a Change in Control. In addition, acceleration of vesting may be required under Section 10.3.

8.6 Voting and Dividend Rights. The holders of Share Units shall have no voting rights. Prior to settlement or forfeiture, any Share Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Share Unit is outstanding. Dividend equivalents may be converted into additional Share Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Share Units to which they attach.

8.7 Form and Time of Settlement of Share Units. Settlement of vested Share Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Share Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Share Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Share Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Share Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Share Units is settled, the number of such Share Units shall be subject to adjustment pursuant to Article 10.

8.8 Creditors’ Rights. A holder of Share Units shall have no rights other than those of a general creditor of the Company. Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Share Unit Agreement.

ARTICLE 9. AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.

9.1 Initial Grants. In connection with joining the Board, each Outside Director shall receive:

(a) A one-time grant of an NSO covering Shares with an Accounting Value of $120,000. Such NSO shall be granted on the date when such Outside Director first joins the Board, and shall vest and become exercisable on the first anniversary of the Date of Grant; and

(b) A one-time grant of Share Units with an Accounting Value of $120,000. Such Share Units shall be granted on the date when such Outside Director first joins the Board and shall vest on the first anniversary of the Date of Grant. Settlement of vested Share Units shall be made in a lump sum on the third anniversary of the Date of Grant unless deferred to a later date. Such lump sum shall consist of a number of Shares equal to the number of vested Share Units.

An Outside Director who was previously an Employee shall not receive grants under this Section 9.1.

9.2 Annual Grants. Upon the conclusion of each regular annual meeting of the Company’s shareholders, each Outside Director who will continue serving as a member of the Board thereafter shall receive:

(a) A grant of an NSO covering Shares with an Accounting Value of $60,000. Such NSO shall vest and become exercisable quarterly over a period of four quarters from the Date of Grant; and

(b) A grant of Share Units with an Accounting Value of $60,000. Such Share Units shall vest in four equal quarterly installments over a period of four quarters from the Date of Grant. Settlement of vested Share Units shall be made in a lump sum on the third anniversary of the Date of Grant, unless deferred to a later date. Such lump sum shall consist of a number of Shares equal to the number of vested Share Units.

Notwithstanding the foregoing, no grants shall be made pursuant to this Section 9.2 in the calendar year in which the same Outside Director received grants described in Section 9.1. An Outside Director who previously was an Employee shall be eligible to receive grants under this Section 9.2.

9.3 Cessation of Eligibility to Vest. Unless otherwise provided by the Award Agreement, if an Outside Director’s Service terminates prior to the vesting date specified in such agreement other than as a result of circumstances described in Section 9.4 below, then such Director’s unvested Award shall immediately be forfeited and such unvested Shares shall revert to the Plan.

9.4 Accelerated Exercisability. All Awards granted to an Outside Director under this Article 9 shall also become exercisable in full, and Restricted Shares and Share Units shall be distributed, in the event that:

(a) Such Outside Director’s Service terminates because of death, Disability, or retirement at or after age 65;

(b) The Company is subject to a Change in Control before such Outside Director’s Service terminates; or

(c) As otherwise required by Section 10.3.

9.5 Exercise Price. The Exercise Price under all NSOs granted to an Outside Director under this Article 9 shall be equal to 100% of the Fair Market Value of a Share on the Date of Grant, payable in one of the forms described in Section 5.7(a), (b) or (c).

9.6 Term. The Option Agreement shall specify the term of the option, which shall not exceed 5 years from the Date of Grant. Each NSO granted to an Outside Director under this Article 9 shall terminate on the earlier of (a) the expiration of the term of such option or (b) the date 36 months after the termination of such Outside Director’s Service for any reason.

9.7 Affiliates of Outside Directors. The Committee may provide that the NSOs that otherwise would be granted to an Outside Director under this Article 9 shall instead be granted to an affiliate of such Outside

Director. Such affiliate shall then be deemed to be an Outside Director for purposes of the Plan, provided that the Service-related vesting and termination provisions pertaining to the NSOs shall be applied with regard to the Service of the Outside Director.

ARTICLE 10. PROTECTION AGAINST DILUTION.

10.1 Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares or a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, corresponding adjustments shall automatically be made in each of the following:

(a) The number of Options, SARs, Restricted Shares and Share Units available for future Awards under Article 3;

(b) The limitations set forth in Sections 2.5, 5.2, 6.2, 7.2 and 8.4(a);

(c) The number of Shares covered by each outstanding Option and SAR;

(d) The Exercise Price under each outstanding Option and SAR; or

(e) The number of Share Units included in any prior Award that has not yet been settled.

In the event of a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 10, a Participant shall have no rights by reason of any issuance by the Company of shares of any class or securities convertible into shares of any class, any subdivision or consolidation of shares of any class, the payment of any share dividend or any other increase or decrease in the number of shares of any class.

10.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Share Units shall terminate immediately prior to the dissolution or liquidation of the Company.

10.3 Reorganizations. In the event that the Company is a party to a merger, consolidation or amalgamation, all outstanding Awards shall be subject to the agreement of merger, consolidation or amalgamation. Such agreement shall provide for one or more of the following:

(a) The continuation of such outstanding Awards by the Company (if the Company is the surviving corporation).

(b) The assumption of such outstanding Awards by the surviving corporation or its parent, provided that the assumption of Options or SARs shall comply with sections 409A and 424(a) of the Code (whether or not the Options are ISOs).

(c) The substitution by the surviving corporation or its parent of new awards for such outstanding Awards, provided that the substitution of Options or SARs shall comply with sections 409A and 424(a) of the Code (whether or not the Options are ISOs).

(d) Full exercisability of outstanding Options and SARs and full vesting of the Shares subject to such Options and SARs, followed by the cancellation of such Options and SARs. The full exercisability of such Options and SARs and full vesting of such Shares may be contingent on the closing of such merger, consolidation or amalgamation. The Optionees shall be able to exercise such Options and SARs during a period of not less than five full business days preceding the closing date of such merger, consolidation or amalgamation, unless (i) a shorter period is required to permit a timely closing of such merger, consolidation or amalgamation and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options and

SARs. Any exercise of such Options and SARs during such period may be contingent on the closing of such merger, consolidation or amalgamation.

(e) The cancellation of outstanding Options and SARs and a payment to the Optionees equal to the excess of (i) the Fair Market Value of the Shares subject to such Options and SARs (whether or not such Options and SARs are then exercisable or such Shares are then vested) as of the closing date of such merger, consolidation or amalgamation over (ii) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Options and SARs would have become exercisable or such Shares would have vested. Such payment may be subject to vesting based on the Optionee’s continuing Service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Options and SARs would have become exercisable or such Shares would have vested. If the Exercise Price of the Shares subject to such Options and SARs exceeds the Fair Market Value of such Shares, then such Options and SARs may be cancelled without making a payment to the Optionees. For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f) The cancellation of outstanding Share Units and a payment to the Participants equal to the Fair Market Value of the Shares subject to such Share Units (whether or not such Share Units are then vested) as of the closing date of such merger, consolidation or amalgamation. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Share Units would have vested. Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Share Units would have vested. For purposes of this Subsection (f), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

ARTICLE 11. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

11.1 Effective Date. No provision of this Article 11 shall be effective unless and until the Board has determined to implement such provision.

11.2 Elections to Receive NSOs, Restricted Shares or Share Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Share Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Share Units shall be issued under the Plan. An election under this Article  11 shall be filed with the Company on the prescribed form.

11.3 Number and Terms of NSOs, Restricted Shares or Share Units. The number of NSOs, Restricted Shares or Share Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The Board shall also determine the terms of such NSOs, Restricted Shares or Share Units.

ARTICLE 12. LIMITATION ON RIGHTS.

12.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s Articles of Association and a written employment agreement (if any).

12.2 Shareholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the time when such Shares are issued. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

12.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 13. WITHHOLDING TAXES.

13.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

13.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her Such Shares shall be valued at their Fair Market Value on the date when they are withheld.

ARTICLE 14. LIMITATION ON PAYMENTS.

14.1 Scope of Limitation. This Article 14 shall apply to an Award only if:

(a) The independent auditors selected for this purpose by the Committee (the “Auditors”) determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under section 4999 of the Code), will be greater after the application of this Article 14 than it was before the application of this Article 14; or

(b) The Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Article 14 (regardless of the after-tax value of such Award to the Participant). If this Article 14 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

14.2 Basic Rule. In the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Article 14, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

14.3 Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 14, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 14 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

14.4 Overpayments and Underpayments. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an “Overpayment”) or that additional Payments which will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant that he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount that is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

14.5 Related Corporations. For purposes of this Article 14, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

ARTICLE 15. FUTURE OF THE PLAN.

15.1 Term of the Plan. The Plan shall remain in effect until the earlier of (a) the date when the Plan is terminated under Section 15.2 or (b) June 6, 2016.

15.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

15.3 Shareholder Approval. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by applicable laws, regulations or rules. The Company may, but is not required to, seek the approval (or re-approval) of the Company’s shareholders of the performance criteria set forth in Appendix A to the extent, and at such frequencies, as may be necessary to provide the full tax deductibility of performance-based Awards in accordance with Section 162(m) of the Code.

ARTICLE 16. DEFINITIONS.

16.1 “Awardee Eligible to Vest” means a Participant who is in active service with the Company or a Subsidiary or Affiliate (or who is on an approved leave of absence or taking vacation or otherwise approved flexible time off (“FTO”) in accordance with the Company’s FTO policy) on the vesting date fixed in the Award Agreement, subject to the exceptions provided in Articles 5, 7, 8 and 9. With the exception of an individual who is on an approved leave of absence or taking FTO, in no event shall an individual be considered an Awardee Eligible to Vest if and at the time the individual ceases or has ceased to perform job duties for which he or she is compensated directly by the Company or a Subsidiary or Affiliate. The foregoing shall be true in the event that the individual, prior to ceasing to perform job duties for which he or she is compensated directly by the Company or a Subsidiary or Affiliate, received or provided notice of termination (irrespective of any notice period or similar period prescribed under the laws of a jurisdiction outside the United States) whether such notice of termination or transfer is lawful or unlawful under applicable employment law or is in breach of an employment contract. Continued affiliation or relationship with the Company or a Subsidiary or Affiliate pursuant to a statutory or contractual notice period shall not constitute continuation of an individual’s status as an Awardee Eligible to Vest. In accordance with the definition above, status as an Awardee Eligible to Vest will always cease upon termination of employment with the Company or a Subsidiary or Affiliate except as provided in Articles 5, 7, 8 and 9.

16.2 “Accounting Value” means, with respect to an Award, a value calculated using the same methodology as was applied by the Company for purposes of determining the accounting charge associated with similar Awards for the fiscal period immediately preceding the date on which the subject Award is granted.

16.3 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

16.4 “Award” means any award of an Option, a SAR, a Restricted Share or a Share Unit under the Plan.

16.5 “Board” means the Company’s Board of Directors, as constituted from time to time.

16.6 “Cause” means:

(a) An unauthorized use or disclosure by the Participant of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company;

(b) A material breach by the Participant of any agreement between the Participant and the Company;

(c) A material failure by the Participant to comply with the Company’s written policies or rules;

(d) The Participant’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof or the equivalent under the applicable laws outside of the United States;

(e) The Participant’s gross negligence or willful misconduct;

(f) A continuing failure by the Participant to perform assigned duties after receiving written notification of such failure; or

(g) A failure by the Participant to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the Participant’s cooperation.

16.7 “Change in Control” means:

(a) The consummation of a merger, consolidation or amalgamation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation, amalgamation or other reorganization own immediately after such merger, consolidation, amalgamation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

(i) Had been directors of the Company on the date 24 months prior to the date of such change in the composition of the Board (the “Original Directors”); or

(ii) Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or

(d) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 30% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Subsection (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of Shares.

A transaction shall not constitute a Change in Control if its sole purpose is to change the jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

16.8 “Code” means the U.S. Internal Revenue Code of 1986, as amended.

16.9 “Committee” means a committee of the Board, as described in Article 2.

16.10 “Company” means Verigy Ltd., a Singapore corporation.

16.11 “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor.

16.12 “Date of Grant” means the latest of: (a) the date on which the Committee determines that the Option or SAR shall be granted; (b) the date on which the Optionee’s Service commences; or (c) the date on which all material terms of the Option or SAR, including (without limitation) the Exercise Price, are ascertainable; provided, however, that with respect to automatic awards to Outside Directors, “Date of Grant” means the date of such automatic award as provided in the applicable provision of this Plan.

16.13 “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

16.14 “Employee” means a full time or part time employee of the Company or any Subsidiary or Affiliate, including officers and Directors, who is treated as an employee in the personnel records of the Company or a Subsidiary or Affiliate for the relevant period, but shall exclude individuals who are classified by the Company or a Subsidiary or Affiliate as (a) leased from or otherwise employed by a third party, (b) independent contractors or (c) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. A Participant shall not cease to be an Employee in the case of (i) any vacation or sick time or otherwise approved FTO in accordance with the Company’s (or a Subsidiary’s or Affiliate’s) FTO policy or (ii) transfers between locations of the Company or between the Company and/or any Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

16.15 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

16.16 “Exercise Price,” in the case of an Option, means the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

16.17 “Fair Market Value” means the market price of Shares, determined by the Committee as follows:

(a) If the Shares are traded on Nasdaq or on a stock exchange, then the Fair Market Value shall be equal to the last sale price of the Shares on such market or exchange as of the date in question or, if the market or exchange was closed on the date in question, then the Fair Market Value will be equal to the last sale price on the last trading day immediately preceding the day in question. If the Shares are traded on more than one market or exchange, then the Fair Market Value shall be determined by reference to the primary market or exchange where the Shares trade.

(b) If foregoing provisions are not applicable, then the Committee shall determine the Fair Market Value in good faith on such basis as it deems appropriate. Such determination shall be conclusive and binding on all persons.

16.18 “ISO” means an incentive stock option described in section 422(b) of the Code.

16.19 “NSO” means a share option not described in sections 422 or 423 of the Code.

16.20 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.

16.21 “Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

16.22 “Optionee” means an individual or estate that holds an Option or SAR.

16.23 “Outside Director” means a member of the Board who is not an Employee.

16.24 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

16.25 “Participant” means an individual or estate that holds an Award.

16.26 “Plan” means this Verigy Ltd. 2006 Equity Incentive Plan, as amended from time to time.

16.27 “Replacement Awards” means Awards granted or Shares issued by the Company in the conversion, assumption, substitution, or exchange of awards previously granted under the Agilent Technologies, Inc. 1999 Stock Plan or the Agilent Technologies, Inc. 1999 Non-employee Director Stock Plan.

16.28 “Restricted Share” means a Share awarded under the Plan.

16.29 “Restricted Share Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

16.30 “SAR” means a share appreciation right granted under the Plan.

16.31 “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

16.32 “Separation from Service” shall have the meaning set forth in the regulations under Section 409A of the Code.

16.33 “Service” means service as an Employee, Outside Director or Consultant.

16.34 “Shares” means the Ordinary Shares of the Company.

16.35 “Share Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

16.36 “Share Unit Agreement” means the agreement between the Company and the recipient of a Share Unit that contains the terms, conditions and restrictions pertaining to such Share Unit.

16.37 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns shares possessing more than 50% of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

16.38 “Substitute Awards” means:

(a) Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by: (i) a company acquired by the Company; (ii) a company acquired by any Subsidiary; or (iii) a company with which the Company or any Subsidiary combines; and

(b) Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by Agilent Technologies, Inc.

Adoption and Amendment History:

Action	Date
Adopted by the Board of Directors:	June 7, 2006

Approved by the sole shareholder:	June 7, 2006

Amended by the Board of Directors to revise definition of “Fair Market Value” (Section 16.16)	August 29, 2006

Amended by the Board of Directors to add definition of Date of Grant (Section 16.12)	December 13, 2006

Amended by the Board of Directors to modify Outside Director Awards (Article 9) and miscellaneous technical amendments	April 14, 2008

Outside Director Award amendments approved by Shareholders	April 15, 2008

Amended by the Board of Directors to increase the number of reserved shares, eliminate the secondary committee and require minimum vesting	December 2, 2009

Amended by the Board of Directors to establish the Exceptions Share Reserve (Section 2.5) and related changes and to limit option buy backs (Section 5.6)	January 19, 2009

Increase in share reserve approved by the shareholders	[ * ]

*	Subject to shareholder approval at the 2010 Annual General Meeting of Shareholders.

APPENDIX A

PERFORMANCE CRITERIA FOR AWARDS

The Committee may apply any one or more of the following performance criteria, individually, alternatively or in any combination, either to the Company as a whole or to a business unit, Subsidiary or Affiliate, measured annually, quarterly or cumulatively over a period of years, either on an absolute basis or relative to a pre-established target, with respect to previous years’ results or a designated comparison group, in each case as specified by the Committee: (i) cash flow (before or after dividends), (ii) earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) share price, (iv) return on equity, (v) total shareholder return, (vi) return on capital (including return on total capital or return on invested capital), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue or net revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, (xx) customer satisfaction measures, (xxi) net order dollars, (xxii) guaranteed efficiency measures; (xxiii) service agreement renewal rates; (xxiv) service revenues as a percentage of product revenues, either with respect to one or more particular transactions or with respect to revenues as a whole; or (xxv) individual performance. To the extent consistent with section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance under a performance criterion to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary, unusual or non-recurring items.

Appendix B

VERIGY LTD.

2006 EMPLOYEE SHARES PURCHASE PLAN

(AS AMENDED DECEMBER 2, 2009)

ii

VERIGY LTD.

2006 EMPLOYEE SHARES PURCHASE PLAN

SECTION 1. PURPOSE OF THE PLAN.

The Board adopted the Plan effective as of the date of the IPO. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Shares from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify for favorable tax treatment under section 423 of the Code although the Company undertakes no obligation to maintain such qualification. In addition, this Plan document authorizes the grant of options to Eligible Employees resident outside of the United States of America pursuant to terms, rules, procedures or sub-plans adopted by the Committee (or its designate) designed to achieve tax, securities law or other Company objectives but which may not qualify under section 423 of the Code, provided that such terms, rules, procedures or sub-plans shall apply on a uniform basis to all Eligible Employees employed by a Participating Company if the grants to the Eligible Employees employed by such Participating Company are intended to qualify under section 423 of the Code.

SECTION 2. ADMINISTRATION OF THE PLAN.

(a) Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.

(b) Committee Responsibilities. The Committee shall have the authority and discretion to interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

SECTION 3. SHARES OFFERED UNDER THE PLAN.

(a) Authorized Shares. The number of Shares available for purchase under the Plan shall be 3,200,000 (subject to adjustment pursuant to Subsection (b) below).

(b) Anti-Dilution Adjustments. The aggregate number of Shares offered under the Plan, the 2,500-share limitation described in Section 8(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately for any increase or decrease in the number of outstanding Shares resulting from a subdivision or consolidation of Shares or the payment of a share dividend, any other increase or decrease in the outstanding Shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company’s stockholders, or a similar event. The determination of the basis for, and the calculation of, any such adjustment shall be made in the discretion of the Committee.

(c) Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 8, unless the Plan is continued or assumed by the surviving corporation or its parent corporation. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 4. ENROLLMENT AND PARTICIPATION.

(a) Offering Periods. While the Plan is in effect and unless otherwise determined by the Committee, two Offering Periods shall commence in each calendar year. The Offering Periods shall consist of the six-month periods commencing on each June 1 and December 1, except that:

(i) The first Offering Period under the Plan shall commence on the date of the IPO and shall end on November 30, 2006;

(ii) Prior to the commencement of any Offering Period, the Committee may in its discretion alter the length of such Offering Period, provided that an Offering Period shall in no event be longer than 27 months; and

(iii) The Committee may determine that the first Offering Period applicable to the Eligible Employees of a new Participating Company shall commence on any date specified by the Committee, provided that an Offering Period shall in no event be longer than 27 months.

(b) Enrollment at IPO. Each individual who, on the day of the IPO, qualifies as an Eligible Employee shall automatically become a Participant on such day, and shall initially be deemed to have elected a payroll deduction rate of zero. Each Participant who was automatically enrolled on the day of the IPO shall confirm their enrollment and participation level in the manner and within the time prescribed by the Company.

(c) Enrollment After IPO. In the case of any individual who qualifies as an Eligible Employee on the first day of any Offering Period other than the first Offering Period, he or she may elect to become a Participant on such day by submitting the prescribed enrollment form to the Company in the manner prescribed by the Company not later than such day. The Company may prescribe electronic enrollment procedures.

(d) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she:

(i) Reaches the end of the Offering Period in which his or her employee contributions were discontinued under Section 5(d) or 9(b);

(ii) Is deemed to withdraw from the Plan under Subsection (b) above;

(iii) Withdraws from the Plan under Section 6(a); or

(iv) Ceases to be an Eligible Employee.

A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee. In all other cases, a former Participant may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (c) above.

SECTION 5. EMPLOYEE CONTRIBUTIONS.

(a) Commencement of Payroll Deductions. A Participant may purchase Shares under the Plan solely by means of payroll deductions. Payroll deductions shall commence as soon as reasonably practicable after the Company has received the Participant’s enrollment instructions in the prescribed manner.

(b) Amount of Payroll Deductions. An Eligible Employee shall designate in the enrollment instructions the portion of his or her Compensation that he or she elects to have withheld for the purchase of Shares. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not more than 10%.

(c) Changing Withholding Rate. If a Participant wishes to change the rate of payroll withholding, he or she may do so by submitting new instructions with the Company in the prescribed manner at any time. The new withholding rate shall be effective as soon as reasonably practicable after the Company has received such instructions. The new withholding rate shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 10%.

(d) Discontinuing Payroll Deductions. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by submitting new enrollment instructions with the Company in the prescribed manner at any time. Payroll withholding shall cease as soon as reasonably practicable after the Company has received such instructions. (In addition, employee contributions may be discontinued pursuant to Section 9(b).)

A Participant who has discontinued employee contributions may resume such contributions by submitting new enrollment instructions with the Company in the prescribed manner. Payroll withholding shall resume as soon as reasonably practicable after the Company has received such instructions.

(e) Limit on Number of Elections. No Participant shall make more than three elections under Subsection (c) or (d) above during any Offering Period.

SECTION 6. WITHDRAWAL FROM THE PLAN.

(a) Withdrawal. A Participant may elect to withdraw from the Plan by submitting his or her withdrawal instructions with the Company in the prescribed manner at any time before the last day of an Offering Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

(b) Re-Enrollment After Withdrawal. A former Participant who has withdrawn from the Plan pursuant to Sections 6(a) shall not be a Participant until he or she re-enrolls in the Plan under Section 4(c). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 7. CHANGE IN EMPLOYMENT STATUS.

(a) Termination of Employment. Termination of status as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.) Determination of Eligible Employee status shall be made by the Committee in its sole discretion.

(b) Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c) Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose in the prescribed manner or, if none, to the Participant’s estate. Such designation shall be valid only if it was submitted to the Company in the prescribed manner before the Participant’s death and is otherwise valid under applicable law.

SECTION 8. PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a) Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from a Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes unless otherwise determined by the Committee in order to comply with local law. No interest shall be credited to Plan Accounts.

(b) Purchase Price. The Purchase Price for each Share purchased at the close of an Offering Period shall be the lower of:

(i) 85% of the Fair Market Value of one Share on the last trading day before the commencement of such Offering Period or, in the case of the first Offering Period under the Plan, 85% of the IPO Price; or

(ii) 85% of the Fair Market Value of one Share on the last trading day in such Offering Period.

(c) Number of Shares Purchased. As of the last day of each Offering Period, each Participant shall be deemed to have elected to purchase the number of Shares calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant shall purchase more than 2,500 Shares with respect to any Offering Period nor more than the amounts of Shares set forth in Sections 3(a) and 9(b).

(d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 3, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction. The numerator of such fraction is the number of shares that such Participant has elected to purchase, and the denominator of such fraction is the number of shares that all Participants have elected to purchase.

(e) Issuance of Shares. Shares purchased by a Participant under the Plan shall be credited to an account with the transfer agent in the name of the Participant as soon as reasonably practicable after the close of the applicable Offering Period. The Committee may provide that such shares shall initially be held for each Participant’s benefit by a broker designated by the Committee.

(f) Tax Withholding. To the extent required by applicable federal, state, local or foreign law, as determined by the Committee, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(g) Unused Cash Balances. An amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Offering Period. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 3 or Section  9(b) shall be refunded to the Participant in cash, without interest.

(h) Shareholder Approval. Any other provision of the Plan notwithstanding, no Shares shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of, and the issuance of Shares under, the Plan.

SECTION 9. LIMITATIONS ON STOCK OWNERSHIP.

(a) Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Shares under the Plan if such Participant, immediately after his or her election to purchase such Shares, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

(i) Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

(ii) Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

(iii) Each Participant shall be deemed to have the right to purchase 2,500 Shares under this Plan with respect to each Offering Period.

(b) Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall purchase Shares with a Fair Market Value in excess of the following limit:

(i) In the case of Shares purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Shares that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company);

(ii) In the case of Shares purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Shares that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the immediately preceding calendar year; or

(iii) In the case of Stock purchased during an Offering Period that commenced in the second preceding calendar year, the limit shall be equal to (A) $75,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the two preceding calendar years.

For purposes of this Subsection (b), the Fair Market Value of Shares shall be determined in each case as of the beginning of the Offering Period in which such Shares is purchased. Shares purchased under stock purchase plans not intended to qualify under section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Shares under the Plan, he or she should discontinue his or her contributions, and the Plan administrator may discontinue his or her contributions, for the remainder of the then current offering period.

SECTION 10. RIGHTS NOT TRANSFERABLE.

The rights of any Participant under the Plan, or any Participant’s interest in any Shares or monies to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11. NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 12. NO RIGHTS AS A SHAREHOLDER.

A Participant shall have no rights as a stockholder with respect to any Shares that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Offering Period and issued to the Participant.

SECTION 13. AMENDMENT OR DISCONTINUANCE.

The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 3, any increase in the aggregate number of Shares that may be issued under the

Plan shall be subject to the approval of the Company’s stockholders. In addition, any other amendment of the Plan shall be subject to the approval of the Company’s stockholders to the extent required by any applicable laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Plan shall terminate automatically 20 years after its adoption by the Board, unless (a) the Plan is extended by the Board and (b) the extension is approved within 12 months by a vote of the stockholders of the Company.

SECTION 14. COMMITTEE RULES FOR NON-U.S. JURISDICTIONS.

(a) Rules and Procedures. The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, enrollment/withdrawal procedures, conversion of local currency, payroll tax, withholding procedures and handling of evidence of stock ownership which vary with local requirements. In addition, the Committee may adopt rules regarding the payment of interest on amounts held in Plan Accounts, provided that such rules shall apply on a uniform basis to all Eligible Employees employed by a Participating Company if the grants to the Eligible Employees employed by such Participating Company are intended to qualify under section 423 of the Code.

(b) Sub-Plans. The Committee may also adopt sub-plans applicable to particular Subsidiaries, which sub-plans may be designed to be outside the scope of Code section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 3(a), but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

SECTION 15. COMPLIANCE WITH LAW.

(a) Securities Laws and Regulations. Shares shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the U.S. Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state and non-U.S. securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

(b) Governmental Approvals. This Plan and the Company’s obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

(c) Choice of Law. This Plan shall be governed by the laws of the Republic of Singapore, without regard to choice of law rules.

SECTION 16. DEFINITIONS.

(a) “Board” means the Board of Directors of the Company, as constituted from time to time.

(b) “Code” means the U.S. Internal Revenue Code of 1986, as amended.

(c) “Committee” means a committee of the Board, as described in Section 2.

(d) “Company” means Verigy Ltd., a Singapore corporation.

(e) “Compensation” means (i) the following to the extent paid in cash to a Participant by a Participating Company: salaries; base wages; commissions and other sales achievement-based compensation; shift premiums; salaries and wages paid during flexible time off, paid holidays, jury duty, bereavement periods and other approved time off; plus (ii) any pre-tax contributions made by the Participant under section 401(k) or 125 of the Code. The Committee shall determine whether a particular item is included in Compensation.”

(f) “Corporate Reorganization” means:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(g) “Eligible Employee” means any employee of a Participating Company who meets both of the following requirements:

(i) His or her customary employment is for more than five months per calendar year and for more than 20 hours per week; and

(ii) He or she has been an employee of a Participating Company for not less than three consecutive months, or such other period as the Committee may determine before the beginning of the applicable Offering Period.

The foregoing notwithstanding, (A) for the first Offering Period, the requirements of subparagraph (ii) above shall not be applicable; (B) an individual shall be considered an Eligible Employee regardless of whether the individual satisfies the requirements of Paragraphs (i) and (ii) above where so provided by the law of any country that has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that so provides; and (C) an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan, provided that the eligibility requirements of the Plan shall apply on a uniform basis to all employees of a Participating Company if the grants to the Eligible Employees employed by such Participating Company are intended to qualify under section 423 of the Code.

(h) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” means the market price of Shares, determined by the Committee as follows:

(i) If the Shares are traded on Nasdaq or on a stock exchange, then the Fair Market Value shall be equal to the last sale price of the Shares on such market or exchange as of the date in question or, if the market or exchange was closed on the date in question, then the Fair Market Value will be equal to the last sale price on the last trading day immediately preceding the day in question. If the Shares are traded on more than one market or exchange, then the Fair Market Value shall be determined by reference to the primary market or exchange where the Shares trade.

(ii) If the foregoing provisions are not applicable, then the Committee shall determine the Fair Market Value in good faith on such basis as it deems appropriate. Such determination shall be conclusive and binding on all persons.

(j) “IPO” means the effective date of the registration statement filed by the Company with the U.S. Securities and Exchange Commission for its initial offering of Shares to the public.

(k) “IPO Price” means the price at which the shares will be first offered to the public (as reflected on the cover page of the final prospectus prepared in connection with the IPO).

(l) “Offering Period” means a period with respect to which the right to purchase Shares may be granted under the Plan, as determined pursuant to Section 4(a).

(m) “Participant” means an Eligible Employee who participates in the Plan, as provided in Section 4.

(n) “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

(o) “Plan” means this Verigy Ltd. 2006 Employee Shares Purchase Plan, as it may be amended from time to time.

(p) “Plan Account” means the account established for each Participant pursuant to Section 8(a).

(q) “Purchase Price” means the price at which Participants may purchase Shares under the Plan, as determined pursuant to Section 8(b).

(r) “Shares” means the Ordinary Shares of the Company.

(s) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

ADOPTION & AMENDMENT HISTORY

Action	Date
Adopted by the Board of Directors:	June 7, 2006
Approved by the sole shareholder:	June 7, 2006
Amended by the Board of Directors to revise the definition of “Compensation” (Section 16(e))	August 29, 2006
Amended by the Board of Directors to revise definition of Fair Market Value (Section 16(i))	December 20, 2006
Amended by the Board of Directors to revise mechanics of stopping withholding when maximum level withheld (Section 9(b))	March 5, 2009
Amended by the Board of Directors to add 1,500,000 shares to the Plan	December 2, 2009
Increase in shares approved by shareholders	[*]

*	Subject to shareholder approval at the 2010 Annual General Meeting of Shareholders.

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 6, 2010

Our Annual Report and Proxy Statement are available at: http://investor.verigy.com/annual-proxy.cfm

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 014SFB 1 U PX +

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. _ Annual General Meeting Proxy Card .

+ 01 - To re-elect Mr. Eric Meurice as a director of the Board of Directors.

03 - To re-elect Dr. Claudine Simson as a director of the Board of Directors.

For Against Abstain For Against Abstain A

The Board of Directors unanimously recommends a vote FOR the Director nominees (Proposals No. 1 through 3) and FOR Proposals No. 4 through 9. This Proxy Card, when properly executed, will be voted as specified below. This Proxy Card will be voted FOR the Director nominees (Proposals No. 1 through 3) and FOR Proposals No. 4 through 9 if no specification is made. Proposals PLEASE COMPLETE SECTION A AND SIGN IN SECTION C ON THE REVERSE SIDE. (Continued on reverse side)

02 - To re-elect Mr. Steven W. Berglund as a director of the Board of Directors.

04 - To approve re-appointment of PricewaterhouseCoopers LLP to serve as the independent Singapore auditor for the fiscal year ending October 31, 2010, and to authorize the Board of Directors to fix PricewaterhouseCoopers LLP’s remuneration. 05 - To approve annual cash compensation for Verigy’s current non-employee directors for the approximately one year period commencing on the date of our 2010 Annual General Meeting of Shareholders and ending on the day immediately prior to our 2011 Annual General Meeting of Shareholders, and for each 12-month period thereafter. 06 - To approve the authorization for the Board of Directors to allot and issue ordinary shares.

07 - To approve the Share Purchase Mandate relating to the acquisition by Verigy of its own ordinary shares.

09 - To approve the amendment of the 2006 Employee Shares Purchase Plan to increase the maximum number of ordinary shares authorized for issuance thereunder by 1,500,000, from 1,700,000 ordinary shares to 3,200,000 ordinary shares. 08 - To approve the amendment of the 2006 Equity Incentive Plan to increase the maximum number of ordinary shares authorized for issuance thereunder by 3,000,000, from 10,300,000 ordinary shares to 13,300,000 ordinary shares.

10 - To transact any other business as may be properly transacted at the 2010 Annual General Meeting of Shareholders.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. _ .

Notice of 2010 Annual General Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned being a member of Verigy Ltd. (the “Company”) hereby appoints Keith L. Barnes or failing whom Robert J. Nikl or failing whom the Chairman of the Annual General Meeting as Proxy of the undersigned and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all of the ordinary shares of the Company owned by the undersigned, at the Annual General Meeting of Shareholders of the Company to be held on April 6, 2010, or at any adjournment thereof. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD.

WE MUST RECEIVE YOUR PROXY CARD NOT LESS THAN 48 HOURS PRIOR TO THE TIME OF THE MEETING IN THE ENCLOSED ENVELOPE.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below In his or her discretion, the Proxy is authorized to vote upon such other matters as may properly come before the meeting. This Proxy Card must be signed exactly as your name appears hereon.

If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signatory is a corporation,

please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signatory is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

Consent to Electronic Access.

By marking this box, I consent to access future Annual Reports and Proxy Statements of Verigy Ltd. electronically over the Internet. I understand that unless I request otherwise or revoke my consent, Verigy Ltd. will notify me when any such communications are available and how to access them. I understand that costs associated with the use of the Internet will be my responsibility. To revoke my consent, I can contact Verigy Ltd.’s transfer agent, Computershare Investor Services at 1-800-431-7723 within the US, Canada and Puerto Rico, or at

1-312-360-5193 outside of the US, Canada and Puerto Rico.

Change of Address — Please print your new address below.

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